UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the
Reg
istrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Motorola Solutions, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of

2023 ANNUAL MEETING

of Shareholders and Proxy Statement

May 16, 2023 | 9:30am CT | Virtual Meeting

MOTOROLA SOLUTIONS

Dear Fellow Motorola Solutions Shareholder:

At Motorola Solutions, we believe that safety and security are foundational to enable communities and businesses to thrive. Our technologies strengthen the intersection between public safety and enterprise security, helping to ensure the safety of millions of people around the world – from classrooms to hospitals, airports to stadiums, in the office and in our communities.

And as we see the increasing and complex nature of threats around the world, the work we do and the technologies we create are more critical than ever. We remain committed to making strategic investments, inspiring innovation and advancing the technologies that meet our customers’ unique challenges, ultimately helping to create a safer environment for all.

Most importantly, we know that it’s not only what we do, but how we do it that makes a difference to our customers and the communities we serve. Our values unite our global workforce of approximately 20,000 strong – we are inclusive, innovative, passionate, driven, accountable and partners. And we remain steadfast in our intent to embed diversity, equity and inclusion (“DEI”) across our company, from the design of our technologies to the suppliers we work with and the partnerships we establish to help recruit a diverse talent pipeline.

I’m particularly proud of our efforts throughout 2022, focused on:

•	Continuing to prioritize the safety and welfare of our people and those who we serve.

•

Investing $779 million in research and development, delivering next-generation technologies while growing our portfolio of intellectual property, which stands at approximately 6,530 granted patents with approximately 870 patents pending.

•	Diversifying the expertise of our board of directors with the addition of Dr. Ayanna Howard, adding deep expertise in artificial intelligence, robotics and human-computer interaction.

•	Incorporating additional DEI practices into our hiring to help ensure our global workforce reflects a diverse range of backgrounds and experiences.

•

Giving back to our communities with employees volunteering more than 75,000 hours and the majority of the Motorola Solutions Foundation’s $9.5 million in strategic grants directly benefiting people of color, including first responders, students and teachers.

•	Reaffirming our commitment to addressing the effects of climate change and publishing our inaugural Task Force on Climate-Related Financial Disclosures report.

•

Maintaining our disciplined and strategic approach to capital allocation, with a focus on investing for the long term and delivering superior value to shareholders, including $1.2 billion across seven acquisitions, $836 million in share repurchases and $530 million paid in dividends.

In this past year, we achieved record earnings per share, record sales in both segments and all three technologies, and ended the year with record backlog of $14.3 billion, up 6% versus a year ago. Notably, capping the year with our acquisition of Rave Mobile Safety, our total addressable market has increased to $60 billion.

The momentum of our business is strong. Our accomplishments and performance in 2022 demonstrate the value Motorola Solutions can create for its shareholders, grounded in our people-first culture and commitment to operate responsibly, while continuing to invest in the technologies that advance the future of public safety and enterprise security.

Thank you for your continued support.

Gregory Q. Brown

Chairman and CEO

PRINCIPAL EXECUTIVE OFFICES: 500 West Monroe Street Chicago, Illinois 60661

March 30, 2023

NOTICE OF 2023 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Date: Tuesday, May 16, 2023

Time: 9:30 a.m. Central Time

Virtual Meeting Site: www.virtualshareholdermeeting.com/MSI2023

This year’s virtual annual meeting (the “Annual Meeting”) will be held entirely online via live audio webcast. The Annual Meeting will begin promptly at 9:30 a.m. Central Time. For more information regarding how to attend the Annual Meeting online, please see the section titled “User’s Guide” on page 90 of this Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only attend, vote, and submit questions during the Annual Meeting by logging in at www.virtualshareholdermeeting.com/MSI2023 and entering the 16-digit control number included in their Notice of Internet Availability of Proxy Materials (the “Notice”), voting instruction form, or proxy card.

The purpose of the meeting is to:

1.	elect the eight director nominees named in this Proxy Statement for a one-year term;
2.	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023;
3.	hold a shareholder advisory vote to approve the Company’s executive compensation;
4.	hold a shareholder advisory vote to approve the frequency of the advisory vote to approve the Company’s executive compensation; and
5.	act upon such other matters as may properly come before the Annual Meeting.

Only Motorola Solutions shareholders of record at the close of business on March 17, 2023 (the “record date”) will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. The Notice, which contains instructions regarding how to access this Proxy Statement, the proxy card and the Company’s 2022 Annual Report, is first being mailed to shareholders on or about March 30, 2023. In addition, this Proxy Statement, the proxy card and the Company’s 2022 Annual Report are available at www.ProxyVote.com.

If you are a “street name” shareholder (meaning that your shares are registered in the name of your broker, bank or other nominee), you will receive instructions from such bank, broker or other nominee describing how to vote your shares.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
ONLINE BEFORE THE MEETING	BY MAIL
visit www.proxyvote.com	If you received a printed copy of the proxy card, mark, sign, date and return the proxy card using the postage-paid envelope provided.
BY TELEPHONE	ONLINE AT THE VIRTUAL ANNUAL MEETING
Use the toll-free telephone number listed on your proxy card.	Attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/MSI2023

THIS MEETING WILL TAKE PLACE ONLINE ONLY. THERE IS NO PHYSICAL LOCATION. In order to attend the meeting as a shareholder, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form.

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock, $0.01 par value per share (the “Common Stock”) of Motorola Solutions, Inc. (“we,” “our,” “Motorola Solutions,” “MSI” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/MSI2023 on Tuesday, May 16, 2023 at 9:30 a.m. Central Time, for the purposes set forth in the Notice of 2023 Virtual Annual Meeting of Shareholders. This Proxy Statement is dated March 30, 2023 and is being distributed to shareholders on or about March 30, 2023.

WHAT IS MOTOROLA SOLUTIONS?

Motorola Solutions is a global leader in public safety and enterprise security. Our technologies in Land Mobile Radio Communications (“LMR” or “LMR Communications”), Video Security and Access Control and Command Center, bolstered by managed and support services, help make communities safer and businesses stay productive and secure. We serve more than 100,000 public safety and commercial customers in over 100 countries, providing “purpose-built” solutions designed for their unique needs. Headquartered in Chicago, we have a rich heritage of innovation focusing on advancing global safety for more than 90 years that our approximately 20,000 employees continue today.

PERFORMANCE AND ACCOMPLISHMENTS

TOTAL SHAREHOLDER RETURN (in percent)

PERFORMANCE HIGHLIGHTS SINCE 2011

758.6% TOTAL SHAREHOLDER RETURN*	51% REDUCTION IN SHARE COUNT	$18.7 BILLION IN CAPITAL RETURN

*

Based on the split adjusted closing price of MSI common stock on December 31, 2010 and the closing price of MSI common stock on December 31, 2022, illustrating the growth of an initial investment of $100 on December 31, 2010, including payment of dividends.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	1

2022 HIGHLIGHTS

•  Grew sales 12% to record $9.1 billion

•  Achieved record sales in both segments and all three technologies

•  Grew backlog 6% compared to 2021, to record $14.3 billion

•  Increased quarterly dividend 11% to $0.88 per share

•  Generated $1.8 billion of operating cash flow

•  Issued $600 million of new long-term debt and repaid $275 million of outstanding long-term debt

•  Capital allocation of cash included $836 million of share repurchases and $530 million of dividends. The Company also invested approximately $1.2 billion on seven acquisitions in 2022:

•  Ava Security Limited, a provider of cloud-native video security and analytics

•  TETRA Ireland Communications Limited, the provider of Ireland’s National Digital Radio Service

•  Calipsa, Inc., a provider of cloud-native advanced video analytics

•  Videotec S.p.A., a provider of ruggedized video security solutions

•  Barrett Communications Pty Ltd, a provider of specialized radio communications

•  Futurecom Systems Group ULC, a provider of radio coverage extensions solutions

•  Rave Mobile Safety, Inc., a provider of mass notification and incident management services

•   Employees volunteered a record of more than 75,000 hours during the year

•  Met goal of partnering with at least 10% diverse and small business suppliers

•  Announced Public Safety Threat Alliance, a cybersecurity threat intelligence sharing and collaboration hub

•  Named to Fortune’s 2023 World’s Most Admired Companies and ranked No. 1 for the Network and Other Communications Equipment category

•  Named to Forbes 2022 World’s Best Employers List

•  Named to The Wall Street Journal list of 250 Best-Managed Companies

•  Named to Fast Company’s World‘s Most Innovative Companies

•  Named to Disability Equality Index Best Places to Work

  2023 ANNUAL MEETING OF SHAREHOLDERS

•	Date and Time: Tuesday, May 16, 2023, 9:30 a.m. Central Time

•	Virtual Meeting Site: www.virtualshareholdermeeting.com/MSI2023

•	Record Date: March 17, 2023

• Voting:

Shareholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

•	Online meeting only: No physical location

Items to be Voted On	Our Board’s Recommendation

Election of Eight Director Nominees Named in this Proxy Statement for a One-Year Term (page 13)	FOR

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2023 (page 37)	FOR

Advisory Approval of the Company’s Executive Compensation (page 38)	FOR

Advisory Approval of the Frequency of the Advisory Vote to Approve the Company’s Executive Compensation (page 84)	1 YEAR

2	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

DIRECTOR NOMINEE HIGHLIGHTS (page 13)					Board Committees (as of March 30, 2023)

Name	Director Since	Indep.	Other Public Co. Boards	Position	Audit	Comp.	Gov. & Nom.	Exec.

Gregory Q. Brown	2007		0	Chairman and CEO, Motorola Solutions, Inc.

Kenneth D. Denman	2017		2	General Partner, Sway Ventures

Egon P. Durban	2015		5	Co-CEO of Silver Lake

Dr. Ayanna M. Howard	2022		1	Dean of the College of Engineering at The Ohio State University

Clayton M. Jones	2015		1	Former Chairman, CEO and President, Rockwell Collins, Inc.

Judy C. Lewent	2011		0	Former EVP and CFO, Merck & Co., Inc.

Gregory K. Mondre	2015		1	Co-CEO of Silver Lake

Joseph M. Tucci	2017		1	Chairman of Bridge Growth Partners

= Chair of Committee

DIRECTOR NOMINEES STATISTICS

Independence 88%	Average Tenure 8 Years	Gender and/or Racial Diversity 38%	Average Age 62 Years

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	3

4	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

DIVERSITY OF SKILLS AND EXPERIENCE

	Gregory Q. Brown	Kenneth D. Denman	Egon P. Durban	Dr. Ayanna M. Howard	Clayton M. Jones	Judy C. Lewent	Gregory K. Mondre	Joseph M. Tucci

Independence		✓	✓	✓	✓	✓	✓	✓

Gender and/or racial diversity		✓		✓		✓

Relevant industry experience	✓	✓	✓	✓	✓		✓	✓

Public Company CEO, division CEO or CFO	✓	✓			✓	✓		✓

Financial and accounting expertise	✓	✓	✓	✓	✓	✓	✓	✓

Technology experience	✓	✓	✓	✓	✓	✓	✓	✓

Cybersecurity, safety and security experience	✓	✓		✓	✓

Software and services business experience	✓	✓	✓	✓			✓	✓

Global business experience	✓	✓	✓		✓	✓	✓	✓

Developing markets experience	✓	✓	✓			✓	✓	✓

Government, public policy, regulatory experience	✓			✓	✓	✓		✓

Private equity, investment banking or capital allocation experience	✓	✓	✓	✓	✓	✓	✓	✓

Public company board experience	✓	✓	✓	✓	✓	✓	✓	✓

Human capital management experience	✓	✓	✓	✓	✓	✓	✓	✓

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	5

GOVERNANCE HIGHLIGHTS (page 18)

•

Further amended and restated our amended and restated bylaws (our “Bylaws”) in November 2022 to reflect, among other items, updates to the Delaware General Corporation Law and the Securities and Exchange Commission’s (the “SEC”) adoption of the universal proxy rules

•	Revised our Board Governance Guidelines in November 2022 and February 2023 to, among other items, update our director commitment policy and update the director stock ownership requirements

•

Broad-reaching environmental, social and governance (“ESG”) program with Governance and Nominating Committee oversight of ESG matters as well as Audit Committee oversight of ESG-related risks, which included the publication of our inaugural Task Force on Climate-Related Financial Disclosures (“TCFD”) Report in 2022

•	7 of our 8 directors are independent, including all committee members

•	All members of our Audit Committee qualify as “audit committee financial experts”

•	Lead Independent Director

•	Regular executive session meetings of independent directors

•	Annual election of directors

•	Annual director self-assessment process

•	No supermajority voting provisions in our organizational documents

•	No “poison pill”

•	Robust oversight of risk

•	Director Independence Guidelines

•	Majority voting standard in uncontested director elections

•	20% threshold for shareholder right to call special meeting

•	Shareholder right to act by written consent

•	Succession planning

•	Proactive shareholder engagement

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS (page 39)

•	At the 2022 Annual Meeting of Shareholders, our shareholders approved the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015, effective as of May 17, 2022

•	Pay-for-performance and at-risk compensation

•

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy. For 2022, performance-based compensation comprised approximately 93% of the targeted annual compensation for our CEO and, on average, approximately 84% of the targeted annual compensation for our other NEOs.

•	Compensation aligned with shareholder interests

•	Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term shareholder value.

•	Emphasis on future pay opportunity vs. current pay

•

Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term shareholder interests. For 2022, long-term equity compensation comprised approximately 78% of the targeted annual compensation for our CEO and, on average, approximately 63% of the targeted annual compensation for the other NEOs.

•	Retention of independent compensation consultant

•	Annual “say on pay” vote

•	No excise tax gross-up provisions

•	A recoupment “clawback” policy for compensation paid to certain officers

•	Robust stock ownership guidelines for directors and officers

•	An anti-hedging policy

•	“Double trigger” severance benefits in the event of a change in control

•	No repricing of options without shareholder approval

•	No excessive perquisites

6	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

MOTOROLA SOLUTIONS’ ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) PROGRAM

Corporate responsibility is embedded in our strategy and operations. Our Vice President, Legal and ESG, works closely with the Executive Management ESG Governance Team (which is led by two members of our Executive Committee) to develop and implement our ESG-related strategies and programs across our global organization to shape our culture and corporate handprint. We aim for responsible and inclusive growth through our ESG program, which centers around the following six pillars:

We are proud of the various recognitions that we have received in the ESG space, such as those noted below.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	7

The following table describes our 2022 ESG highlights, organized across our six pillars:

E	Environment

•  In 2022 we published our inaugural TCFD report, providing detail on our climate-related metrics and targets, risk management, strategy and governance.

•  We implemented a new GHG calculation software tool that aims to increase data accuracy and continuously improve our carbon calculation methodology in our efforts to continuously align with the Science Based Target Initiative.

•  We are transitioning all new product packaging to 100% recyclable materials and reduced overall packaging volume by ~40% for all Watchguard products.

•  We launched a third party assessment of the environmental impact of our business travel in order to identify opportunities to reduce our carbon footprint.

•  We also increased our electric or hybrid vehicle purchases by more than 21% for our leased fleet of vehicles that we use in our business.

•  Our Green Procurement Policy is designed to encourage alternatives to the products we procure that are more energy efficient, contain more recycled content and reduce waste.

•  We updated our Supplier Code of Conduct to require our suppliers to develop an environmental impact reduction plan and begin reporting their emissions and waste.

S	Supply Chain & Procurement

•  Our commitment to providing economic opportunities to small and diverse-owned suppliers remained steadfast. We achieved our 2022 goal of partnering with at least 10% diverse and small business suppliers, and nearly doubled our partnerships with diverse and small business suppliers within our indirect procurement platform.

•  We were named one of Resilinc’s Top 30 Most Resilient Suppliers in the High Tech Industry.

•  In addition to maintaining our ISO 9001, ISO 14001, and ISO 45001 certifications, we also grew our total number of ISO certifications by a minimum of 53% at required sites.

•  We issued corporate responsibility surveys to suppliers requesting that they confirm their adherence to our diversity and labor policies.

•  We reinforce the health and safety of our supply chain by applying our Health and Safety policy to contractors and suppliers, where applicable.

8	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

S	Human Capital Management

Recruitment, Retention, and Development:

•   Across 72 countries 21,000 employees and contractors took more than 200,000 hours of training including virtual/instructor led and self paced (eLearning). eLearning grew 8% with primary consumption in cybersecurity, professional development, product technologies, and compliance courses.

•   In partnership with our talent development team and the DEI office, we launched a program to identify ways to improve transparency in our selection process as a tool for attracting and retaining expatriate talent.

•   We launched an Employee Brand Ambassador Program (“EBAP”) Champions Committee to help leverage our corporate partnerships in an effort to increase our recruiting impact in diverse, high-performing talent pools. We mobilized the EBAPs to increase outreach at a number of our recruiting events across the globe, including those held in North America, London, Warsaw, and Malaysia.

•   We created the Motorola Solutions ADVANCE HBCU Program, which is an intensive professional development workshop and hiring event for students attending a Historically Black College or University (“HBCU”).

•   We launched a DEI badging program, which advances DEI education and communication for managers, and expanded our training for managers relating to talent acquisition and development, performance management and rewards.

•   We expanded equity eligibility guidelines to allow leaders to compensate high-potential employees and provide equity to a broader population of employees.

•   WayUp included us in its Top 100 Internship Programs for 2022 with 59% diverse representation in the intern cohort (up from 50% in 2021).

•   We launched the Project Bulldog initiative with the U.S. Department of Defense SkillBridge program, which provides our hiring managers with early access to military members who are looking for on-the-job training opportunities while they prepare to retire or separate from the military and re-enter the civilian workforce. These efforts resulted in five veteran hires.

•   We scored 100 on the Disability Equality Index benchmarking tool, which helps us to build a roadmap of measurable, tangible actions in an effort to achieve disability inclusion and equality in the workplace.

Health, Safety, and Employee Wellbeing:

•   Following the outbreak of the Russia-Ukraine conflict, we formed a cross-functional core team of Krakow employees to help close to 400 Ukrainian refugees. We collected donations from employees to provide health care and food packages, transportation to temporary living facilities, and support local relief centers. We also provided some refugees with training and career counseling, and provided employees who are Ukrainian citizens with additional paid time off and financial aid.

•   We continued to offer clinics to vaccinate employees against influenza and COVID-19.

Operations:

•   We published a mid-year update of our year-end demographic data to track interim progress and included self-identification data disclosing the number of employees who self-identify as veterans, persons with disabilities, and/or LGBTQ+.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	9

S	Community Engagement

Volunteerism:

More than one in four employees across more than 40 countries volunteered in 2022, a 70% increase year over year. Employees logged more than 75,000 volunteer hours, yielding $2.3 million in value generated for charitable organizations around the world. Key initiatives included:

•   Our employees led volunteering and fundraising efforts for Pratham USA, one of the largest non-governmental education organizations in India. Through their “Read-A-Thon” program, 75 employees volunteered almost 500 hours, while employees and the Foundation collectively raised $45,000 USD for the organization, providing a year’s worth of education to over 1,800 children.

•   We contributed over 200 hours to rehab Sheck’s House, a residency facility for homeless veterans in Washington DC, replacing fences, planting, cleaning, and painting the interior.

•   Our employees rallied around mental health services for youth and support for first responders and veterans through volunteer partnerships with Hollyburn Community Services and Honour House Society in Vancouver. At both organizations, employees spent over 50 hours beautifying the grounds and building spaces for at-risk youth and veterans, respectively.

•   Employees in our Krakow office mobilized to help their Ukrainian neighbors and colleagues at the onset of the Russia-Ukraine conflict, spending thousands of hours volunteering. Key initiatives included food and clothing donation drives, incorporating volunteerism into team meetings, and translation and transportation assistance Ukrainian refugees arriving in Poland.

•   In Brazil we led a workshop for nearly 400 students about the Future of Work, covering topics such as hard/soft skills, careers and technology via a partnership with Junior Achievement São Paulo.

•   Our Penang site logged over 7,000 hours of volunteering in 2022 with a 53% participation rate, the most of any company site. The site hosted 62 volunteer and giving opportunities activities, 50 of which took place during our company’s Global Months of Service. Most, if not all, of these events were done in partnership with organizations like the American Chamber of Commerce Malaysia (AMCHAM), Malaysia Semiconductor Industry Association (MSIA) and Penang Science Cluster (PSC).

•   Our employees across 43 countries logged more than 47,000 volunteer hours during our 2022 Global Months of Service September and October. Their participation resulted in $300,000 in donations to nonprofits, many of whom serve underrepresented and underserved populations.

Donations and Charitable Giving:

The Motorola Solutions Foundation (the “Foundation”) is our charitable and philanthropic arm, which has donated more than $100 million over the last 10 years to organizations working to create safer cities and equitable thriving communities, with a focus on programs that support first responders and promote technology and engineering education. The Foundation’s giving benefits students, teachers, first responders, veterans and community members. The Foundation once again allocated the majority of its 2022 grant funding to programs that directly support people of color. Other highlights include:

•   The Foundation granted more than $12 million to more than 4,000 charitable organizations around the world. Of this, $9.5 million was awarded to more than 160 charitable organizations in 23 countries through the Foundation’s strategic grants program, which prioritizes first responder programs and technology and engineering education.

•   Through its annual grants program, the Foundation continued to strive to be a leading funder for programs that support our first responders, with notable year over year increases in strategic areas, including a:

10	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

•   22% increase in support for programs focused on first responder mental health,

•   27% increase in support for programs that promote diversity among first responders,

•   52% increase in support to frontline healthcare workers,

•   43% increase in support to programs focused on school safety, and

•   45% increase in support to programs that seek to improve police-community relations (in each case, as compared to 2021)

•   Further, the Foundation awarded $1.3 million in strategic grants to programs that support women ages 8-30 in technology and engineering education. 57% of the Foundation’s funding to technology and engineering programs supported women, while 75% directly benefited people of color.

•   On Giving Tuesday, the Foundation provided all full and part -time employees $25 to donate to an eligible charitable organization of their choice.

•   Through disaster relief grants, employee donations and Foundation matching, the Foundation and employees collectively donated nearly $500,000 to relief efforts related to the Russia-Ukraine conflict and Hurricane Ian.

S	Our Business

•  We expanded the scope and reach of our information security and privacy certifications, achieving the following ISO certifications: 27001 (information security management), 27017 (information security for cloud services), 27018 (protection of personally identifiable information in public clouds) and 27701 (privacy management system). These certifications address our Privacy and Information Security Management System governing the information assets and data processed by our development and technical engineering support operations for the products and services at 28 sites worldwide.

•  We also achieved SOC2 Type II reporting (an internal controls reporting system concerning company safeguards of customer data) for including the security, confidentiality, processing integrity, availability and privacy trust criteria across these same 28 sites.

•  In furtherance of our information security and privacy practices, we expanded our business continuity activities to achieve ISO certification to the 22301 standard for business continuity management systems at seven of our largest sites worldwide. As of the date of this Proxy Statement, an additional four sites are currently in the process of achieving the ISO 22301 certification.

•  We launched the Public Safety Threat Alliance (“PSTA”), an Information Sharing and Analysis Organization that is dedicated to providing the public safety community with relevant and actionable cyber intelligence in an effort to help them improve their cybersecurity postures. The PSTA was recognized in late 2022 by the Cybersecurity and Infrastructure Agency – an agency of the US Department of Homeland Security charged with leading the effort to enhance the security, resiliency, and reliability of the Nation’s cybersecurity and communications infrastructure.

•  Binding Corporate Rules are legally binding internal rules and policies enabling multinational companies to transfer EU personal data internally. Our Binding Corporate Rules compliance approach received regulatory approval in line with the European General Data Protection Regulations.

•  We continued to conduct internal data privacy assessments of our product offerings and continued to strive to improve our internal methods for data protection by, among other efforts, implementing a security scorecard for our employees to provide feedback regarding their individual security postures.

•  We continued to strive to increase our employee fluency in protecting against malware and cyber attacks.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	11

•  An independent third party found our Enterprise Information Security program to be a leader compared to our industry peers, when assessed against the NIST Cybersecurity Framework. We were particularly recognized for leveraging new emerging technology and innovation through automation in the Enterprise Security Program.

•  We updated our security practices with respect to acquisitions, which assisted in accelerating our integrations by approximately 80% and yielding a 80% drop in Mergers and Acquisitions (M&A) Infrastructure Integration Security cycle time.

•  In 2022, we initiated a long-term lab security project to protect Motorola Solutions’ intellectual property in non-standard security environments.

•  Two sites were added to our Integrated Management System Certification for ISO9001/ISO14001/ISO18001: Richardson, TX and Edinborough, Scotland. The Interexport business in Chile also transitioned to the MSI Global certification.

G	Governance and Compliance

•  Dr. Ayanna Howard joined our Board of Directors in February 2022, providing deep knowledge in robotics, human-computer interaction and artificial intelligence.

•  The Audit Committee and Governance and Nominating Committee of our Board were briefed on ESG-related matters at a number of their regular meetings.

•  We continued to refine our due diligence processes designed to mitigate the risk of certain products and technologies in our portfolio being used outside of their intended purpose or in a manner that results in harmful social impact, particularly in countries with a known track record of corruption or human right issues per the Transparency International Corruption Perception Index.

•  We updated several of our governance documents to, among other things, aim to remove terminology or language that could be perceived as non-inclusive.

•  In compliance with regulatory requirements and government sanctions, we suspended all sales, provision of services, and shipments of our products to Russia and Belarus.

We anticipate that our 2022 corporate responsibility report will be available on our corporate website during the summer of 2023. The information accessible through our corporate website is not incorporated by reference into and is not a part of this Proxy Statement.

12	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

OUR BOARD

PROPOSAL NO. 1 — ELECTION OF EIGHT DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT FOR A ONE-YEAR TERM

Proposal Number 1 of this Proxy Statement enables you to vote on the members of your Board.* We open the Proxy Statement with this proposal because we believe there is no more important vote than that of electing the fiduciaries who oversee Motorola Solutions on your behalf.

To inform that vote, we provide you information here on, among other topics:

•	Who our Board is – including their qualifications

•	How our Board is selected and assessed

•	How our Board governs the Company

•	How our Board is organized

•	How you can communicate with our Board

•	How our Board is compensated

WHO WE ARE – BOARD

Our Board believes that each nominee has the skills, experience and personal qualities our Board seeks in its directors, and that the combination of these nominees creates an effective and well-functioning Board, with a diversity of perspectives, viewpoints, backgrounds and professional experiences that best serves our Board, the Company and our shareholders.

Each of the nominees named below is currently a director of the Company. Each of the director nominees was elected at the Annual Meeting of Shareholders held on May 17, 2022. The ages shown are current as of the date of this Proxy Statement. Joseph M. Tucci has reached the age of 75, however, given Mr. Tucci’s extensive industry knowledge and his position as Chair of the Compensation and Leadership Committee, our Board has granted a one-year waiver of the retirement age for Mr. Tucci. Included in each nominee’s biography is a description of select key qualifications, experience and characteristics, including each nominee’s self-identified race, that led our Board to conclude that each nominee is qualified to serve as a member of our Board.

GREGORY Q. BROWN

Mr. Brown joined the Company in 2003, was appointed as Chief Executive Officer of Motorola, Inc. in January 2008, and since May 2011 has been the Chairman and Chief Executive Officer of Motorola Solutions, Inc.

Other Public Company Boards: In the last five years, Mr. Brown served on the board of Xerox Corporation from January 2017 to May 2019.

Board Committees: Executive (Chair)

Director Qualifications:

●  Public company CEO, relevant industry, technology, software and services business, and cybersecurity, safety and security experience as Chairman and CEO of the Company and former Chairman and CEO of Micromuse, Inc.

●  Financial and accounting expertise, global business, capital allocation, developing markets, government, public policy, and regulatory experience as Chairman and CEO of the Company, former chair and board member of the Federal Reserve Bank of Chicago, former Vice Chair of the U.S. – China Business Council, and former member of the President of the United States’ Management Advisory Board

●  Government, public policy, and regulatory experience as a member of The Business Council, and former member of the Business Roundtable and of the President’s National Security Telecommunications Advisory Committee (NSTAC)

●  Public company board experience

Principal Occupation: Chairman and Chief Executive Officer, Motorola Solutions, Inc.
Age: 62 Race: White Director since: 2007 Chairman since: 2011

*

The number of directors of the Company to be elected at the Annual Meeting is eight. If elected by our shareholders at the Annual Meeting, each director nominee will serve a one-year term ending at the 2024 Annual Meeting of Shareholders. Each director will hold office until such director’s respective successor is elected and qualified or until such director’s earlier death or resignation. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if any nominee is not available to serve as a director for any reason at the time of the Annual Meeting, the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors. The Board has the authority under our Bylaws to increase or decrease the size of the Board and to fill vacancies between Annual Meetings of Shareholders.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	13

KENNETH D. DENMAN

Mr. Denman is a General Partner at Sway Ventures, a venture capital firm that invests in early to mid-stage technology companies. He was the CEO and President of Emotient, Inc., a company that uses artificial intelligence to analyze facial expressions to detect emotions, from 2012 to 2016. He also served as the Chief Executive Officer of Openwave Systems Inc. from 2008 to 2011 and as a director from 2004 to 2011. He served as the Chief Executive Officer and President and director of iPass, Inc. from 2001 to 2008 and as its Chairman from 2003 to 2008. Mr. Denman is also a member of the Board of Trustees of Seattle Children’s Hospital.

Other Public Company Boards: Costco Wholesale Corporation and VMware, Inc. In the last five years, Mr. Denman served on the boards of LendingClub Corporation from July 2017 to February 2021, and Mitek Solutions, Inc. from December 2016 to December 2019.

Board Committees: Compensation and Leadership, Governance and Nominating (Chair), Executive

Director Qualifications:

●  Relevant industry and technology experience, and financial and accounting expertise as former CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●  Software and services business, cybersecurity and safety and security experience as former CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●  Public company CEO, global business, and developing markets experience as former CEO and President of iPass, Inc. and Openwave Systems, Inc.

●  Private equity, investment banking, and capital allocation experience as a General Partner of Sway Ventures

●  Public company board experience

Principal Occupation: General Partner, Sway Ventures
Age: 64 Race: Black Director since: 2017 Lead Independent Director since 2019 Independent

EGON P. DURBAN

Mr. Durban is Co-CEO and Managing Partner of Silver Lake, a global technology investment firm, and is based in the firm’s Menlo Park office. Mr. Durban joined Silver Lake in 1999 as a founding principal and was previously Managing Partner and Managing Director from January 2013 to December 2019. He has worked in the firm’s New York office, as well as its London office, which he launched and managed from 2005 to 2010.

Other Public Company Boards: Dell Technologies Inc., Endeavor Group Holdings, Inc., Qualtrics International Inc., which has signed a binding agreement (subject to customary closing conditions) to be taken private, Unity Software Inc. and VMware, Inc., which has signed a binding agreement (subject to antitrust approval) to be acquired by Broadcom. In the last five years, Mr. Durban served on the boards of Pivotal Software, Inc. from April 2018 to January 2020, SecureWorks Corp. from December 2015 to May 2020, and Twitter, Inc. from March 2020 to October 2022.

Board Committees: Compensation and Leadership

Director Qualifications:

●  Relevant industry, technology, global business, developing markets, and software and services business experience as Co-CEO of Silver Lake

●  Financial and accounting expertise and private equity, investment banking and capital allocation experience as Co-CEO of Silver Lake and as a former associate with Morgan Stanley’s Investment Banking Division

●  Public company board experience

Principal Occupation: Co-CEO, Silver Lake
Age: 49 Race: White Director since: 2015 Independent

14	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

AYANNA M. HOWARD

Dr. Howard is the dean of the College of Engineering at The Ohio State University, as well as a tenured professor in the college’s Department of Electrical and Computer Engineering with a joint appointment in Computer Science and Engineering, positions that she has held since 2021. Dr. Howard is also the founder and board president of Zyrobotics, Inc., a non-profit organization that provides AI-powered STEM tools for early childhood education. Dr. Howard held various positions at the Georgia Institute of Technology (“Georgia Tech”) from 2005 to 2021, including as the Chair of the School of Interactive Computing from 2018 to 2021, and as the Linda J. and Mark C. Smith Professor, School of Electrical & Computer Engineering from 2015 to 2021. Prior to her time at Georgia Tech, Dr. Howard worked at NASA’s Jet Propulsion Laboratory in various roles from 1993 to 2005.

Other Public Company Boards: Autodesk, Inc.

Board Committees: Audit

Director Qualifications:

●  Financial and accounting expertise and private equity, investment banking, and capital allocation experience as the founder of Zyrobotics, Inc., and from her receipt of her M.B.A. from the Drucker Graduate School of Management

●  Government, public policy and regulatory experience as the dean of the College of Engineering at The Ohio State University and former roles at NASA’s Jet Propulsion Laboratory

●  Relevant industry, technology, cybersecurity, safety and security, and software and services business experience as the founder of Zyrobotics, Inc., dean of the College of Engineering at The Ohio State University and former roles at NASA’s Jet Propulsion Laboratory

●  Public company board experience

Principal Occupation: Dean of the College of Engineering, The Ohio State University
Age: 51 Race: Black Director since: 2022 Independent

CLAYTON M. JONES

Mr. Jones served as Chairman of the Board of Rockwell Collins from 2002 through July 2014, and as Chief Executive Officer from June 2001 until his retirement in July 2013. Mr. Jones also served as President of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International, which he joined in 1979. Mr. Jones is also a U.S. Air Force veteran.

Other Public Company Boards: Deere & Company. In the last five years, Mr. Jones served on the board of Cardinal Health, Inc. from September 2012 to November 2018.

Board Committees: Audit

Director Qualifications

●  Public company CEO, financial and accounting expertise, and global business experience as former CEO of Rockwell Collins

●  Relevant industry, technology, cybersecurity, safety and security and private equity, investment banking and capital allocation experience as former CEO of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International

●  Government, public policy and regulatory experience as a former member of The Business Council, the Business Roundtable and the President’s National Security Telecommunications Advisory Committee

●  Public company board experience

Principal Occupation: Retired; Formerly Chairman, Chief Executive Officer and President, Rockwell Collins, Inc. (“Rockwell Collins”)
Age: 73 Race: White Director since: 2015 Independent

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	15

JUDY C. LEWENT

Ms. Lewent served as Chief Financial Officer of Merck, a pharmaceutical company, from 1990 until her retirement in 2007. Prior roles at Merck include Executive Vice President from 2001 to 2007 and President, Human Health Asia from 2003 to 2005.

Other Public Company Boards: In the last 5 years, Ms. Lewent served on the boards of GlaxoSmithKline plc from April 2011 to May 2021, and Thermo Fisher Scientific, Inc. from May 2008 to May 2021. Ms. Lewent also served on the board of Motorola, Inc. from May 1995 to May 2010.

Board Committees: Audit (Chair), Executive

Director Qualifications:

●  Public company CFO, financial and accounting expertise, capital allocation experience, and global business experience as the former CFO of Merck

●  Technology experience as a life member of the Massachusetts Institute of Technology

●  Developing markets experience as the former CFO of Merck and former board member of GlaxoSmithKline

●  Government, public policy, and regulatory experience as former CFO at Merck and former board member of GlaxoSmithKline and Thermo Fisher

●  Public company board experience

Principal Occupation: Retired; Formerly Executive Vice President & Chief Financial Officer, Merck & Co., Inc. (“Merck”)
Age: 74 Race: White Director since: 2011 Independent

GREGORY K. MONDRE

Mr. Mondre is Co-CEO and Managing Partner of Silver Lake, a global technology investment firm, and is based in New York. Mr. Mondre joined Silver Lake in 1999 and was previously Managing Partner and Managing Director from January 2013 to December 2019. Prior to his time at Silver Lake, Mr. Mondre was a principal at TPG, where he focused on private equity investments across a wide range of industries, with a particular focus on technology.

Other Public Company Boards: GoodRx Holdings, Inc. In the last five years, Mr. Mondre served on the boards of Expedia Group from May 2020 to October 2021, GoDaddy, Inc. from May 2014 to February 2020, and Sabre Corporation from March 2007 to December 2018.

Board Committees: Governance and Nominating

Director Qualifications:

●  Relevant industry, technology, global business, developing markets, and software and services business experience as Co-CEO of Silver Lake

●  Financial and accounting expertise and private equity, investment banking, and capital allocation experience as Co-CEO of Silver Lake and as former principal at TPG

●  Public company board experience

Principal Occupation: Co-CEO, Silver Lake
Age: 48 Race: White Director since: 2015 Independent

16	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

JOSEPH M. TUCCI

Mr. Tucci is the Chairman of Bridge Growth Partners. He is a founder, served as director from September 2016 to July 2022, and as the Co-Chairman and Co-Chief Executive Officer from September 2016 to February 2019, of GTY Technology Holdings, Inc., a software-as-a-service company that offers a cloud-based suite of solutions for the public sector in North America. Mr. Tucci was the Chairman and Chief Executive Officer of EMC Corporation, a provider of enterprise storage systems, software, and networks. He was EMC’s Chairman from January 2006 and CEO from January 2001 until September 2016, when Dell Technologies acquired the company.

Other Public Company Boards: Paychex, Inc. In the last five years, Mr. Tucci also served on the board of GTY Technology Holdings, Inc. from September 2016 to July 2022.

Board Committees: Compensation and Leadership (Chair), Governance and Nominating, Executive

Director Qualifications:

●  Public company CEO, technology, global business, software and services business experience, and financial and accounting expertise as former Chairman, CEO and President of EMC Corporation

●  Relevant industry, developing markets, and private equity experience as former Co-CEO and Co-Chairman of GTY Technology Holdings, Inc. and founding member and current Chairman of Bridge Growth Partners

●  Government, public policy, and regulatory experience as a former member of the Business Roundtable and Chair of its Task Force on Education and the Workforce and as a former member of the Technology CEO Council

●  Public company board experience

Principal Occupation: Chairman of Bridge Growth Partners
Age: 75 Race: White Director since: 2017 Independent

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE EIGHT NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH EIGHT NOMINEES AS DIRECTORS.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	17

OUR BOARD’S QUALIFICATIONS

We believe our Board should be comprised of individuals with appropriate skills and experiences to meet its board governance responsibilities and contribute effectively to the Company. Our Governance and Nominating Committee carefully considers the skills and experiences of current directors and new candidates to ensure that they meet the needs of the Company before nominating directors for election to our Board. All of our non-employee directors serve on Board committees, further supporting our Board by providing expertise to those committees. The needs of the committees also are reviewed when considering nominees to our Board. Our Board has a deep working knowledge of matters common to large companies and is comprised of individuals with a mix of skills and qualifications which include:

•	Independence: Seven of eight director nominees

•	Gender and/or racial diversity: Three of eight director nominees

•	Relevant industry experience: Seven of eight director nominees

•	Public company CEO, division CEO or CFO: Five of eight director nominees

•	Financial and accounting expertise: All director nominees

•	Technology experience: All director nominees

•	Cybersecurity, safety and security experience: Four of eight director nominees

•	Software and services business experience: Six of eight director nominees

•	Global business experience: Seven of eight director nominees

•	Developing markets experience: Six of eight director nominees

•	Government, public policy and regulatory experience: Five of eight director nominees

•	Private equity, investment banking or capital allocation experience: All director nominees

•	Public company board experience: All director nominees

•	Human capital management experience: All director nominees

Specific experience, qualifications, attributes and skills of our nominees are listed in the biographies above.

HOW OUR BOARD IS SELECTED AND ASSESSED

Director Nominating Process

The Governance and Nominating Committee recommends candidates to our Board it believes are qualified and suitable to become members of our Board. The Governance and Nominating Committee also considers the performance of incumbent directors in determining whether to recommend them for re-election. The Governance and Nominating Committee considers recommendations from many sources, including members of our Board, management and search firms. From time to time, Motorola Solutions hires search firms to help identify and facilitate the screening and interview process of director candidates. In 2022, we continued our retention of Russell Reynolds to assist with this process. Russell Reynolds compiles a list of candidates (which may include candidates recommended by other search firms), evaluates each candidate and makes recommendations to the Governance and Nominating Committee. They screen candidates based on our Board’s criteria, perform reference checks, prepare a biography of each candidate for the Governance and Nominating Committee’s review and help arrange interviews if necessary. The Governance and Nominating Committee and the Chairman of the Board will conduct interviews with candidates who meet our Board’s criteria. Subject to the requirements set forth below in the section of this Proxy Statement titled “Agreement with Silver Lake” on page 20, the Governance and Nominating Committee has full discretion in considering potential candidates and making its nominations to our Board.

In connection with the Investment Agreement (as defined herein) entered into with affiliates of Silver Lake, Messrs. Durban and Mondre are Silver Lake designees on the Company’s slate of nominees for election to the Board. For more information, see the section of this Proxy Statement titled “Agreement with Silver Lake” on page 20.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions shareholders as described below. A description of certain considerations our Governance and Nominating Committee reviews in evaluating director nominees is described in “Skills, Experience, and Commitment to Diversity” on page 19 of this Proxy Statement. A shareholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications in writing to Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. Our Secretary will forward all recommendations received to the Chair of our Governance and Nominating Committee for discussion and consideration. A shareholder who wishes to directly nominate an individual as a director candidate, rather than recommending the individual to the Governance and Nominating Committee as a nominee, must comply with the advance notice requirements for shareholder nominations set forth in Article III, Section 13 of our Bylaws (including the requirement to provide reasonable evidence that such shareholder has complied with the requirements of Rule 14a-19 of the Securities Exchange Act, as amended (the “Exchange Act”)) or the proxy access process set forth in Article III, Section 17 of our Bylaws. See the section titled “Important Dates for the 2024 Annual Meeting” on page 94 of this Proxy Statement for further information on these procedures.

18	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

Governance and Nominating Committee Director Commitment Level Assessment

Our Board recognizes that a robust evaluation and assessment process is an essential component of strong corporate governance practices and promoting Board effectiveness. The Governance and Nominating Committee oversees an annual assessment of our director nominees of director commitment levels with respect to service on other public company boards. We revised our director commitment policy in our Board Governance Guidelines in November 2022 to provide that the Chairman of the Board and the Lead Independent Director may serve on no more than four public boards (including our own, unless the Chairman of the Board is a “named executive officer,” in which case such limit shall be three public boards), and all other director nominees may serve on no more than five public boards (including our own), in each case with consideration given to public company leadership roles (the “Director Commitment Policy”).

With respect to the Governance and Nominating Committee’s annual review of director commitment levels, the Governance and Nominating Committee affirms that all director nominees other than Egon Durban are compliant with the Director Commitment Policy as of the date of this Proxy Statement. With respect to Egon Durban, the Governance and Nominating Committee assessed Mr. Durban’s commitment levels and took into account Mr. Durban’s performance on our Board, as well as the publicly announced strategic transactions with respect to Qualtrics International Inc. and VMware, Inc. We note that based solely on publicly available information, these potential strategic transactions, if consummated, are expected to be completed in 2023. Thereafter, Mr. Durban would only be serving on three other public company boards. In this respect, he therefore is expected to become compliant with the Director Commitment Policy by the end of this calendar year.

Skills, Experience, and Commitment to Diversity

Our Board seeks members with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity. Our Board believes that maintaining a diverse membership enhances our Board’s discussions and enables the Board to better represent all of the Company’s constituents. As stated in our Board Governance Guidelines, when selecting directors, our Board and the Governance and Nominating Committee review and consider many factors, including: experience in the context of the Board’s needs; integrity; leadership qualities; diversity; ability to exercise sound judgment; existing time commitments; years to retirement age; and independence. They also consider ethical standards. Our Board Governance Guidelines maintain that diversity is one of the many factors considered by our Board and the Governance and Nominating Committee when selecting director nominees. Our Board and the Governance and Nominating Committee recognize the importance of a Board representing diverse knowledge and experiences and strive to nominate directors with a variety of complementary skills, backgrounds and perspectives so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. The Governance and Nominating Committee annually assesses the effectiveness of its director nomination process and the Board Governance Guidelines.

Board Assessment and Director Peer Review and Process

Our Board recognizes that a robust evaluation and assessment process is an essential component of strong corporate governance practices and promoting Board effectiveness. The Governance and Nominating Committee oversees an annual assessment process of our director nominees. Our Board Governance Guidelines provide that, at a minimum, the annual assessment of director nominees will address the overall effectiveness, achievement of mission, discharge of responsibilities, structure, meetings, processes, relationships with management and Board and committee development. Such assessment process also includes the following steps:

1

The Governance and Nominating Committee reviews the format of the Board assessment and director peer review process as necessary to help ensure that the solicited feedback remains relevant and appropriate.

2

Each director completes an annual self-assessment of the Board and the committees on which such director serves. These self-assessments are designed to help assess the skills, qualifications, and experience represented on the Board and its committees, and to determine whether the Board and its committees are functioning effectively.

3	The results of this annual self-assessment are discussed by the full Board and each committee, as applicable, and changes to the Board’s and its committees’ practices are implemented as appropriate.

4

The Lead Independent Director also conducts a confidential director peer review process. As part of this process, the Lead Independent Director speaks with each other director individually to obtain insights regarding the contributions of other directors (and the Chairman of the Board may speak with each other director regarding the contributions of the Lead Independent Director), and to discuss issues in greater depth and obtain more targeted feedback with respect to Board, committee and individual director effectiveness.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	19

With respect to Mr. Brown, the Compensation and Leadership Committee also conducts an annual review of his performance as CEO, as described in our Board Governance Guidelines and the charter of the Compensation and Leadership Committee.

Board Refreshment

Our Board believes that a degree of Board refreshment is important to ensure that Board composition is aligned with the changing needs of the Company and the Board, and that fresh viewpoints and perspectives are regularly considered. Our Board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time that provides significant value, and therefore a significant degree of continuity year-over-year should be expected. Our current director nominee tenure as of March 30, 2023 is as follows:

DIRECTOR NOMINEE TENURE DIVERSITY	BOARD REFRESHMENT
	+6 Directors added	-5 Directors retired
over the last 8 years

Our Board does not have absolute limits on the length of time that a director may serve, but considers the tenure of directors as one of several factors in re-nomination decisions. As set forth in our Board Governance Guidelines, the Board requires that a director must offer to resign if a significant change in personal circumstances, including job responsibilities, occurs, and has established a retirement age of 75 for non-executive directors, requiring such directors to tender their resignation from the Board at the annual meeting of shareholders following their 75th birthday. Directors who are members of management will retire from the Board upon retirement from the Company. The CEO may remain on the Board after retirement from the Company with the approval of the Board. There are no additional exemptions or conditions to this retirement policy other than what is set forth in our Board Governance Guidelines. Joseph M. Tucci has reached the age of 75; however, given Mr. Tucci’s extensive industry knowledge and position as chair of the Compensation and Leadership Committee, our Board has granted a one-year waiver of the retirement age for Mr. Tucci.

While our Board believes that refreshment is an important consideration in assessing Board composition, it also believes the best interests of the Company are served by being able to take advantage of all available talent. Therefore, our Board does not make determinations with regard to its membership based solely on age or tenure.

Agreement with Silver Lake

On September 5, 2019, in connection with the Company’s continuing relationship with Silver Lake and the Company’s repurchase and settlement of the outstanding principal amount of 2.00% senior convertible notes due 2020 issued to Silver Lake, the Company entered into an investment agreement with affiliates of Silver Lake (the “Investment Agreement”), relating to the issuance to Silver Lake (references to Silver Lake in this section “Agreement with Silver Lake” refer to such affiliates of Silver Lake mentioned above) $1 billion in aggregate principal amount of 1.75% senior convertible notes due 2024 (the “2024 Notes”). The Investment Agreement provides that Silver Lake will, subject to certain conditions, continue to have rights to representation on the Board and requires that, for so long as Silver Lake has rights to nominate a director to the Board, the Company will include a Silver Lake designee on its slate of nominees for election to the Board at each of the Company’s meetings of shareholders in which directors are to be elected and to use its reasonable efforts to cause the election of such person. In addition, with respect to the voting obligations in the Investment Agreement, Silver Lake is deemed to own only shares of Common Stock that have actually been issued upon conversion or repurchase by the Company of any of the 2024 Notes. These voting obligations require Silver Lake to vote any shares of Common Stock beneficially owned by it in support of Company-nominated directors and otherwise in accordance with the recommendations of the Board. However, as of the date of this Proxy Statement, Silver Lake has not converted any of the 2024 Notes into shares, and therefore has no shares related to the 2024 Notes to vote.

For further information regarding the Investment Agreement, including a description of certain obligations and restrictions binding on the parties, as well as a copy of such Investment Agreement, please refer to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2019, and see Note 5 Debt and Credit Facilities of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

20	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

HOW OUR BOARD GOVERNS THE COMPANY

We believe that the governance tone of a company is set at the top. Our Board has:

•	Responsibility for overseeing management and providing strategic guidance

•	A belief in the steady refreshment of our Board to bring new and diverse perspectives

•	A belief in the importance of staying well informed

•	A willingness to manage risks, seize opportunities and embrace leadership

Board Governance Practices and Principles

We adhere to a number of good board governance practices and principles:

•	Governance and Nominating Committee oversight of ESG matters as well as Audit Committee oversight of ESG-related risks

•	7 of our 8 directors are independent, including all committee members

•	A Lead Independent Director

•	All members of our Audit Committee qualify as “audit committee financial experts”

•	Regular executive session meetings of independent directors

•	Annual director self-assessment process

•	Robust oversight of risk

•	Board Governance Guidelines, which we revised in November 2022 to update our director commitment policy and in February 2023 to update the director stock ownership requirements,

•	Director Independence Guidelines

Corporate Governance Practices and Principles

We maintain a strong foundation of corporate governance practices and principles:

•	Further amended and restated our Bylaws in November 2022 to reflect, among other items, updates to the Delaware General Corporation Law and the SEC’s adoption of the universal proxy rules

•	Proxy access provision in our Bylaws

•	Annual election of directors

•	No super majority voting provisions in our organizational documents

•	No “poison pill”

•	Majority voting standard in uncontested director elections

•	20% threshold for shareholder right to call special meeting

•	Shareholder right to act by written consent

•	Succession planning (for additional information, see “Human Capital Management and Succession Planning” on page 22 of this Proxy Statement)

•	Proactive shareholder engagement (for additional information, see “Shareholder Engagement” on page 24 of this Proxy Statement)

Compensation Governance Practices and Principles

We maintain a robust compensation governance framework:

•	At the 2022 Annual Meeting of Shareholders, our shareholders approved the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015, effective as of May 17, 2022

•	Pay-for-performance and at-risk compensation

•

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy. For 2022, performance-based compensation comprised approximately 93% of the targeted annual compensation for our CEO and, on average, approximately 84% of the targeted annual compensation for our other NEOs.

•	Compensation aligned with shareholder interests

•	Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term shareholder value.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	21

•	Emphasis on future pay opportunity vs. current pay

•

Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term shareholder interests. For 2022, long-term equity compensation comprised approximately 78% of the targeted annual compensation for our CEO and, on average, approximately 63% of the targeted annual compensation for the other NEOs.

•	Retention of independent compensation consultant

•	Annual “say on pay” vote

•	No excise tax gross-up provisions

•	A recoupment “clawback” policy for compensation paid to certain officers

•	Robust stock ownership guidelines for directors and officers

•	An anti-hedging policy

•	Double trigger” severance benefits in the event of a change in control

•	No repricing of options without shareholder approval

•	No excessive perquisites

Governance of Risks and Corporate Controls

We maintain comprehensive governance of risks and corporate controls:

•	Code of Business Conduct

•	Supplier Code of Conduct and regular supplier audits

•	Annual training programs for employees addressing information security, intellectual property protection and data protection and privacy

•	Anti-Human Trafficking Compliance Plan

•	Robust oversight of risk (for additional information, see “Risk Oversight” on page 22 of this Proxy Statement)

We encourage you to visit www.motorolasolutions.com/investors/corporate-governance.html to obtain more information and view our governance documents, including our Code of Business Conduct and our Board Governance Guidelines, which are publicly available on such website. The information contained on or accessible through our corporate website is not incorporated by reference into and is not a part of this Proxy Statement. Any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct will be posted on our website within four business days following the date of the amendment or waiver. There were no waivers in 2022.

Human Capital Management and Succession Planning

Our Board believes that human capital management and succession planning, including DEI initiatives, are critical to the Company’s success. Our Board’s involvement in leadership development and succession planning is ongoing throughout the year, and our Board provides input on important decisions in each of these areas. Our Board has primary responsibility for succession planning for the CEO and oversight of other senior management positions. The Compensation and Leadership Committee oversees the development of the process and will periodically report to our Board on succession planning, as described in our Board Governance Guidelines. The entire Board will work with the Compensation and Leadership Committee, or a special committee designated by our Board, to nominate and evaluate potential successors to the CEO. In 2022, our Board reviewed short and long-term succession plans for the CEO and other members of management who are part of our Executive Committee. When assessing possible CEO candidates, our Board identified skills and behavioral characteristics it considers a requirement for the Company’s CEO. Our Board evaluates these succession plans with the overall business strategy in mind. When possible, potential leaders are introduced to our Board through presentations or separate events. The Compensation and Leadership Committee is also regularly updated on key talent indicators for the overall workforce, including recruiting and attrition, diversity, equity and inclusion, and development programs.

Risk Oversight

Our approach to enterprise risk management is designed to effectively identify, assess, prioritize, mitigate, and monitor the Company’s principal risks. Management is responsible for the Company’s day-to-day risk management activities. Our Board’s role is to exercise informed risk oversight, which is done both directly and indirectly through its committees. Our Board oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the shareholders are being served. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management on such risks. Management and our Board have a robust process embedded throughout the Company to identify, analyze, manage and report all significant risks facing the Company. Our CEO and other senior managers regularly report to our Board on significant risks facing the Company, including financial, ESG, cyber-related (including cybersecurity, information security and data privacy), operational, strategic, reputational, M&A/integration and regulatory and compliance risks. Each of the Board committees reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks.

22	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

While each committee is responsible for reviewing significant risks in the committee’s area of responsibility, the entire Board is regularly informed about such risks through committee reports and presentations. The oversight of specific risks by Board committees enables the entire Board to oversee risks facing the Company more effectively and develop strategic direction taking into account the effects and magnitude of such risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

Our audit services department has a very important role in the risk management program, providing management and the Audit Committee with an overarching and objective view of the risk management activities of the Company. Audit services identifies and conducts engagements utilizing an enterprise risk management model as well as reviewing multiple external benchmarks, with the engagements spanning financial, operational, strategic and compliance risks, with a view to assessing risks over a two-year time horizon, and taking into consideration probability, impact and velocity. The engagement results assist management in maintaining acceptable risk levels. The director of audit services reports directly to the Audit Committee as well as the Chief Financial Officer and meets regularly with the Audit Committee and its chairperson, including in executive session. In addition, we have an ethics and compliance officer who reports directly to the General Counsel and who meets regularly with the Audit Committee and its chairperson, including in executive session.

Additional detail regarding the manners in which our Board and its committees undertake their risk oversight responsibilities include the following:

Board

•  Receives updates on our business operations, financial results, and long-range plan at its regularly-scheduled meetings

•  Monitors overall culture and risk management environment

•  Receives periodic (at least annual) updates from management regarding top-identified enterprise risks

•  Receives annual report on political contributions made by the Company and MSIPAC, a voluntary employee-funded political action committee

h	h	h

Audit Committee	Compensation and Leadership Committee	Governance and Nominating Committee

•  Reviews and considers our annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans

•   Monitors and oversees ESG-related risks, including cyber-related risks, as further described below under “Board Oversight of ESG-Related Risks” and “Board Oversight of Cyber-Related Risks”

•  Monitors independence of our external auditor

•  Reviews our annual audited financial statements and quarterly financial statements with management and our external auditor

•  Reviews risks related to regulatory and compliance matters

•  Reviews the use and consistent presentation of non-GAAP measures in our earnings releases and SEC filings

•  Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls

•  Receives annual enterprise risk management report

•  Receives quarterly report on litigation and compliance trends and an annual update on regulatory developments

•  Assesses, on an annual basis, whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by employees

•  Reviews risks related to talent acquisition, retention and development, as well as management succession

•  Monitors progress toward internal DEI initiatives

•  Conducts an annual review of our corporate governance policies and practices

•  Receives updates on emerging corporate governance issues and trends

•  Oversees annual self-assessment process for the Board and each of its committees, which includes soliciting directors’ views on our strategy and enterprise risks

•  Monitors and reviews our ESG strategy, initiatives and policies

•  Reviews quarterly expenditures for Company and MSIPAC political contributions, lobbying, and industry association memberships

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	23

Board Oversight of ESG-Related Risks

Our Board views oversight and effective management of ESG-related risks, particularly environmental and social issues and their related risks, as important to our ability to execute our strategy and achieve long-term sustainable growth. Our Board receives periodic updates on ESG topics. In addition to oversight by the full Board, our Board has delegated primary responsibility for more frequent and in-depth oversight of our ESG strategy, initiatives and policies to the Governance and Nominating Committee. The Governance and Nominating Committee receives at least semi-annual updates on topics such as DEI, environmental stewardship, human capital management and community engagement. The Governance and Nominating Committee receives such updates from our Vice President, Legal and ESG, who is also a member of our Executive Management ESG Governance Team. We formed our Executive Management ESG Governance Team in 2020 to drive decision-making on ESG strategies and initiatives, and the team is headed by two members of our Executive Committee. In addition, the Audit Committee reviews ESG-related risks as part of our enterprise risk management program, reviews our corporate responsibility report each year (along with the full Board) and receives at least semi-annual updates on ESG-related risks. In addition, in 2022 our Audit Committee reviewed the Company’s TCFD report.

Board Oversight of Cyber-Related Risks

Another area which our Board views as important to our ability to execute strategy and achieve long-term sustainable growth is oversight and effective management of cyber-related risks, including risks relating to cybersecurity, information security and data privacy. Our Board has delegated to the Audit Committee the responsibility to oversee such cyber-related risks. Specifically, subject to oversight by the full Board, the Audit Committee receives quarterly cybersecurity and information security reports, as well as an annual report that includes a review of potential digital threats and vulnerabilities and our cybersecurity, information security and data privacy framework designed to protect intellectual property, confidentiality, data integrity, and availability of critical assets and information. The Audit Committee receives this information from our head of Enterprise Information Security & Cybersecurity.

Shareholder Engagement

We recognize the value of listening to and considering the perspectives of our shareholders. Developing relationships with our shareholders is an integral part of that process and we routinely engage with, and collect feedback from, our shareholders on a variety of topics, through both our investor relations team and shareholder outreach. Our senior management team maintains regular contact with a broad base of investors, including through quarterly earnings calls and other channels of communication, to understand their concerns. In addition, we have a robust shareholder outreach program, which is a recurring effort led by a cross-functional team that includes members of our investor relations, legal, executive rewards, ESG, environmental, health and safety and Office of Ethics teams, with participation from our information technology team. In 2022, we held discussions with a diverse cross-section of our shareholders. Specifically, during the spring of 2022, we contacted our top 25 shareholders (owning approximately 57% of our outstanding stock) to collect feedback, and in the fall and winter of 2022, we offered to engage again with such top 25 shareholders (owning approximately 58% of our outstanding stock). These discussions covered various ESG, compensation, operational and financial performance matters. Recent examples of enhancements to our practices that have reflected feedback from our shareholders include updating our director commitment policy in our Board Governance Guidelines; creating a DEI website that includes, among other items, diversity data for our employees; adopting a proxy access provision in our Bylaws; reinforcing our pay-for-performance philosophy through the enhanced design of our incentive compensation programs; and emphasizing our commitment to high standards and ethics and accountability when participating in the political process through additional public disclosure of our controls, procedures, and oversight efforts. The additional disclosure of such controls, procedures, and oversight efforts may be found on our corporate website.

We are continuing our program of active shareholder engagement during fiscal year 2023, including participation at industry and investment community conferences, analyst meetings, and select one-on-one meetings with shareholders.

In addition to direct engagement, we have instituted a number of complementary mechanisms that allow shareholders to effectively communicate with the Board and management, including the policy regarding direct correspondence with individual directors and the Board as a whole described in the section entitled “How You Can Communicate with our Board” on page 29 of this Proxy Statement, a commitment to thoughtfully consider shareholder proposals submitted to the Company, an annual advisory vote to approve executive compensation, and attendance at our annual shareholder meetings. Our investor relations website (at www.motorolasolutions.com/investors.html) features substantive information and materials for the reference of our shareholders, including earnings and conference presentations, corporate governance documents, public filings, access to our ESG webpage and news releases. The information contained in or accessed through our corporate website, as described in this “Shareholder Engagement” section, is not incorporated by reference into and is not a part of this Proxy Statement.

24	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

OUR BOARD’S LEADERSHIP STRUCTURE

At the annual meeting of our Board held in May 2011, our Board combined the roles of Chairman and Chief Executive Officer and appointed Gregory Q. Brown to serve as both Chief Executive Officer and Chairman of the Board and also appointed an independent director as Lead Independent Director. Our Board regularly reviews its leadership structure and effectiveness, and reappointed Mr. Brown as Chairman of the Board and an independent director as Lead Independent Director at the annual meetings of the Board held in 2012 through 2022. The Board determined that Mr. Brown’s thorough knowledge of Motorola Solutions’ business, strategy, people, operations, competition and financial position coupled with his leadership and vision made him well positioned to chair Board meetings and bring key business and stakeholder issues to the Board’s attention. Additionally, the feedback of our directors over the years confirms that this structure of a combined Chairman and CEO and Lead Independent Director has provided for a highly conducive atmosphere for directors to exercise their responsibilities and fiduciary duties, and to enjoy adequate opportunities to thoroughly deliberate matters before the Board and to make informed and independent decisions.

The Lead Independent Director presides at all meetings of our Board at which the Chairman is not present, including the executive sessions of the Board; advises on Board meeting agendas, materials and schedules and assesses the quality, quantity and timeliness of the information provided to the Board by management to assist the Board in performing its oversight duties, including risk oversight; acts as a liaison between our independent directors and the Chairman and management by, among other things, regularly consulting with the independent directors who serve as committee chairs and making recommendations to the Company when requested by the Chairman of the Board; leads the CEO succession planning process; assists the Chairman in performing Board responsibilities as requested; if requested by major shareholders, ensures that he or she is available for consultation and direct communication as needed; and leads the confidential director peer review process and the annual assessment of our CEO, as described above on page 19 of this Proxy Statement under “Board Assessment and Director Peer Review Process.” If elected at the Annual Meeting, Mr. Denman will continue to serve as our Lead Independent Director. Mr. Denman’s extensive leadership skills as a former chairman of the board, as well as a former CEO at several companies, in addition to his experience in his past and current service as a director of public companies, ensure that he is able to exercise effective independent leadership over our Board.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	25

COMMITTEES OF THE BOARD

To assist it in carrying out its duties, our Board has delegated certain authority to several committees. Our Board currently has the following standing committees: (1) Audit, (2) Compensation and Leadership, (3) Governance and Nominating, and (4) Executive. The charters for each of the Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee are available on our website at www.motorolasolutions.com/investors/corporate-governance.html. Committee membership as of December 31, 2022, the number of meetings of each committee during 2022, and the key responsibilities of each committee and independence information are described below:

AUDIT COMMITTEE

Key Responsibilities

•   Assist the Board in fulfilling its oversight responsibilities as they relate to the integrity of the Company’s financial statements and accounting policies, internal controls, disclosure controls and procedures, financial reporting practices and legal and regulatory compliance.

2022 Meetings: 9
Judy C. Lewent (Chair) Dr. Ayanna M. Howard Clayton M. Jones

•   Engage the independent registered public accounting firm.

•   Monitor the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

•   Maintain, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent registered public accounting firm.

•   Oversee compliance with the Company’s policies for conducting business, including ethical business standards as specified in the Company’s Code of Business Conduct.

•   Review the Company’s overall financial position, asset utilization and capital structure.

•   Review the need for equity and/or debt financing and specific outside financing proposals.

•   Monitor the performance and investments of employee retirement and related funds.

•   Review the Company’s dividend payment plans and practices.

•   Prepare the report of the Audit Committee included in this Proxy Statement.

•   Review significant risk exposure as it relates to the Audit Committee’s areas of responsibilities, including ESG-related, cyber-related, financial and regulatory and compliance risk.

•   Review the Company’s quarterly and annual SEC filings and quarterly earnings releases.

Independence, Financial Expertise, and Financial Literacy

Our Board has determined that each member of the Audit Committee (as well as former member Gregory K. Mondre who served on the Audit Committee until February 15, 2022) qualifies as an independent director under the corporate governance standards of the NYSE, our Director Independence Guidelines and the additional Audit Committee independence requirements under the rules of the SEC. Our Board has also determined that each member of the Audit Committee (as well as former member Gregory K. Mondre) qualifies as an “audit committee financial expert,” as defined by SEC rules. All members of the Audit Committee are familiar with finance and accounting practices and principles and are financially literate.

26	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION AND LEADERSHIP COMMITTEE

Key Responsibilities

•   Assist the Board in overseeing the management of the Company’s human resources, including:

•   compensation and benefits programs;

•   CEO performance and compensation;

•   executive development and succession;

•   DEI efforts; and

•   evaluation of the Company’s senior management.

•   Evaluate the overall performance and approve the compensation of officers subject to Section 16 of the Exchange Act and of officers who are members of the senior leadership team.

2022 Meetings: 6
Joseph M. Tucci (Chair) Kenneth D. Denman Egon P. Durban

•   Determine and approve CEO compensation with the concurrence of the independent directors of the Board.

•   Review and discuss the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation to the Board on the inclusion of the CD&A in this Proxy Statement.

•   Prepare the report of the Compensation and Leadership Committee included in this Proxy Statement.

•   Review significant risk exposure as it relates to the Compensation and Leadership Committee’s areas of responsibilities, including compensation risk.

The Compensation and Leadership Committee may, in its reasonable discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation and Leadership Committee and, solely with respect to compensation of non-executive officer employees, to management, as appropriate.

The Compensation and Leadership Committee is supported in its work by our independent compensation consultant, Compensation Advisory Partners LLC (“CAP”). CAP provides the Compensation and Leadership Committee with information regarding market compensation and practices, assists the Compensation and Leadership Committee in the review and evaluation of such compensation and practices, carries out competitive reviews as directed by the Compensation and Leadership Committee, and advises the Compensation and Leadership Committee on executive compensation decisions and the Governance and Nominating Committee on non-employee director compensation decisions.

Independence

Our Board has determined that each member of the Compensation and Leadership Committee qualifies as an independent director under the corporate governance standards of the NYSE (including the additional Compensation and Leadership Committee requirements) and our Director Independence Guidelines. Our Board has also determined that each member of the Compensation and Leadership Committee is a “non-employee director” for purposes of Section 16 of the Exchange Act.

GOVERNANCE AND NOMINATING COMMITTEE

Key Responsibilities

•   Identify individuals qualified to become Board members, consistent with the criteria approved by the Board.

•   Recommend director nominees and individuals to fill vacant positions and to serve on committees.

•   Assist the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct and any other similar governance documents adopted by the Board.

•   Oversee the evaluation of the Board and its committees.

•   Review the independence of directors and evaluate related party transactions.

•   Oversee the governance of the Board and compensation of non-employee members of the Board.

2022 Meetings: 5
Kenneth D. Denman (Chair) Gregory K. Mondre Joseph M. Tucci

•   Review the Company’s ESG strategy, initiatives and policies.

•   Review significant risk exposure as it relates to the Governance and Nominating Committee’s areas of responsibilities.

Independence

Our Board has determined that each member of the Governance and Nominating Committee qualifies as an independent director under the corporate governance standards of the NYSE and our Director Independence Guidelines.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	27

EXECUTIVE COMMITTEE

Key Responsibilities

•   Act for the Board between meetings on matters already approved in principle by the Board.

•   Exercise the authority of the Board on specific matters assigned by the Board from time to time.

2022 Meetings: 0
Gregory Q. Brown (Chair) Kenneth D. Denman (Lead Independent Director) Judy C. Lewent Joseph M. Tucci

Attendance at Board Meetings

Our Board held five meetings during 2022. During 2022, all but two directors attended 100% of the combined total meetings of the Board and the committees on which such director served for the period for which such director served. Of the two remaining directors, one director attended 93% of such meetings, and one director attended 82% of such meetings. At the Board meetings, independent directors of the Company meet regularly in executive session led by Mr. Denman, the Lead Independent Director, and without management as required by the Board Governance Guidelines and NYSE listing standards. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board. In 2022, the non-employee independent members of the Board met in executive session five times. In addition, Board members are expected to attend the annual meeting of shareholders (virtually or in person, depending on the meeting format) as provided in the Board Governance Guidelines. All of the directors who stood for election at the 2022 Annual Meeting of Shareholders attended that meeting.

INDEPENDENCE

On March 9, 2023, our Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with our Director Independence Guidelines, that the current non-employee directors, Mr. Denman, Mr. Durban, Dr. Howard, Mr. Jones, Ms. Lewent, Mr. Mondre and Mr. Tucci, were independent during the periods in 2022 and 2023 that they were members of the Board. Mr. Brown does not qualify as an independent director because he is an executive officer of the Company. See “Motorola Solutions’ Relationship with Entities Associated with Independent Directors” below for further details.

Determining Independence

The Director Independence Guidelines include both the NYSE independence standards and additional independence standards the Board has adopted to determine if a relationship that a Board member has with the Company is material. We have adopted a stricter application of the NYSE independence standards requiring a lookback period of four years when assessing independence in connection with a director’s (i) status as an employee of the Company, (ii) direct compensation from the Company in excess of $120,000, (iii) relationship with our internal or external auditor, and (iv) employment with a company that has made payments to, or received payments from, the Company for property or services.

A complete copy of the Director Independence Guidelines is available on the Company’s website at www.motorolasolutions.com/investors/corporate-governance.html.

Motorola Solutions’ Relationship with Entities Associated with Independent Directors

When assessing independence, Ms. Lewent and Mr. Tucci had relationships with entities that were reviewed by our Board under independence standards covering contributions or payments to charitable or similar not-for-profit organizations. In addition, each of Mr. Denman, Mr. Durban, Dr. Howard, Ms. Lewent and Mr. Tucci had relationships with entities that were reviewed by our Board under independence standards covering payments to, or received from, other entities. In each case, the payments or contributions were significantly less than the NYSE independence standards or the Director Independence Guidelines adopted by our Board, or did not constitute a disqualifying event under such standards and were determined by our Board to be immaterial.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established a written policy for the review of certain related person transactions, including those that are required to be disclosed in this Proxy Statement (the “RPT Policy”). For purposes of the RPT Policy, a “related person transaction” includes, subject to certain exceptions, a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company or any of its subsidiaries was, is or will be a participant, (ii) the amount involved exceeds or will exceed $120,000, and (iii) any Related Person (as defined below) has or will have a direct or indirect material interest. The RPT Policy supplements our other conflict of interest policies set forth in the Principles of Conduct for Members of the Motorola Solutions, Inc. Board of Directors, the Code of Business Conduct for employees and our other internal procedures.

28	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

For purposes of the RPT Policy, a Related Person is defined to include directors, director nominees and executive officers of the Company since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of voting securities of the Company and members of their respective immediate families. The Governance and Nominating Committee reviews all RPT Policy matters.

The RPT Policy provides that, prior to engaging in any possible related person transaction, any such transaction is to be promptly reported to the Company’s Secretary. The Secretary will assist with gathering important information about the possible related person transaction. If the Secretary determines that such transaction is a defined “related person transaction,” then the Governance and Nominating Committee will conduct a reasonable prior review of such related person transaction. There may be circumstances where ratification of a related person transaction by the Governance and Nominating Committee is warranted if such a prior review is unreasonable.

The Governance and Nominating Committee will determine whether to approve, reject or, if necessary, ratify the related person transaction, and will prohibit such transaction if it determines it to be inconsistent with the interests of the Company and its shareholders. In making its determination, the Governance and Nominating Committee may consider: (i) whether the related person transaction is in the ordinary course of the Company’s business; (ii) whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (iii) the aggregate amount of the related person transactions; (iv) the types of goods and services provided; (v) the relationship of the Related Person to the Company; (vi) the extent of the Related Person’s interest in the related person transaction; (vii) whether the related person transaction involves a conflict of interest; and (viii) any other information regarding the related person transaction or Related Person that would be material to investors in light of the circumstances of the transaction.

Motorola Solutions had no related person transactions requiring approval or ratification under the RPT Policy since January 1, 2022.

HOW YOU CAN COMMUNICATE WITH OUR BOARD

All interested parties, including our shareholders, who wish to communicate with the Board of Directors as a whole, any individual director (including the Chairman or the Lead Independent Director), or the non-management directors as a group, may send written correspondence addressed to the attention of Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 or by email to boardofdirectors@MotorolaSolutions.com. Our Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that the Secretary otherwise determines requires the Board’s or any Board committee’s attention.

HOW WE DETERMINE DIRECTOR COMPENSATION

The Governance and Nominating Committee recommends to the Board the compensation for non-employee directors, which is to be consistent with market practices of other similarly situated companies and takes into consideration the impact on non-employee directors’ independence and objectivity. This recommendation is based, in part, on input received from CAP, the Company’s independent compensation consultant. CAP conducts compensation benchmarking regarding compensation of non-employee directors of the Company’s peer group, which results the Governance and Nominating Committee considers. Our Board has asked the Compensation and Leadership Committee to assist the Governance and Nominating Committee in making such recommendations. The charter of the Governance and Nominating Committee does not permit it to delegate director compensation matters to management, and management has no role in recommending the amount or form of director compensation.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	29

HOW OUR DIRECTORS ARE COMPENSATED

Non-employee director compensation on an annual basis is as follows:

Cash Compensation	Annual Compensation (paid quarterly)

Annual Cash Retainer	$100,000

Lead Independent Director Fee	$40,000

Audit Committee Chairperson Fee	$25,000

Compensation and Leadership Committee Chairperson Fee	$20,000

Governance and Nominating Committee Chairperson Fee	$15,000

Audit Committee Member Fee	$10,000
Equity Compensation	Annual Compensation (paid annually)

Annual Equity Grant	$220,000

During 2022, a director could elect to receive all or a portion of his or her annual cash retainer and other cash fees in the form of (i) deferred stock units (“DSUs”) that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares of Common Stock. Directors could also elect to receive the annual equity grant in the form of (i) DSUs that settle when the director terminates service, or (ii) DSUs that settle after one year (unless service is earlier terminated). These choices allow directors to engage in tax planning appropriate for their circumstances.

As previously disclosed, in February 2022, our Board approved (upon recommendation from the Governance and Nominating Committee and after considering market data from CAP) an increase to the amount of the annual equity grant for each non-employee director to $220,000 (from $190,000), with such increased amount to apply to our directors’ compensation beginning with the annual equity grant that was made in May 2022. The increase is intended to further align our director compensation with the median of the peer group used for evaluating executive compensation decisions.

On May 17, 2022, each non-employee director received his or her annual equity award in the form of a DSU award of 1,031 shares of Common Stock. The number of DSUs awarded was determined by dividing $220,000 by the fair market value of a share of Common Stock on the date of grant (rounded up to the next whole number) based on the closing price on the date of grant. For a non-employee director who becomes a member of the Board after the annual grant of DSUs, the award will be prorated based on the number of full months to be served until the next annual meeting of shareholders ($18,333.33 per month) divided by the closing price of the Common Stock on the day of election to the Board.

Non-employee directors are not eligible to participate in the Motorola Solutions Management Deferred Compensation Plan. Motorola Solutions does not have a non-equity incentive plan or pension plan for non-employee directors. Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees, or for additional work done on behalf of the Board or a committee. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings or other meetings as requested by Motorola Solutions. Mr. Brown, who was an employee during 2022, received no additional compensation for serving on the Board.

The following table further summarizes compensation paid to the non-employee directors during 2022.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	All Other Compensation ($)(4) (g)	Total ($) (h)

Kenneth D. Denman	155,000	220,005	157	375,162
Egon P. Durban	0	320,560	157	320,717
Dr. Ayanna M. Howard	100,834	220,005	144	320,983

Clayton M. Jones	110,000	220,005	157	330,162

Judy C. Lewent	125,000	220,005	157	345,162

Gregory K. Mondre	0	322,227	157	322,384

Joseph M. Tucci	120,000	220,005	157	340,162

30	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

(1)

During 2022, directors could elect to receive all or a portion of their annual cash retainer or other cash fees in the form of (i) DSUs that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares (in each case, rounded up to the next whole share). The amounts in column (b) are the portion of the annual cash retainer and any other fees the non-employee director has elected to receive in cash. The amount for Dr. Howard in column (b) is prorated to reflect her service on our Board effective as of February 15, 2022.

(2)

The non-employee directors received an annual grant of DSUs on May 17, 2022. With respect to the annual grant of equity, Messrs. Denman, Durban, Jones, Mondre and Tucci and Dr. Howard elected to receive DSUs that settle at termination of service, and Ms. Lewent elected to receive DSUs that settle at termination or after one year, whichever is earlier, and these amounts are included in column (c). All amounts in column (c) are the aggregate grant date fair value of DSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), including dividend equivalents, as applicable. The number of DSUs received, including quarterly fees elected to be received in equity, and the fair value on each date of grant are as follows:

	April 1	May 17	July 1	September 30	December 31
Directors	Deferred Stock Units	Annual Grant of Deferred Stock Units	Deferred Stock Units	Deferred Stock Units	Deferred Stock Units

Kenneth D. Denman	–	1,031	–	–	–
Fair Value		$220,005

Egon P. Durban	105	1,031	120	112	98
Fair Value	$25,005	$220,005	$25,210	$25,085	$25,256

Dr. Ayanna M. Howard	–	1,031	–	–	–
Fair Value		$220,005

Clayton M. Jones	–	1,031	–	–	–
Fair Value		$220,005

Judy C. Lewent	–	1,031	–	–	–
Fair Value		$220,005

Gregory K. Mondre	112	1,031	120	112	98
Fair Value	$26,672	$220,005	$25,210	$25,085	$25,256

Joseph M. Tucci	–	1,031	–	–	–
Fair Value		$220,005

(3)	The aggregate number of Motorola Solutions DSU awards outstanding at December 31, 2022 includes accrued dividend equivalents or shares, and is shown below:

Directors	Deferred Stock Units
Kenneth D. Denman	4,922
Egon P. Durban	19,693
Dr. Ayanna M. Howard	1,183
Clayton M. Jones	14,179
Judy C. Lewent	5,547
Gregory K. Mondre	20,027
Joseph M. Tucci	9,301

(4)

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such non-employee directors and their spouses during the year ended December 31, 2022 were approximately $1,086. The amount for Dr. Howard in column (g) is prorated to reflect her service on our Board effective as of February 15, 2022.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	31

Director Stock Ownership Guidelines

Our Board stock ownership guidelines provide that non-employee directors are expected to own Common Stock with a value equivalent to at least five times the annual cash retainer fee for directors within five years after the date of joining the Board. Directors who do not meet their stock ownership requirement within five years must hold 100% of shares acquired by them upon the vesting of their DSUs until compliance with the stock ownership requirement is achieved. Shares counted toward guideline achievement include directly owned shares, vested DSUs and unvested DSUs. For the purposes of these guidelines, Common Stock includes DSUs. As of December 31, 2022, all non-employee directors met their stock ownership requirement or are within their five-year achievement period.

32	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

OUR COMPANY

WHO WE ARE

Organization of our Business

As a global leader in public safety and enterprise security, we manage our business across principal product lines that follow our three major technologies: LMR Communications, Video and Command Center. We have invested across these three technologies, evolving our land mobile radio focus to purposefully integrate software, video security and access control solutions for public safety and enterprise customers globally. Our strategy is to generate value through the integration of critical communications, video security, access control and data and analytics. While each technology individually strives to make users safer and more productive, we believe we can enable better outcomes for our customers when we unite these technologies as one connected system. Our goal is to help remove silos between systems, unify data, streamline workflows and simplify operations for our customers. Across all three technologies, we offer cloud-based solutions, cybersecurity services, software and subscription services as well as managed and support services.

The schools we serve provide an example of our integrated technology ecosystem in action, which can be tailored to a school’s unique needs and can span the end-to-end workflow for daily school operations as well as emergencies. Video security and analytics such as license plate recognition can alert security and help identify potentially suspicious activities, influencing building access. Artificial intelligence-powered video analytics can search video footage and help locate individuals based on physical descriptions. Software can help share real-time alerts and live video feeds with school officials and public safety agencies for incident response. Voice and data communications can help notify school employees of security breaches, while mass notification and incident management platforms can help to coordinate an emergency response across school safety personnel, local law enforcement and administrators. Together, these technologies can help schools to detect, analyze, communicate and manage safety and security threats.

Our Corporate Values & Human Capital Management

At Motorola Solutions, we have a “people first” philosophy and are guided by our corporate values every day—inclusive, innovative, passionate, driven, accountable and partners. These corporate values are the fundamental beliefs that define us, guiding how we do business and the decisions we make. We are committed to a supportive, equitable and inclusive environment where employees feel engaged, connected to our business and invested in the collective success of our customers and communities.

As our driving force, our approximately 20,000 employees are drawn from all segments of our global society to make a difference for our customers. We invest in their development and training at all levels, enabling them to network, develop and grow their skills to influence the future of public safety and enterprise security.

We are driving operational changes to continuously support and promote mutual objectives of both our employees and the company, enhancing our culture and impacting business results – from our hiring practices to how we interact with our customers and suppliers.

We believe our senior leadership team, whose biographies are presented below, has the experience necessary to effectively execute our strategy, maintain our corporate values and advance our technology leadership. Our Chief Executive Officer and senior management leaders have extensive industry experience and are supported by a talented management team, committed to running our business ethically, responsibly and as a good corporate citizen to the communities in which we live and serve.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	33

OUR LEADERSHIP TEAM

Our Chief Executive Officer’s team, the management Executive Committee, is comprised of the following seven individuals as of March 30, 2023:

KAREN DUNNING

Ms. Dunning is Senior Vice President, Human Resources for Motorola Solutions, a role in which she has served since February 1, 2023. She leads the Company’s human resources, labor and employment and operations teams.

Previous Experience

Senior Vice President, Human Resources, Labor & Employment, CAO Operations and Real Estate. Ms. Dunning joined Motorola Solutions in 1985 and has held several leadership positions in strategy, business operations and engineering throughout her career with the Company.

She serves as the executive sponsor for the LGBTQ business council at Motorola Solutions.

Education

Ms. Dunning earned a bachelor’s degree in finance and a master’s degree in business administration from Florida Atlantic University.

Senior Vice President, Human Resources
Joined Motorola Solutions: 1985 Age: 67

JACK MOLLOY

Mr. Molloy is Executive Vice President and Chief Operating Officer for Motorola Solutions. He leads the Company’s worldwide sales and services organization and product development of land mobile radio and video security and access control. Mr. Molloy serves on the advisory board for Sales Benchmark Index.

Previous Experience

Executive Vice President, Products and Sales, overseeing worldwide sales and product development for land mobile radio and video security and access control; Executive Vice President, Worldwide Sales & Services, overseeing global sales, systems integration and managed and support services.

Education

Mr. Molloy earned a bachelor’s degree in marketing from Northern Illinois University and a master’s degree in business administration from Loyola University.

Executive Vice President and Chief Operating Officer
Joined Motorola Solutions: 1994 Age: 51

RAJAN NAIK

Dr. Naik is Senior Vice President, Strategy and Ventures, for Motorola Solutions. He is responsible for the corporate strategy organization, mergers and acquisitions and venture capital portfolio and competitive and market intelligence. Dr. Naik serves on the board of directors for CSG Systems International.

Previous Experience

Senior Vice President and Chief Strategy Officer, Advanced Micro Devices; Partner, Technology/Media/Telecom, McKinsey & Company.

Education

Dr. Naik earned a bachelor’s degree in engineering from Cornell University and a doctorate in engineering from the Massachusetts Institute of Technology.

Senior Vice President, Strategy and Ventures
Joined Motorola Solutions: 2015 Age: 51

34	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

JAMES NIEWIARA

Mr. Niewiara is Senior Vice President, General Counsel of Motorola Solutions, a role in which he has served since February 1, 2023. He leads the Company’s legal, government affairs, and ethics and compliance teams.

Previous Experience

Senior Vice President, Commercial Law, Litigation, Antitrust & Intellectual Property. Mr. Niewiara joined Motorola Solutions in 2008 and has held several law leadership roles at the Company. Most recently, he was responsible for overseeing the Company’s commercial legal teams as well as litigation and intellectual property. Prior to joining the Company, he spent 15 years as a commercial litigator in Chicago.

Education

Mr. Niewiara earned a bachelor’s degree in political science and economics from the University of Illinois at Urbana-Champaign and a law degree from Harvard Law School.

Senior Vice President, General Counsel
Joined Motorola Solutions: 2008 Age: 54

MAHESH SAPTHARISHI

Dr. Saptharishi is Executive Vice President and Chief Technology Officer for Motorola Solutions. He is responsible for command center software, mobile video solutions, cybersecurity, and leads the chief technology office.

Previous Experience

Senior Vice President, Software Enterprise and Mobile Video, and Chief Technology Officer; Chief Technology Officer & Senior Vice President, Software Enterprise; Senior Vice President, Chief Technology Officer; Chief Technology Officer, Senior Vice President of Avigilon. Prior to Avigilon, Dr. Saptharishi founded VideoIQ, a video analytics company that was acquired by Avigilon, as well as Broad Reach Security, which was later acquired by GE.

Education

Dr. Saptharishi earned a bachelor of science and a master of science degree in electrical and computer engineering, and a doctoral degree in artificial intelligence, from Carnegie Mellon University.

Executive Vice President and Chief Technology Officer
Joined Motorola Solutions: 2019 Age: 45

JASON WINKLER

Mr. Winkler is Executive Vice President and Chief Financial Officer for Motorola Solutions. He is responsible for the Company’s financial strategy and leads all financial functions as well as supply chain operations, procurement and information technology. Mr. Winkler is a member of the executive board of the Chicago Police Memorial Foundation.

Previous Experience

Senior Vice President, Finance; Corporate Vice President, Finance, Global Sales & Services; and Vice President and Director, North America, each for Motorola Solutions. Since joining the Company in 2001, Mr. Winkler has held a number of financial leadership positions supporting investor relations, global channel management, mergers and acquisitions and product operations.

Education

Mr. Winkler earned a bachelor’s degree in business administration from Valparaiso University and a master’s degree in business administration from the University of Chicago’s Booth School of Business.

Executive Vice President and Chief Financial Officer
Joined Motorola Solutions: 2001 Age: 49

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	35

CYNTHIA YAZDI

Ms. Yazdi is Senior Vice President, Communications & Brand for Motorola Solutions. She is responsible for supporting the Chairman and CEO of Motorola Solutions and for global communications and brand for the Company, as well as the Motorola Solutions Foundation. Ms. Yazdi serves on the board of the American Red Cross of Chicago.

Previous Experience

Senior Vice President, Chief of Staff, Marketing and Communications and Motorola Solutions Foundation. Ms. Yazdi has held a variety of leadership positions in strategy and operations roles during her 20+ year career with the Company. Prior to her role as Chief of Staff, she led product and business operations for the Asia Pacific and Middle East regions.

Education

Ms. Yazdi earned a bachelor’s degree in civil engineering from Concordia University.

Senior Vice President, Communications & Brand
Joined Motorola Solutions: 2000 Age: 58

36	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. PwC has acted in this capacity since its appointment for 2019, following a competitive proposal process that took place in 2018. We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of PwC to our shareholders for ratification as a matter of good corporate governance.

Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will have the opportunity to respond to appropriate questions from shareholders. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Services provided to the Company and its subsidiaries by PwC in fiscal years 2022 and 2021 are described under the section of the Proxy Statement on page 87 titled “Independent Registered Public Accounting Firm Fees.”

RECOMMENDATION OF THE BOARD AND THE AUDIT COMMITTEE

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	37

OUR PAY

PROPOSAL NO. 3 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement. Our Board has adopted a policy providing for annual “say on pay” advisory votes. Although the vote is non-binding, the Board and Compensation and Leadership Committee will review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, our Board encourages you to read the CD&A section of this Proxy Statement below for a detailed description of our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the CD&A:

•	We actively engage our shareholders on their views and consider this input when designing our executive compensation programs.

•

Our programs are designed to pay-for-performance, so a majority of the NEOs’ total compensation is based on the performance of the Company and 100% of their annual long-term incentives are performance-based.

•

Our executive compensation program incorporates many leading practices to ensure ongoing good governance, including a “clawback” policy, anti-hedging, stock ownership guidelines and no excise tax gross-ups.

For the reasons discussed above, our Board unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and other related disclosures in this Proxy Statement.”

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

38	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	39

SAY ON PAY VOTE RESULTS AND SHAREHOLDER ENGAGEMENT

HISTORICAL SAY ON PAY RESULTS AND BOARD RESPONSIVENESS

The Compensation and Leadership Committee (the “Committee”) strives to ensure our executive compensation program aligns with the interests of our shareholders and adheres to our pay-for-performance philosophy. Our executive compensation program, in place since 2015, has historically received very strong shareholder support. After a low level of support in 2018, we took concrete steps to understand and respond to our shareholders’ concerns. Our shareholders appreciated the level of direct responsiveness, which resulted in approximately 92% shareholder support for each of our 2019 and 2020 say on pay (“SOP”) votes. Our SOP vote received approximately 89% shareholder support in 2021 and approximately 93% support in 2022.

PROXY	2018	2019	2020	2021	2022

SOP RESULT	69.1%	92.3%	91.8%	89.4%	93.0%

After our SOP vote in 2018, our shareholders provided consistent feedback on how to improve aspects of our CEO’s pay and specific incentive program features. Based on this feedback, we made several changes in 2018 and those changes remain in place today.

2022 SHAREHOLDER ENGAGEMENT

Consistent with prior years, our shareholder engagement process in 2022 was comprehensive and continuous. Our efforts included monitoring trends, seeking input on pay practices and corporate governance, and engaging investors and shareholder groups on pay topics as well as our ESG, operational and financial performance matters. We conduct targeted outreach efforts twice a year with our largest shareholders.

Every year, our shareholders’ perspective is a critical input considered by the Committee for reviewing our pay programs and determining executive compensation. Our outreach efforts in 2022 included:

•	Spring: followed up with our top 25 shareholders from early 2022 (approximately 57% ownership) to collect feedback

•	Fall/Winter: offered to engage with our top 25 shareholders (approximately 58% ownership) to hear their perspectives

Recent examples of enhancements to our governance practices that have reflected feedback from our shareholders include: updating our director commitment policy in our Board Governance Guidelines; creating a diversity, equity and inclusion (“DEI”) website that includes, among other items, diversity data for our employees by gender and race; adopting a proxy access provision in our Bylaws; reinforcing our pay-for-performance philosophy through the enhanced design of our incentive compensation programs; and emphasizing our commitment to high standards and ethics and accountability when participating in the political process through additional public disclosure of our controls, procedures, and oversight efforts.

40	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis (the “CD&A”) describes the Company’s executive compensation philosophy and programs, which are governed by the Committee. The CD&A includes 2022 total compensation for our Named Executive Officers (“NEOs”), who are listed below. Included in our NEOs for 2022 and whose compensation is described in this CD&A is Mark S. Hacker, our former Executive Vice President, General Counsel and Chief Administrative Officer as of the date of this Proxy Statement. Mr. Hacker served in this role throughout 2022 and, on February 1, 2023, announced his retirement from the Company, effective as of December 31, 2023. Refer to “Management Transition” below for additional information.

GREGORY Q. BROWN Chairman and Chief Executive Officer	MAHESH SAPTHARISHI Executive Vice President and Chief Technology Officer

JASON J. WINKLER Executive Vice President and Chief Financial Officer	MARK S. HACKER Executive Vice President, General Counsel and Chief Administrative Officer

JOHN P. MOLLOY Executive Vice President and Chief Operating Officer

MANAGEMENT TRANSITION

On February 1, 2023, we announced that Mark S. Hacker, Executive Vice President, General Counsel and Chief Administrative Officer, decided to step down from his position and retire from the Company effective December 31, 2023. Mr. Hacker will remain employed by the Company, as Executive Vice President, from February 1, 2023 until his retirement on December 31, 2023 to ensure a smooth transition of his duties. We refer to Mr. Hacker’s title as “Executive Vice President, General Counsel and Chief Administrative Officer” throughout the “Compensation Discussion and Analysis” and “Named Executive Officer Compensation” sections of this Proxy Statement, as this was his title throughout 2022.

OUR BUSINESS

Motorola Solutions is a global leader in public safety and enterprise security. Our technologies in Land Mobile Radio Communications (“LMR” or “LMR Communications”), Video Security and Access Control and Command Center, bolstered by managed and support services, help make communities safer and businesses stay productive and secure. We serve more than 100,000 public safety and commercial customers in over 100 countries and have a rich heritage of innovation focusing on advancing global safety for more than 90 years.

KEY SOLUTIONS

LMR Communications	Video Security and Access Control	Command Center
$9.1 BILLION	~20,000 EMPLOYEES	6,500+ PATENTS

in annual sales (2022)	in 60 countries	granted

$779 MILLION	100,000+ CUSTOMERS	13,000 NETWORKS

in R&D spending (2022)	in over 100 countries	installed across the globe

HEADQUARTERS	CHAIRMAN and CEO
500 West Monroe Street Chicago, IL USA	Greg Brown

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	41

COMPANY PERFORMANCE

Our total shareholder return (“TSR”) outperformed the S&P 500 again in 2022, -4% compared to -18%, and over the past three years, 67% compared to 25%. Additionally, 2022 was another record year for other key financial metrics such as revenue, earnings per share and ending backlog.

When making compensation decisions, the Committee considers specific accomplishments in 2022, as well as how those accomplishments position us to execute against our growth and expansion strategy.

PAYING FOR PERFORMANCE

CEO Framework

Annually, individual performance objectives for Mr. Brown are established collaboratively with our Board and progress towards achieving such objectives is reviewed throughout the year. When determining Mr. Brown’s earned incentives and annual target compensation opportunities, our Board evaluates performance against four main categories:

•	Financial – revenue, earnings per share and dividends

•	Operational – backlog, customer experience and key litigation

•	Long-Term Strategic Initiatives – expansion of product and service offerings, integrated solutions and acquisitions

•	People – organizational optimization, DEI achievements, talent development and succession planning

Specific accomplishments considered for 2022 with respect to these categories are listed in the “CEO Individual Performance” section of this Proxy Statement on page 43.

In recognition of the dynamic and broad-based range of Mr. Brown’s responsibilities, we do not assign a specific weight to each category. The individual performance categories do, however, reflect the Committee’s perspective that both current year results, as well as the quality of the foundation laid for future growth, are equally worthy of consideration. Additionally, the Committee reviews the momentum of the business – multiple year trajectory of key metrics – when reviewing Mr. Brown’s performance. As a result, for example, the Committee looks at annual revenue and earnings growth as well as multi-year trends of these metrics, while also focusing on the Company’s execution of pivotal acquisitions, DEI efforts and the attraction of critical talent to the Company’s growth areas.

Short-Term Incentive Plan Results

The Executive Officer Short Term Incentive Plan (“STIP”) provides annual cash incentives to executives based on a combination of objective Company-wide financial performance targets and unique individual executive performance goals. Given the broad range of strategic activities necessary to continue driving the growth and expansion of our business, the Company performance factor is multiplied by an individual performance factor (“IPF”) to reward our executives for accomplishments beyond strong financial results. The IPF is based on the Committee’s subjective and thorough review of each NEO’s individual performance throughout the year.

42	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

Company-Wide Financial Performance in 2022

In 2022, we achieved approximately 99% of our operating plan for non-GAAP Operating Earnings (“non-GAAP OE”) and approximately 98% of our operating plan for Free Cash Flow, resulting in a Company performance factor of 0.98. Even with the challenging market conditions of 2022, influenced by events such as supply chain disruptions, the indirect impact of the Russia-Ukraine conflict, the inflationary cost environment and the continuing COVID-19 pandemic, our performance targets for 2022 remained aggressive, with a 13% increase in non-GAAP OE and a 6% increase in Free Cash Flow from our 2021 performance targets. In January 2023, the Committee approved our Company performance factor of 0.98, which included certain adjustments to account for the challenging supply chain disruptions in 2022. Specifically, adjustments related to increased material costs and prepayments required to acquire parts, primarily semiconductors.

COMPANY PERFORMANCE MEASURE	MINIMUM	TARGET	MAXIMUM	2022 RESULT	ADJUST- MENT	2022 FINAL RESULT	COMPANY PERFORMANCE FACTOR	MEASURE WEIGHT	WEIGHTED RESULT

Non-GAAP OE1 (in millions)	$2,196	$2,440	$2,684	$2,368	$50[2]	$2,418	0.97	65%	0.63

Free Cash Flow[3] (in millions)	$1,530	$1,700	$1,955	$1,567	$100[4]	$1,667	0.99	35%	0.35

TOTAL									0.98

[1]

Non-GAAP OE is our reported GAAP Operating Earnings excluding share-based compensation expenses, reorganization of business charges, intangible assets amortization expenses, tangible and intangible asset impairments, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investment and businesses, Hytera-related legal expenses, the income tax effects of significant tax matters, gains and losses on the extinguishment of debt and acquisition-related transaction fees.

[2]	Adjustment related to increased material costs to acquire parts (primarily semiconductors).
[3]	Free Cash Flow is a non-GAAP financial measure calculated as net cash provided by operating activities less capital expenditures.
[4]	Adjustment related to prepayments required to acquire parts (primarily semiconductors).

CEO Individual Performance

The Committee uses the IPF in the STIP to capture key qualitative and quantitative objectives important to the execution of annual contributions to our long-term strategies. Mr. Brown’s IPF incorporates both his individual accomplishments and his role in supporting the accomplishments of his leadership team, for which he is accountable.

Mr. Brown’s 2022 IPF of 1.4 was derived from his accomplishments under the “CEO Framework” section described above. Highlights from his accomplishments in each category are provided in the table below.

2022 ACCOMPLISHMENT HIGHLIGHTS
FINANCIAL

•   Achieved revenue growth of 12% to $9.1B, a Company record

•   Achieved LMR revenue growth of 9% to $7B, a Company record

•   Achieved Video Security and Access Control revenue growth of 24% to $1.5B, a Company record

•   Achieved Command Center revenue growth of 12% to $0.6B, a Company record

•   Achieved LMR Services revenue growth of 3% to $2.3B, a Company record

•   Achieved non-GAAP OE growth of 12% to $2.4B, a Company record

•   Achieved non-GAAP OE margin of 26%, a Company record

OPERATIONAL

•   Achieved backlog growth of 6% to $14.3B, a Company record

•   Issued $600M of long-term debt and repaid $275M of debt

•   Invested $779M in research and development and grew patent portfolio to 6,530 granted patents and 870 patents pending

•   Exited operations in Russia and Belarus within weeks of Ukraine invasion, and shipped $40M of LMR to Ukraine

•   Achieved 100% LMR system availability during Hurricane Ian

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	43

2022 ACCOMPLISHMENT HIGHLIGHTS
LONG-TERM STRATEGIC INITIATIVES

•   Launched APX N-series P25 radio

•   Launched first-ever public safety Apple CarPlay app integrated with CAD and Records

•   Announced Public Safety Threat Alliance, a cybersecurity threat intelligence sharing, collaboration and information hub

•   Opened innovation hub in Edinburgh, Scotland

•   Completed seven acquisitions totaling approximately $1.2B, including:

¡  Ava Security Limited, a provider of cloud-native video security and analytics

¡  TETRA Ireland Communications Limited, the provider of Ireland’s National Digital Radio Service

¡  Calipsa, Inc., a provider of cloud-native advanced video analytics

¡  Videotec S.p.A., a provider of ruggedized video security solutions

¡  Barrett Communications Pty Ltd, a provider of specialized radio communications

¡  Futurecom Systems Group ULC, a provider of radio coverage extension solutions

¡  Rave Mobile Safety, Inc., a provider of mass notification and incident management services

PEOPLE

•   Increased diverse representation in our workforce, including:

¡  Increase in females from 26% to 27% year over year

¡  Increase in U.S. people of color from 33% to 34% year over year

¡  Increase in female vice presidents from 25% to 28% year over year

¡  Increase in U.S. people of color vice presidents from 25% to 27% year over year

¡  50% of high-potential directors are diverse

¡  Internship program of 246 interns included 93 females and 143 people of color

•   Hired 3,521 employees and acquired 617 employees

•   Achieved record employee volunteering of more than 75,000 hours

•   310 female employees attended Society of Women Engineering conference

•   Hosted inaugural professional development and hiring event for 32 students from 6 HBCUs

•   Expanded diversity councils to eight, adding Black Inclusion & Diversity and Asian & Pacific Islanders

•   Launched several employee engagement video series, including Elevated Conversations, Ask Me Anything and Acquisitives

•   Named to Fortune’s 2023 World’s Most Admired Companies and ranked No.1 in the Network and Other Communications Equipment category

•   Named to Forbes 2022 World’s Best Employers list

•   Named to The Wall Street Journal list of 250 Best-Managed Companies

In sum, based on the accomplishments highlighted above, the Committee determined that Mr. Brown’s performance warrants application of a 1.4 IPF with respect to his 2022 STIP payout.

Other NEO Individual Performance

Other NEO individual performance objectives integrate with Mr. Brown’s objectives, as set by our Board. Mr. Brown evaluated the other NEOs’ individual performance based primarily, but not exclusively, on the same categories in the CEO framework and made the following recommendations which were approved by the Committee.

44	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

The below table includes highlights from each NEO’s many accomplishments that contributed to the Company’s success in 2022. For the purposes of this table, accomplishments have been ascribed to a specific category, though many of them impact multiple categories.

	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

WINKLER	1.4

•  Drove pricing strategy for revenue growth and profitability expansion

•  Generated operating cash flow of $1.8B

•  Obtainment of critical supply to drive revenue growth of 12%

•  Record cash collections

•  Drove the financial due diligence, purchase accounting, and operational business cases for our 7 acquisitions

•  Achieved US pension funding gap of less than $750M, lowest in our history

•  Managed short term liquidity creating interest savings

•  Drove demand planning re-alignment and Purchase Price Variance (“PPV”) process changes, resulting in significant savings

•  Optimized freight spend in a challenging environment. Developed analytics to support optimization of PPV and freight

•  Consistent quote to cash experience with customers and partners with M&A integration into our financial systems

•  Diversified our Electronic Manufacturing Services (“EMS”) strategy with 2 new EMS partners and reduced risk for portfolio and geography

•  Completed a multi-year electronics manufacturing services supply agreement and a long-term supply agreement for semiconductors

•  Issued $600M of 10-year notes and repaid $275M of upcoming 2024 coupon bonds, while adding the remainder of the proceeds to the balance sheet

•  Led analysis and decision to competitively offer stock compensation benefits to more critical roles within the company

•  Hired over 750 full-time employees, a year over year increase of 35%

•  Continued focus on diversity; U.S. people of color up 4% and global female population up 1%

•  Accelerated our DEI sourcing strategy by hiring 7 external candidates

•  Promoted and/or provided expanded roles or rotations to 37% of our directors

•  Strengthened our succession plans with critical outside hires

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	45

	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

MOLLOY	1.4

•  Grew revenue 12%

•  Grew backlog 6%

•  Achieved record revenue in both the Products and Systems Integration and Software and Services segments

•  Achieved record revenue in LMR

•  Achieved record revenue in Video Security and Access Control

•  Achieved record revenue in Command Center

•  Launched 165 new LMR products and software releases

•  Launched 92 fixed video security and access control products

•  Launched the APX NEXT N-series and XN P25 radios

•  Launched the R7 professional PCR radio

•  Drove Safety Reimagined; established reference customers in Healthcare, Energy, Manufacturing

•  Launched Critical Connect in APAC & EMEA

•  Acquired Ava Security Limited, TETRA Ireland Communications Limited, Calipsa, Inc., Videotec S.p.A., Barrett Communications Pty Ltd, Futurecom Systems Group ULC, and Rave Mobile Safety, Inc.

•  In response to Hurricane Ian, provided over 50 field service personnel to ensure customers were never without communication

•  Executive champion of Motorola Black Inclusion & Diversity Organization (“MBIDO”)

•  Executive sponsor of the People with Disabilities & Allies Council

•  Investment and sponsorship of Emerging Leadership Program

•  Restructured international operations and sales coverage model

•  Increased diversity at the vice president level by 4% year over year

•  Supported mental health and well-being through partnership with mental health coalition, One Mind at Work

46	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

SAPTHARISHI	1.4

•  Record annual orders across Command Center portfolio

•  Achieved SaaS revenue growth within the Command Center technology in excess of 2x the technology growth rate

•  Executed hybrid strategy and grew long-duration, subscription contracts

•  Over half of Body Worn Camera sales coming in aaS

•  Introduced low-cost, entry tier body-worn camera aaS in North America

•  Accelerated supply chain and manufacturing for record output

•  Established the Public Safety Threat Alliance to better respond to cyber threat intelligence, grew to 160 members

•  ActiveEye managed security services expanded LMR and command center penetration

•  Acquired Rave Mobile Safety, Inc. for mass notification and incident management

•  Launched world’s first public safety mobile application to operate within Apple CarPlay

•  Launched first-of-its-kind quick deploy L6Q LPR camera

•  Nation’s first NG911 i3 location-based call routing

•  Acquired Calipsa, Inc. and doubled the number of Calipsa cloud-connected cameras to more than 200K cameras

•  Launched AI-based natural language search and expanded natural language processing for 9-1-1 workflows

•  Advanced gun detection algorithm using hybrid cloud analytics to deliver 85% higher accuracy

•  Developed new AI features for Digital Evidence Management

•  Launched live streaming and locationing for body-worn and in-car video

•  Launched Responder Mobile as unified app with a single workflow for CAD, Records, Evidence and Situational Awareness

•  Unified the application architecture for edge devices, content management, content aggregators and workflows

•  Expanded our 3rd party ecosystem to over 400 API licenses and interfaces

•  Formed a Culture organization to enhance employee experience

•  Launched “10% time” to provide time to employees for professional development

•  Introduced an employee mentorship program for career development support

•  Established the São Paulo, Brazil software development center

•  Hosted Wellness Awareness week with daily activities for employees with focus on mental health

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	47

	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

HACKER	1.4

•  Supported completion of seven acquisitions

•  Supported issuance of $600M of 10-year notes and repayment of $275M of upcoming 2024 coupon bonds

•  Reduced real estate footprint by 500K square feet

•  Successfully advocated for legislative and regulatory outcomes that supported public safety and law enforcement at the federal, state, and local levels

•  Published inaugural TCFD report

•  Expanded equity eligibility and reinstated annual merit to enhance recruiting and reduce attrition

•  Continued successful execution of our global litigation strategy to protect our innovation and defend our intellectual property including victories against Hytera for trade secret misappropriation, patent infringement and copyright infringement

•  Led favorable settlements in long-standing litigations

•  Continued to grow our patent portfolio which currently stands at over 7,000 granted and pending patents

•  Conducted several advanced innovation sessions that generated over 1,000 new patent ideas and contributed to more than 50% of our patent pursues

•  Revamped our intellectual property policies and procedures to drive enhanced protections

•  Launched Corporate Responsibility training for product suppliers

•  Enhanced our technology regulatory compliance approach to address our next generation technologies

•  Incorporated enhanced DEI practices into our hiring to help ensure global workforce reflects a diverse range of backgrounds and experiences

•  Served as executive champion of LGBTQ+ Business Council

•  Increased diversity in our people of color to 34% and global female populations to 27%

•  Launched the first Advanced HBCU Summit, a one-day professional workshop and hiring event for students attending HBCUs

•  Expanded our participation in external diverse talent events and organizations

•  Developed support plan for employees and their families in Ukraine and Poland that were impacted by the war in Ukraine

•  Launched new manager training to reinforce our values

•  Achieved Top 100 Internship Program award for the fourth time

2022 NEO Short-Term Incentive Payouts

As detailed earlier, the Committee assessed and determined that Mr. Brown and the other NEOs largely exceeded their qualitative and quantitative individual performance objectives. To recognize and reward these achievements, the Committee approved the following IPFs and total STIP payouts for 2022.

NEO	ELIGIBLE EARNINGS[1]	STIP TARGET (%)[2]	COMPANY PERFORMANCE FACTOR	INDIVIDUAL PERFORMANCE FACTOR	STIP AWARD ($)	AWARD AS % OF TARGET

BROWN	$1,273,077	188%	0.98	1.40	$3,276,785	137%

WINKLER	$726,346	103%	0.98	1.40	$1,022,075	137%

MOLLOY	$828,654	103%	0.98	1.40	$1,166,037	137%

SAPTHARISHI	$696,923	103%	0.98	1.40	$980,672	137%

HACKER	$718,385	103%	0.98	1.40	$1,010,872	137%

[1]Eligible	earnings consists of the base salary earned during the performance period from January 1 through December 31.
[2]Each

NEO’s STIP target was prorated based on the targets from January 1-September 30, and from October 1-December 31, 2022. Mr. Brown’s target STIP for January-September was 175% and increased to 225% effective October 1, 2022. The target STIP for all other NEOs for January-September was 95% and increased to 125% effective October 1, 2022 (as described in more detail below).

48	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

Long-Term Incentive Plan Results

Our annual long-term incentive (“LTI”) program is 100 percent performance-based and provides awards in the form of performance stock units (“PSUs”), performance options (“POs”) and market stock units (“MSUs”), which are earned based on either relative TSR (in the case of PSUs and POs) or change in absolute stock price (in the case of MSUs). The annual LTI program not only rewards long-term stock price performance, but also ensures that our TSR outperforms the median of the S&P 500 in order to receive a target payout.

Long Range Incentive Plan (“LRIP”) and Performance Options

The 2020-2022 LRIP cycle and POs granted in 2020 were earned based on our TSR relative to the S&P 500 over the three-year performance period.

MSI’s three-year cumulative TSR performance of 58.8% resulted in a 78th percentile rank versus S&P 500 companies, with awards earned at 175% of target.

Our TSR calculation is defined in the “2022 Annual Compensation
Elements” section below.

2020-2022 LRIP	POs ($154.95 exercise price)
RELATIVE TSR PAYOUT SCALE (S&P 500)
PERCENTILE RANK	PAYOUT	TSR
90th - 100th Percentile	250%	87.5%
80th - 89.99th Percentile	200%	64.0%
MSI (78th Percentile)	175%	58.8%
70th - 79.99th Percentile	175%	46.8%
60th - 69.99th Percentile	150%	34.7%
55th - 59.99th Percentile	110%	29.6%
50th - 54.99th Percentile	90%	23.7%
45th - 49.99th Percentile	80%	18.9%
35th - 44.99th Percentile	50%	9.8%
30th - 34.99th Percentile	30%	5.9%
<30th Percentile	0%

Market Stock Units

One-third of the MSUs granted in 2019, 2020 and 2021 were earned in 2022 based on absolute stock price appreciation. These awards were earned at 158%, 125%, and 122% of target, respectively, with corresponding stock price appreciation.

Grant Date: March 22, 2019 3rd of 3 Tranches Earned on March 22, 2022	Grant Date: March 13, 2020 2nd of 3 Tranches Earned on March 13, 2022	Grant Date: March 8, 2021 1st of 3 Tranches Earned on March 8, 2022
Beginning stock price: $140.64 Ending stock price: $221.87	Beginning stock price: $174.73 Ending stock price: $219.49	Beginning stock price: $180.62 Ending stock price: $220.76
PAYOUT = 158% OF TARGET	PAYOUT = 125% OF TARGET	PAYOUT = 122% OF TARGET

EVOLUTION OF OUR CEO’S PAY PROGRAM

This section outlines Mr. Brown’s compensation since Motorola Solutions became a publicly traded company in January 2011. Additional detail for each component of pay, including changes from 2021 to 2022, and the corresponding rationale, can be found in the “2022 Annual Compensation Elements” section below.

2011-2022 CEO Compensation

The Committee reviews Mr. Brown’s compensation in an effort to deliver a competitive, but responsible, target compensation package. Throughout Mr. Brown’s 15 years as CEO, the Committee has exercised its discretion to both increase and decrease Mr. Brown’s target compensation, as it has deemed appropriate. For a detailed description of Mr. Brown’s employment agreement, please refer to the section of this Proxy Statement on page 71 titled “Employment Contracts.”

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	49

Since 2011, the Committee has increased Mr. Brown’s long-term compensation, more than his short-term cash compensation, resulting in a net increase to his target total compensation of 83.3% over the 12 years. During this same time, Mr. Brown has guided the Company through a significant transformation and Motorola Solutions has delivered TSR of 759%.

PAY COMPONENT	2011	2022	% CHANGE	COMMENTS

BASE SALARY	$1,200,000	$1,350,000	12.5%

In 2014, the Committee increased Mr. Brown’s base salary by $50,000 and he received an amended employment agreement, which lowered his target incentive to 150%, resulting in an 18.6% decrease to Target Total Cash. In 2018, the Committee increased Mr. Brown’s target incentive from 150% to 175%. Effective October 1, 2022, the Committee increased Mr. Brown’s base salary by $100,000 and target incentive from 175% to 225%.

STIP TARGET %	220%	225%	2.3%
TARGET TOTAL CASH	$3,840,000	$4,387,500	14.3%

LRIP	$3,000,000	$5,162,500	72.1%

Beginning with the performance cycle that ended in 2018, Mr. Brown has received his LRIP payouts in stock, thus eliminating cash from his LTI program. Beginning with the performance cycle that started in 2019, Mr. Brown’s LRIP has been denominated 100% in PSUs.

EQUITY	$4,000,000	$10,325,000	158.1%

In 2015, the Committee replaced Mr. Brown’s stock options and restricted stock units (“RSUs”) (containing a stock price hurdle) with POs and MSUs, improving the long-term performance orientation of the program.

TOTAL LTI	$7,000,000	$15,487,500	121.3%

TARGET TOTAL COMPENSATION	$10,840,000	$19,875,000	83.3%	AVERAGE ANNUAL INCREASE OVER TWELVE YEARS IS 6.9%

CEO Compensation vs. TSR

Over this 12-year period, Mr. Brown’s target compensation program has been managed to provide appropriate pay levels in relation to returns for our shareholders. An even stronger relationship holds true when considering Mr. Brown’s compensation as reported in the 2022 Summary Compensation Table on page 63 of this Proxy Statement, which, for years prior to 2021, is a mix of current year compensation and payouts related to prior years’ performance.

TARGET COMPENSATION VS. TSR	SUMMARY COMPENSATION TABLE VS. TSR

CEO 2022 LTI Pay Decisions

The Committee and our Board recognize that the retention of highly qualified leaders is critical to the Company’s continued success. Mr. Brown is a highly experienced senior leader at our Company. He joined the Company in 2003 and served in several senior executive roles before becoming CEO in 2008. Under Mr. Brown’s visionary leadership as CEO, the Company is a global leader in public safety and enterprise security. He has led

50	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

the Company through the successful execution of key strategic initiatives that have positioned the Company for long-term success and, in doing so, has created significant value for shareholders. As in prior years, when evaluating Mr. Brown’s 2022 long-term incentive compensation, the Committee took into consideration the fact that the Company generated TSR of 257% over the 5-year period ended December 31, 2021, outperforming the S&P 500 index by 124 percentage points.

As the Committee and the Board looked ahead, they believed it to be in the best interests of our shareholders and critical to the Company’s path forward to retain Mr. Brown as CEO. The Company’s outstanding financial performance in 2022, in spite of challenging macroeconomic conditions such as supply chain disruptions, the indirect impact of the Russia-Ukraine conflict, the inflationary cost environment and the continuing COVID-19 pandemic, further illuminated the key role that Mr. Brown plays at our Company. We are confident in Mr. Brown’s ability to continue to make strategic investments that strengthen our portfolio and grow our expanding businesses. As such, our Board determined to increase Mr. Brown’s 2022 long-term incentive opportunity 5% from $14.8 million in 2021 to $15.5 million for 2022.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

Our executive compensation program design is guided by five key principles.

PRINCIPLE	DESCRIPTION

Business	Incentives are aligned with the Company’s business goals and avoid excessive risk-taking

Performance Differentiated	Programs designed to create an effective link between pay and performance at both the Company and individual levels

Market Competitive	Total compensation package is competitive to attract, retain and motivate top talent needed to successfully execute our business strategy

Ownership Oriented	Compensation is aligned with shareholder interests by delivering meaningful equity awards and maintaining robust stock ownership guidelines

Simplicity	Engagement is driven through simple, cost-efficient plan design

COMPENSATION OBJECTIVES

We built our 2022 executive compensation program upon the following objectives:

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	51

SOUND GOVERNANCE PRACTICES

Our executive compensation program is aligned to our business strategy and incorporates strong governance.

WHAT WE DO
PRACTICE	MSI PRACTICE
Annual Shareholder Say on Pay	We seek an annual non-binding advisory vote from shareholders on our executive compensation
Robust Stock Ownership Guidelines	Executives are required to hold stock equal to 10x salary for CEO and 3x salary for other NEOs
Transparent Disclosure	Robust individual performance disclosure for STIP
Pay-for-Performance and Shareholder Alignment	Long-term incentive program for management team, including the NEOs, is 100% performance-based with respect to annual grants
Use of Independent Advisor	The Committee retains Compensation Advisory Partners LLC (“CAP”) to review Company compensation programs and practices

WHAT WE DON’T DO
PRACTICE	MSI PRACTICE
No Cash in NEO LTI Program	Beginning in 2021, NEO LTI was 100% performance-based equity
No Excise Tax Gross-ups	We do not provide tax gross-ups in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change in control
No Excessive Perquisites	We do not provide excessive perquisites to our NEOs and believe that our limited perquisites are reasonable and competitive
No Hedging of Company Securities

Our Insider Trading Policy prohibits directors, officers and other designated employees from directly or indirectly holding securities tied to the performance of the Company other than our Common Stock and stock options delivered directly to employees under our option and incentive plans

No Single Trigger Severance in a Change in Control	In the event of a change in control, all severance pay components have a double trigger (subject to certain conditions)

52	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

EVOLUTION OF OUR EXECUTIVE COMPENSATION PROGRAM

The below timeline illustrates our responsiveness to shareholder feedback and the evolution of our compensation program over the past several years.

HOW WE PLAN COMPENSATION

Our compensation framework is based on sound program design principles, which allow for the flexibility to competitively, but responsibly, address the dynamic labor markets in which we compete. These programs have been designed to focus executives on the achievement of our long-term business plan and shareholder value creation. Our incentive plans utilize rigorous financial goals and, with respect to awards with relative TSR goals, require above median relative outperformance for target payouts, while incorporating risk-mitigating features, such as payout caps, to ensure we reward sustainable growth.

Over the years, our executive compensation program has evolved with our business strategy, incorporated feedback from our shareholders, and maintained market competitiveness to properly incent and reward our management team. Additionally, we conduct regular risk assessments of our compensation programs and practices and review results with the Committee at least annually.

When setting annual compensation for our NEOs, the Committee balances the current state of the business with setting the stage for the future. The Committee, with assistance from its independent advisor, CAP, considers the following: peer company pay practices for comparable positions; NEO experience, tenure, scope of responsibility and performance; internal pay alignment; and succession planning. The Committee uses the 50th percentile of our peer group and surveys as an initial guideline for establishing target total compensation opportunities for our NEOs. For 2022, on average, our NEOs were between the market 50th and 75th percentiles, with the exception of our highly seasoned CEO.

The Committee engages CAP to advise on the Company’s executive compensation strategy and program design and to provide regulatory and market trend updates. CAP carries out competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of management’s Executive Committee.

In 2022, the Committee continued to engage CAP as its independent compensation consultant. CAP participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions. During 2022, the Committee also reviewed CAP’s independence using assessment criteria that aligned with the SEC and related NYSE rules. The Committee concluded that CAP was independent and had no conflicts of interest.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	53

PERFORMANCE-BASED COMPENSATION STRUCTURE

The performance-based structure for 2022 incorporates incentives that measure both short-term and long-term performance. In addition to base salary and an annual STIP award, this structure, shown graphically below (with incentives shown at their target amounts), includes an annual LTI award made up of our LRIP (which, beginning with the 2021 performance cycle, is denominated 100% in PSUs for all NEOs), POs and MSUs. The Committee believes a majority of compensation should be in the form of LTI awards to better drive alignment with shareholder interests and executive retention.

2022 TARGET TOTAL COMPENSATION SUMMARY

When setting NEO compensation, the Committee first determines target total compensation and second, determines each pay component in support of the appropriate aggregate value and mix.

NEO	BASE SALARY	TARGET STIP %[1]	TARGET TOTAL CASH		TARGET LTI		TARGET TOTAL COMPENSATION	YEAR-OVER YEAR CHANGE
				LRIP	PO	MSU

BROWN	$1,350,000	225%	$4,387,500	$5,162,500	$5,162,500	$5,162,500	$19,875,000	9.3%

WINKLER	$775,000	125%	$1,743,750	$1,150,000	$1,150,000	$1,150,000	$5,193,750	15.0%

MOLLOY	$885,000	125%	$1,991,250	$1,216,666	$1,216,667	$1,216,667	$5,641,250	14.9%

SAPTHARISHI	$775,000	125%	$1,743,750	$1,000,000	$1,000,000	$1,000,000	$4,743,750	69.9%[2]

HACKER	$765,000	125%	$1,721,250	$816,666	$816,667	$816,667	$4,171,250	17.0%

[1]

Mr. Brown’s target STIP for January—September was 175% and increased to 225% effective October 1, 2022. The target STIP for all other NEOs for January—September was 95% and increased to 125% effective October 1, 2022 (as further described below).

[2]

Dr. Saptharishi’s year-over-year change is primarily due to his 2022 LTI, which is significantly greater than the LTI granted to him in 2021, the year of his promotion to Executive Vice President and Chief Technology Officer.

54	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

2022 ANNUAL COMPENSATION ELEMENTS

BASE SALARY

As the only fixed compensation element in our program, base salary is used to provide what we believe to be a baseline level of stability required to be market competitive. Salaries are reviewed and adjusted by the Committee as needed. Annual increases are not guaranteed or automatic.

In March 2022 and September 2022, the Committee reviewed base salaries for our NEOs and determined to increase our NEOs’ base salaries first effective March 10, 2022 and then effective October 1, 2022, as indicated in the table below. The increases were to implement market adjustments and recognize our NEOs’ strong performance and leadership that resulted in strong company financial performance in 2022, despite the macroeconomic challenges the Company faced throughout the year.

NEO	2021 BASE SALARY RATE	2022 BASE SALARY RATE	YEAR-OVER- YEAR CHANGE	2022 ACTUAL SALARY

BROWN	$1,250,000	$1,350,000	8.0%	$1,273,077

WINKLER	$675,000	$775,000	14.8%	$726,346

MOLLOY	$775,000	$885,000	14.2%	$828,654

SAPTHARISHI*	$600,000	$775,000	29.2%	$696,923

HACKER	$675,000	$765,000	13.3%	$718,385

*	New in position in 2021.

SHORT-TERM INCENTIVES

The STIP is an annual cash incentive award based on the Company’s achievement of financial performance and an executive’s individual performance. The Committee sets the target value for STIP as a percentage of an executive’s base salary.

Incentive Targets

In March 2022 and September 2022, the Committee reviewed incentive targets for our NEOs and determined to increase our NEOs’ incentive targets effective October 1, 2022, to implement market adjustments and recognize our NEOs’ strong performance and leadership that resulted in strong company financial performance in 2022, despite the macroeconomic challenges the Company faced throughout the year. The Committee increased Mr. Brown’s individual STIP target award percentage from 175% to 225%, and increased all other NEOs’ STIP target percentages from 95% to 125%.

Payout Formula

Actual STIP awards are based on the executive’s target incentive opportunity, the Company’s achievement of performance results (“Business Performance Factor”) and IPF assessment. The payout opportunity for both the Business Performance Factor and the IPF ranges from 0% to 140%, resulting in a total plan maximum payout opportunity of 196% of target. The incentive target opportunity for each NEO was determined based on a market evaluation.

Metric Selection

For 2022, the Business Performance Factor was based on achievement of non-GAAP OE (weighted 65%) and Free Cash Flow (weighted 35%) goals. Non-GAAP OE measures our profits from sales and Free Cash Flow measures the cash available after capital expenditures. These are common performance measures both inside and outside of our industry and are fundamental inputs we use to measure profitability, business liquidity and rates of return for the business. We believe non-GAAP OE and Free Cash Flow appropriately measure our annual business performance and ultimately drive our long-term shareholder value over time.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	55

LONG-TERM INCENTIVES

Our LTI program, implemented in 2015, was designed with the specific intention of aligning the largest component of NEO pay to the achievement of exceptional and sustainable value creation for our shareholders. To achieve this, we have purposefully invested across all three of our technologies, evolving from our LMR focus to integrate software, video security and access control solutions for public safety and enterprise customers globally. The annual LTI program is designed to achieve this alignment through:

•	100% performance-based vesting with respect to our regular annual grant under the LTI program (i.e., no time-based vesting or guaranteed value)

•	The program metrics being 100% aligned to creating more value for our shareholders

•	The majority of the total award value requiring TSR performance above the median of S&P 500 companies in order to receive a target payout

Determining Target Award Values

The Committee reviews LTI target award values annually by first determining a target total compensation value appropriate for the size and complexity of the NEO’s role and then determining the appropriate LTI value based on our philosophy of delivering the largest percentage of total compensation in LTI. The Committee also considers the 100% performance-based nature of our annual LTI program and how our Company’s potential future performance has been impacted by the groundwork that has been set in the prior year. As we continue to execute our long-term strategy through our Company’s transformation, the Committee believes it is critical that each NEO’s target opportunity appropriately reflects their contribution.

When setting LTI target awards for 2022, the Committee considered the significant impact of Mr. Brown’s decisions and actions on our longer-term business strategy.

The Committee approved total target 2022 LTI at its March 2022 meeting.

NEO	TOTAL TARGET 2021 LTI	2022 LRIP	2022 POs	2022 MSUs	TOTAL TARGET 2022 LTI	YEAR-OVER- YEAR CHANGE

BROWN	$14,750,000	$5,162,500	$5,162,500	$5,162,500	$15,487,500	5%

WINKLER	$3,200,000	$1,150,000	$1,150,000	$1,150,000	$3,450,000	8%

MOLLOY[1]	$3,400,000	$1,216,666	$1,216,667	$1,216,667	$3,650,000	7%

SAPTHARISHI[2]	$1,622,171	$1,000,000	$1,000,000	$1,000,000	$3,000,000	85%

HACKER	$2,250,000	$816,666	$816,667	$816,667	$2,450,000	9%
[1]	Mr. Molloy’s total target 2021 LTI excludes a retention grant received in June 2021 for his leadership in the sales and services organization.
[2]

 Dr. Saptharishi was appointed as an executive officer of the company in June 2021; his 2021 LTI shown above only reflects his compensation as an executive officer. Dr. Saptharishi’s 2021 LTI  was granted prior to and at the time of his promotion; his 2022 LTI reflects his new role as Executive Vice President and Chief Technology Officer.

LTI Components

The 100% performance-based annual LTI program includes the LRIP, POs and MSUs, each of which comprise one-third of the total LTI mix.

•

Both the LRIP (which, beginning with our 2021 performance cycle, is now denominated 100% in PSUs for all NEOs) and POs are based on three-year TSR relative to the S&P 500. The payout scale for the LRIP and POs requires our performance over a three-year period to exceed median performance of the S&P 500 companies before earning a target payout.

•

The 2022-2024 LRIP cycle is denominated 100% in PSUs for each NEO. The LRIP and POs utilize a three-year performance period and, consistent with earned POs, earned PSUs will settle on the third anniversary of the grant.

•

With new LRIP cycles denominated in equity, the 2022 Summary Compensation Table on page 63 of this Proxy Statement will show LRIP awards in two places for each of 2020, 2021 and 2022: (1) LRIP earned from the 2018-2020 cycle, 2019-2021 cycle and 2020-2022 cycle (with amounts paid in cash and stock), will be reflected in the Non-Equity Incentive Plan column, and (2) target PSU grants for the 2020-2022, 2021-2023 and 2022-2024 LRIP cycles will be reflected in the Stock Awards column (with grant date fair value of the new LRIP PSUs at target).

•

If our TSR over the performance period is negative, but would still result in a ranking that would provide a payout, the Committee has unlimited discretion to reduce the calculated LRIP payout (and number of POs vesting).

56	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

•

The TSR calculation uses a three-month average stock price at the beginning (three months preceding performance cycle start) and end (final three months in performance cycle, plus the value of reinvested dividends) of the period for measurement purposes. This approach minimizes the impact of a single beginning and ending point stock price for each performance cycle.

•	MSUs are based on absolute stock price appreciation/depreciation and provide a vehicle to further align with our shareholders and support retention of our NEOs.

•

Each 1% increase/decrease in stock price results in a 1% increase/decrease in the number of MSUs earned at the end of the performance period, with a maximum payout at 100% stock price appreciation and a threshold of 40% stock price depreciation, below which no MSUs are earned.

•

The MSUs are earned and vest based on stock price appreciation/depreciation at the first, second, and third anniversaries of the date of grant with respect to one-third of the grant for each of the three concurrent performance periods.

COMPARATIVE MARKET DATA

When setting compensation for our NEOs, the Committee reviews comparative market data from our peer group companies, as well as survey market data.

2022 PEER GROUP

Our peer group, which did not change from 2021, is used by the Committee to compare pay levels, pay mix and alignment of pay with our performance, as discussed in the “How We Plan Compensation” section above on page 53 of this Proxy Statement.

Peer Selection Criteria

To ensure meaningful comparisons, the Committee, with the assistance of the Committee’s independent consultant, reviews the peer group annually and makes updates as necessary. Specifically, as we continue to extend our leadership in public safety and enterprise security by expanding our technologies within each of our Products and Systems Integration and Software and Services segments through strategic investments and acquisitions, the Committee continues to include software and services companies in its review.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	57

To create a sufficiently sized peer group with whom we compete for executive talent, the Committee considers a combination of primary criteria and secondary criteria, including those listed below:

•

Primary Criteria: Publicly traded securities listed on a U.S. stock exchange, revenues and/or market capitalization within 1/3x to 3.0x of that of Motorola Solutions, and relevant Global Industry Classification Standard (GICS) sub-industry segments across the communications, information technology, and industrials sectors

•

Secondary Criteria: Companies that list Motorola Solutions as a peer, companies named as peers by shareholder advisory firms, companies listed as peers by current peers, and companies with comparable revenue growth, TSR, and business mix

2022 Peer Group Companies

Agilent Technologies, Inc.	Illinois Tool Works Inc.	Roper Technologies, Inc.

Autodesk, Inc.	Intuit Inc.	ServiceNow, Inc.

Citrix Systems, Inc.[1]	L3Harris Technologies, Inc.	Trimble Inc.

Dover Corporation	Parker-Hannifin Corporation

Fortive Corporation	Rockwell Automation, Inc.
[1]	Citrix Systems, Inc. was acquired and taken private in September 2022. Pay decisions for 2022 were made prior to the acquisition.

SURVEY MARKET DATA

To supplement our peer group data, the Committee also considers compensation surveys that include data from companies of similar size and business segments to the Company. For 2022, the Committee considered data from the Radford Global Technology Survey and the Mercer Comptryx Survey.

EQUITY USAGE UNDER OUR COMPENSATION PROGRAMS

In 2012, we reduced our overall share usage (equity grants as a percentage of common shares outstanding) from our prior granting practices to more effectively manage our stock-based compensation expense and overall shareholder dilution. The expense from grants prior to 2012 made to a broader population was fully recognized by 2016. Our share granting practices have again evolved to meet the changing needs of our business and drive our growth. The Committee has also delegated authority to the most senior human resources executive to make off-cycle equity grants to newly hired or promoted employees, in recognition of outstanding achievement or for retention. These types of grants are made on the first trading day of each month.

At the 2015 annual meeting of shareholders, shareholders approved the Motorola Solutions 2015 Omnibus Incentive Plan, which was an amendment and restatement of the Motorola Solutions Omnibus Incentive Plan of 2006. This reduced the total number of shares reserved and approved for issuance by approximately 7 million shares, to 12 million shares. We continued to closely manage our equity-granting practices to ensure our share usage and stock-based compensation expense remains in line with competitive levels. At the 2022 Annual Meeting of Shareholders, our shareholders approved the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015 (the “Omnibus Plan”), effective as of May 17, 2022, which increased the total number of shares reserved and approved for issuance by 4.65 million shares.

58	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

In 2022, we continued to have acquisition activity and, in an effort to preserve enterprise knowledge and align our new employees’ interests with those of our shareholders, we issued equity either as part of an acquisition or made retention grants under the Omnibus Plan. The shares issued as part of an acquisition were granted outside of our standard compensation programs and do not count against our shares available for future issuance. The information below for 2020, 2021 and 2022 only includes share usage as a percentage of common stock outstanding as of December 31 for each year and aggregate value of equity granted under our compensation programs, and excludes 0.03% share usage and $9 million value of equity granted as part of acquisitions for 2020, 0.09% share usage and $33 million value of equity granted as part of acquisitions for 2021, and 0.03% share usage and $13 million value of equity granted as part of acquisitions for 2022.

We do not structure the timing of equity awards to precede or coincide with the disclosure of material non-public information. All equity grants made to Section 16 officers and other members of the management team are approved by the Committee, with concurrence by the Board for grants to Mr. Brown.

OTHER COMPENSATION POLICIES AND PRACTICES

BENEFITS AND PERQUISITES

To enhance our ability to attract and retain talented executives in a highly competitive talent market, we provide the benefits and perquisites detailed in the following table:

BENEFIT OR PERQUISITE	NAMED EXECUTIVES	OTHER EXECUTIVES AND MANAGERS	ALL ELIGIBLE FULL-TIME EMPLOYEES

Retirement[1], Saving and Stock Purchase Plans

Health and Welfare Benefits[2]

Deferred Compensation[3]

Financial Planning Counseling[4]		Vice Presidents

Executive Physicals		Senior and Executive VPs

Security System Monitoring	CEO

Personal Use of Corporate Aircraft Service[5]	CEO

1 Pension provided to U.S.-based eligible employees hired prior to January 1, 2005. For a detailed description of our retirement plans, please refer to the section of this Proxy Statement on page 70 titled “Retirement Plans.”

2 Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability and work life programs.

3 For a detailed discussion of the Motorola Solutions Management Deferred Compensation Plan, please refer to the section of this Proxy Statement on page 69 titled “Nonqualified Deferred Compensation in 2022.”

4 A financial wellness counseling program is also offered to all U.S. employees.

5 In limited circumstances, and as approved by the CEO, other employees (including our NEOs) are permitted to use our corporate aircraft service for personal purposes.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	59

STOCK OWNERSHIP GUIDELINES

To ensure strong alignment of our senior management with the interests of our shareholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. The Committee reviews compliance with the ownership guidelines annually. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirement or are within the five-year achievement period.

Our stock ownership requirements are expressed as a multiple of base salary as shown below:

EXECUTIVE GROUP	MULTIPLE OF BASE SALARY 2022
Chairman and Chief Executive Officer	10x
Executive Vice Presidents and Executive Committee Members	3x
Senior Vice Presidents	2x
Corporate Vice Presidents	1x

Executives subject to the guidelines must meet their ownership requirement within five years from the date they first become subject to their applicable ownership requirement. Executives who do not meet their stock ownership requirement within five years must hold 100% of net shares acquired by them (net of tax withholding) upon the exercise of stock options and the vesting of RSUs or MSUs until compliance with the stock ownership requirement is achieved. Shares counted toward guideline achievement include directly owned shares, unvested RSUs and target MSUs.

CHANGE IN CONTROL POLICY

The Company maintains the Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”), which the Board has the ability to amend or terminate with at least one year’s notice to participants.

The CIC Severance Plan covers our NEOs (except for Mr. Brown, whose employment agreement contains change in control provisions) and our other senior executives. Our Board considers the maintenance of an effective and stable management team essential to protecting and enhancing the value of the Company for the benefit of our shareholders. To that end, we recognize that the possibility of a change in control may exist and that this possibility, along with the uncertainty and questions it may raise for certain senior executives, may result in the distraction, and potential departure, of senior management employees to the detriment of the Company and our shareholders. The CIC Severance Plan helps to encourage the continued attention and dedication of our senior management to their assigned duties without the distraction that may arise from the possibility of a change in control event.

The CIC Severance Plan employs a “double trigger” in order for severance benefits to be paid, meaning that both a change in control event must occur and an executive must be involuntarily terminated without “cause” or must leave for “good reason” within 24 months following the change in control.

The table below highlights key provisions of the CIC Severance Plan. For a detailed description of the CIC Severance Plan, please refer to the section of this Proxy Statement on page 72 titled “Change in Control Arrangements.” Additionally, for a detailed description of our 2011 Executive Severance Plan, amended and restated in 2014, please refer to the section of this Proxy Statement on page 73 titled “Executive Severance Plan.”

CIC PROVISION	CIC SEVERANCE PLAN
Eligibility	Executive and Senior Vice Presidents
Cash Severance Multiple	Two times sum of base salary and target bonus
Medical Benefit Continuation	Two years
LRIP and Equity Treatment (Provision in Omnibus Plan)	Equity and LRIP subject to “double trigger” unless awards are not assumed or replaced by acquirer. If not assumed or replaced, equity and LRIP provide for accelerated treatment with performance at target.
Excise Tax Gross-Up	None. Participants receive “best net” after-tax position of either participant’s paying the excise tax or a reduction in severance benefits to a level that eliminates the imposition of excise tax.

60	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

RECOUPMENT OF INCENTIVE COMPENSATION AWARDS UPON RESTATEMENT OF FINANCIAL RESULTS

If, in the opinion of the independent directors of the Board, the Company’s financial results require restatement due to the misconduct by one or more of the Company’s executive officers (including the NEOs), the independent directors may seek a number of remedies, all of which are subject to a number of conditions, including (i) whether the executive officer engaged in intentional misconduct, (ii) whether the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, and (iii) whether the incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded. The independent directors review whether to require one or more remedies by directing the Company to recover all or a portion of any incentive compensation received by the executive as a result of the misconduct, as well as cancel all or a portion of the outstanding equity-based awards held by the executive (commonly referred to as a clawback policy). In addition, the independent directors may also seek to recoup any gains realized by the executive with respect to their equity-based awards, including exercised stock options and vested RSUs, MSUs or PSUs, regardless of when they were issued. We intend to review and revise our current clawback policy to reflect the final SEC rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act and the listing standards to be adopted by the NYSE during the required timeframe in compliance with those standards.

IMPACT OF FAVORABLE ACCOUNTING AND TAX TREATMENT ON COMPENSATION PROGRAM DESIGN

Favorable accounting and tax treatment of the various elements of our total compensation program was an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, but in years prior to 2018 there was an exception to such limit for compensation that qualified as “performance-based compensation.” Beginning in 2018, the Tax Cuts and Jobs Act amended Section 162(m) to, among other things, eliminate the exception for performance-based compensation, except for certain qualifying arrangements in place as of November 2, 2017.

The Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m). In addition, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, we cannot guarantee that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, would or will in fact be deductible.

ANTI-HEDGING POLICY

We have adopted, as part of our insider trading prohibitions policy, prohibitions on directors, officers (including our NEOs) and certain other designated employees from directly or indirectly holding any security tied to the performance of Motorola Solutions other than our Common Stock and stock options delivered directly to employees under our equity incentive plans.

Our broader insider trading prohibitions policy is applicable to all employees who may have access to inside information and is designed to ensure compliance with all applicable insider trading rules.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	61

COMPENSATION AND LEADERSHIP COMMITTEE REPORT

THE FOLLOWING REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

On May 17, 2022, Joseph M. Tucci was again appointed the Chair of the Compensation and Leadership Committee (the “Committee”). Each of Joseph M. Tucci, Kenneth D. Denman and Egon P. Durban was a member of the Committee throughout 2022.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Motorola Solutions’ Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted,

Joseph M. Tucci, Chair

Kenneth D. Denman

Egon P. Durban

COMPENSATION AND LEADERSHIP COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Joseph M. Tucci, Director and Chair of the Committee, Kenneth D. Denman, Director, and Egon P. Durban, Director, each served on the Committee throughout 2022. No member of the Committee was, during the fiscal year ended December 31, 2022, an officer, former officer, or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2022.

62	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

NAMED EXECUTIVE OFFICER COMPENSATION

2022 SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of each of the Company’s NEOs, for the years ended December 31, 2022, 2021 and 2020, as applicable.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3,4) (e)	Option Awards ($)(4) (f)	Non-Equity Incentive Plan Compensation ($)(5) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6) (h)	All Other Compensation ($)(7) (i)	Total ($)(8) (j)
Gregory Q. Brown Chairman and Chief Executive Officer

	2022	1,273,077	0	10,956,744	5,162,429	3,276,785	0	347,446	21,016,481

	2021	1,250,000	0	10,501,466	4,916,617	2,940,000	6,602	365,954	19,980,639

	2020	937,500	1,421,875	9,399,711	4,699,939	6,250,000	21,004	370,825	23,100,854
Jason J. Winkler Executive Vice President and Chief Financial Officer

	2022	726,346	0	2,440,567	1,149,956	1,586,347	0	60,780	5,963,996

	2021	650,962	0	2,278,145	1,066,655	1,310,210	188,611	70,343	5,564,926

	2020	456,077	242,291	449,799	449,971	386,728	153,045	57,843	2,195,754
John P. Molloy Executive Vice President and Chief Operating Officer

	2022	828,654	0	2,582,068	1,216,638	2,099,370	0	51,624	6,778,354

	2021	768,269	0	2,612,075	1,333,291	1,710,093	141,343	94,644	6,659,715

	2020	686,808	435,861	1,599,820	1,066,601	1,333,332	176,743	48,924	5,348,089
Mahesh Saptharishi Executive Vice President and Chief Technology Officer

	2022	696,923	0	2,122,252	999,983	1,462,176	0	13,138	5,294,472

	2021	482,308	500,000	1,083,874	548,722	877,171	0	28,454	3,520,529
Mark S. Hacker Executive Vice President, General Counsel and Chief Administrative Officer

	2022	718,385	0	1,733,065	816,628	1,623,372	0	52,181	4,943,631

	2021	666,346	0	1,601,849	749,993	1,375,791	301	46,690	4,440,970

	2020	584,827	871,134	1,549,581	699,991	1,166,668	80,467	52,221	5,004,889

(1)

Salary includes amounts deferred pursuant to salary reduction arrangements under the Motorola Solutions 401(k) Plan (the “401(k) Plan”) and the Motorola Solutions Management Deferred Compensation Plan (the “Deferred Compensation Plan”), and, for 2020, reflects reduced base salary levels for the period May 3, 2020 through November 1, 2020 for the CEO and June 1, 2020 through November 1, 2020 for other NEOs (other than Mr. Winkler).

(2)

In 2021, the amount in column (d) reflects a bonus paid to Dr. Saptharishi at the discretion of management (prior to his appointment as an executive officer) to recognize his strong performance. In 2020, the amounts in column (d) reflect a 2020 bonus paid at the discretion of the Board to recognize the efforts and leadership of our executive team during the COVID-19 pandemic. In 2020, Mr. Hacker also received a recognition cash award of $500,000 for his leadership in certain critical litigation efforts.

(3)

In 2022, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2022-2024 LRIP awarded in the form of PSUs and MSUs. Stock awards in column (e) during fiscal year 2022 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Dr. Saptharishi	Mr. Hacker
2022 MSUs	$5,162,373	$1,149,852	$1,216,500	$999,956	$816,615
2022-2024 LRIP PSUs	5,794,371	1,290,715	1,365,568	1,122,296	916,450

TOTAL	$10,956,744	$2,440,567	$2,582,068	$2,122,252	$1,733,065

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	63

In 2021, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2021-2023 LRIP awarded in the form of PSUs and MSUs. Dr. Saptharishi received grants of 2021-2023 LRIP PSUs and $712,562 in RSUs in 2021 and did not receive a 2021 MSU grant. In addition to the amount shown below for Mr. Molloy, he received a grant of $191,522 in RSUs in recognition of his leadership in the sales and services organization. Stock awards in column (e) during fiscal year 2021 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Dr. Saptharishi	Mr. Hacker
2021 MSUs	$4,916,523	$1,066,496	$1,133,176	$0	$749,909
2021-2023 LRIP PSUs	5,584,943	1,211,649	1,287,377	371,312	851,940

TOTAL	$10,501,466	$2,278,145	$2,420,553	$371,312	$1,601,849

In 2020, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2020-2022 LRIP awarded in the form of PSUs and MSUs. Mr. Winkler received grants of RSUs in 2020 and did not participate in the 2020 MSU or 2020-2022 LRIP PSU grants. In addition to the amount shown below for Mr. Hacker, he received a recognition grant of $499,869 RSUs for his leadership in certain critical litigation efforts. Stock awards in column (e) during fiscal year 2020 are as follows:

	Mr. Brown	Mr. Molloy	Mr. Hacker
2020 MSUs	$4,699,923	$1,066,625	$699,941
2020-2022 LRIP PSUs	4,699,788	533,195	349,771

TOTAL	$9,399,711	$1,599,820	$1,049,712

(4)

The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, “Share-Based Compensation and Other Incentive Plans” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. If maximum performance is achieved for performance-based stock awards, the aggregate grant date fair value in column (e) is $24,810,548 for Mr. Brown, $5,526,368 for Mr. Winkler, $5,846,795 for Mr. Molloy, $4,805,653 for Dr. Saptharishi, and $3,924,231 for Mr. Hacker. If maximum performance is achieved for performance-based option awards, the aggregate grant date fair value in column (f) is $12,906,074 for Mr. Brown, $2,874,889 for Mr. Winkler, $3,041,553 for Mr. Molloy, $2,499,959 for Dr. Saptharishi, and $2,041,569 for Mr. Hacker.

(5)

In 2022, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2022 STIP and under the 2020-2022 LRIP. All of the 2020-2022 LRIP for Mr. Brown and 50% of the 2020-2022 LRIP for Messrs. Molloy and Hacker was granted in the form of PSUs in 2020, and are therefore reflected in column (e) for 2020. The other 50% of the 2020-2022 LRIP for Messrs. Molloy and Hacker was paid in cash and is reflected in column (g) for 2022. 2020-2022 LRIP for Mr. Winkler and Dr. Saptharishi was paid 50% in stock and 50% in cash and is reflected in column (g) for 2022. Earned payments in column (g) during fiscal year 2022 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Dr. Saptharishi	Mr. Hacker
2022 STIP	$3,276,785	$1,022,075	$1,166,037	$980,672	$1,010,872
2020-2022 LRIP (paid in stock)	0	282,136	0	240,752	0
2020-2022 LRIP (paid in cash)	0	282,136	933,333	240,752	612,500

TOTAL	$3,276,785	$1,586,347	$2,099,370	$1,462,176	$1,623,372

In 2021, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2021 STIP and under the 2019-2021 LRIP. All of the 2019-2021 LRIP for Mr. Brown and 50% of the 2019-2021 LRIP for Messrs. Molloy and Hacker was granted in the form of PSUs in 2019, and are therefore reflected in column (e) for 2019. The other 50% of the 2019-2021 LRIP for Messrs. Molloy and Hacker was paid in cash and is reflected in column (g) for 2021. 2019-2021 LRIP for Mr. Winkler and Dr. Saptharishi was paid 50% in stock and 50% in cash and is reflected in column (g) for 2021. Earned payments in column (g) during fiscal year 2021 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Mr. Hacker	Dr. Saptharishi
2021 STIP	$2,940,000	$831,148	$980,926	$850,791	$501,795
2019-2021 LRIP (paid in stock)	0	239,531	0	0	187,688
2019-2021 LRIP (paid in cash)	0	239,531	729,167	525,000	187,688

TOTAL	$2,940,000	$1,310,210	$1,710,093	$1,375,791	$877,171

In 2020, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2020 STIP and under the 2018-2020 LRIP. Earned payments in column (g) during fiscal year 2020 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Mr. Hacker
2020 STIP	$0	$0	$0	$0
2018-2020 LRIP (paid in stock)	6,250,000	193,364	666,666	583,334
2018-2020 LRIP (paid in cash)	0	193,364	666,666	583,334

TOTAL	$6,250,000	$386,728	$1,333,332	$1,166,668

64	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

(6)

The amounts in column (h) represent the aggregate change in actuarial present value of the respective NEO’s benefits under all pension plans. If the aggregate change in value of benefits under all pension plans was negative, the value is reflected as $0. A summary of the specific values for each period are set forth below:

NEO	Period	Change in Present Value of Pension Plan	Above Market Deferred Compensation Earnings	Total
Gregory Q. Brown	Dec. 31, 2021 to Dec. 31, 2022	($51,334)	$0	($51,334)
	Dec. 31, 2020 to Dec. 31, 2021	$1,273	$5,329	$6,602
	Dec. 31, 2019 to Dec. 31, 2020	$21,004	$0	$21,004
Jason J. Winkler	Dec. 31, 2021 to Dec. 31, 2022	($75,464)	$0	($75,464)
	Dec. 31, 2020 to Dec. 31, 2021	($3,285)	$188,611	$185,326
	Dec. 31, 2019 to Dec. 31, 2020	$30,086	$122,959	$153,045
John P. Molloy	Dec. 31, 2021 to Dec. 31, 2022	($159,181)	$0	($159,181)
	Dec. 31, 2020 to Dec. 31, 2021	($5,175)	$141,343	$136,168
	Dec. 31, 2019 to Dec. 31, 2020	$63,037	$113,706	$176,743
Mahesh Saptharishi	Dec. 31, 2021 to Dec. 31, 2022	$0	$0	$0
	Dec. 31, 2020 to Dec. 31, 2021	$0	$0	$0
Mark S. Hacker	Dec. 31, 2021 to Dec. 31, 2022	($97,085)	$0	($97,085)
	Dec. 31, 2020 to Dec. 31, 2021	($3,156)	$301	($2,855)
	Dec. 31, 2019 to Dec. 31, 2020	$38,446	$42,021	$80,467

(7)

The amounts in column (i) for 2022 consist of (A) perquisite costs for personal use of Company aircraft, security system monitoring, financial planning, and executive annual physical exams; (B) other payments granted under our Intellectual Property Award Plan; and (C) Company matching contributions to the Deferred Compensation Plan (on a pre-tax basis) and the 401(k) Plan. The amounts of the Company’s matching contributions to the Deferred Compensation Plan (on a pre-tax basis) for our NEOs ranged from $22,654 to $50,000. The aggregate incremental cost to the Company for any personal use of Company aircraft is calculated by multiplying the number of hours an NEO travels in a particular plane by the direct cost per flight hour per plane. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. The aggregate incremental cost to the Company for security system monitoring consists of the costs incurred during the year for system monitoring, maintenance, and equipment installation and/or replacement. Specific perquisites applicable to each NEO are identified by an “X” below, and where such perquisite exceeded the greater of $25,000 or 10% of the total amount of perquisites, the dollar amount is given. The amount for Mr. Winkler in column (i) for 2021 was increased by $12,000 due to the inadvertent omission of certain financial planning services in the 2022 Proxy Statement.

	Perquisites				Other Payments	Company Defined Contribution Plan Contributions

NEO	Personal Aircraft Use	Security System Monitoring	Financial Planning	Executive Annual Physical Exam	Intellectual Property Awards	Deferred Compensation Plan Match	401K Plan Match
Gregory Q. Brown	$263,135	X	X	X		$50,000	$12,200
Jason J. Winkler			X	X		$31,865	$12,200
John P. Molloy			X	X		$22,654	$12,200
Mahesh Saptharishi					$938		$12,200
Mark S. Hacker						$39,981	$12,200

(8)

Even though LRIP awards are generally made only once per year, for the CEO, there are two LRIP awards reflected for 2020, and for other NEOs, there are two LRIP awards reflected for 2020, 2021 and 2022, due to the transition from a cash-based LRIP (which is reported in the “Non-Equity Incentive Plan Compensation” column in the year earned) to a PSU-based LRIP (which is reported in the “Stock Awards” column in the year granted). More specifically, in 2020-2022, the values of both (i) the payout of the 2018-2020, 2019-2021 and 2020-2022 LRIP (to the extent these awards were paid in cash or stock) and (ii) the grant of the 2020-2022, 2021-2023 and 2022-2024 LRIP PSUs (to the extent these awards were granted in PSUs) are included in the Summary Compensation Table. Eventually, only the value of granted LRIP PSUs will be reported. The two LRIP awards reflected in 2022 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Dr. Saptharishi	Mr. Hacker
2020-2022 LRIP (paid in stock)	$0	$282,136	$0	$240,752	$0
2020-2022 LRIP (paid in cash)	0	282,136	933,333	240,752	612,500
2022-2024 LRIP PSUs	5,794,371	1,290,715	1,365,568	1,122,296	916,450

TOTAL	$5,794,371	$1,854,987	$2,298,901	$1,603,800	$1,528,950

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	65

GRANTS OF PLAN-BASED AWARDS IN 2022

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(4) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Type	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#)(1)(2)(3) (g)		Maximum (#) (h)
Gregory Q. Brown	STIP	1/1/2022	(5)	0	2,388,327	4,681,121	–	–		–	–	–	–	–
	MSUs	3/10/2022		–	–	–	12,687	21,146	(6)	42,292	–	–	–	5,162,373
	POs	3/10/2022		–	–	–	18,278	60,928	(7)	152,320	–	–	222.30	5,162,429
	PSUs	3/10/2022		–	–	–	6,966	23,223	(8)	58,057	–	–	–	5,794,371
Jason J. Winkler	STIP	1/1/2022	(5)	0	744,953	1,460,107	–	–		–	–	–	–	–
	MSUs	3/10/2022		–	–	–	2,826	4,710	(6)	9,420	–	–	–	1,149,852
	POs	3/10/2022		–	–	–	4,071	13,572	(7)	33,930	–	–	222.30	1,149,956
	PSUs	3/10/2022		–	–	–	1,551	5,173	(8)	12,932	–	–	–	1,290,715
John P. Molloy	STIP	1/1/2022	(5)	0	849,881	1,665,767	–	–		–	–	–	–	–
	MSUs	3/10/2022		–	–	–	2,989	4,983	(6)	9,966	–	–	–	1,216,500
	POs	3/10/2022		–	–	–	4,307	14,359	(7)	35,897	–	–	222.30	1,216,638
	PSUs	3/10/2022		–	–	–	1,641	5,473	(8)	13,682	–	–	–	1,365,568
Mahesh Saptharishi	STIP	1/1/2022	(5)	0	714,776	1,400,961	–	–		–	–	–	–	–
	MSUs	3/10/2022		–	–	–	2,457	4,096	(6)	8,192	–	–	–	999,956
	POs	3/10/2022		–	–	–	3,540	11,802	(7)	29,505	–	–	222.30	999,983
	PSUs	3/10/2022		–	–	–	1,349	4,498	(8)	11,245	–	–	–	1,122,296
Mark S. Hacker	STIP	1/1/2022	(5)	0	736,787	1,444,103	–	–		–	–	–	–	–
	MSUs	3/10/2022		–	–	–	2,007	3,345	(6)	6,690	–	–	–	816,615
	POs	3/10/2022		–	–	–	2,891	9,638	(7)	24,095	–	–	222.30	816,628
	PSUs	3/10/2022		–	–	–	1,101	3,673	(8)	9,182	–	–	–	916,450

(1)

In the aggregate, the MSUs (at target) described in this table represent approximately 0.02% of the total shares of Common Stock outstanding on February 6, 2023. MSUs are not eligible for dividend equivalent rights. Each of these MSU target awards was granted under the Omnibus Plan. The fair value for MSUs is determined using a Monte Carlo simulation model.

(2)

In the aggregate, the POs (at target) described in this table are exercisable for approximately 0.07% of the total shares of Common Stock outstanding on February 6, 2023. All option awards were granted under our Omnibus Plan. All POs entitle the holder to acquire shares of Common Stock at the exercise price determined on the grant date. The POs carry the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. POs may be transferred to family members or certain entities in which family members have an interest.

(3)

In the aggregate, the PSUs (at target) described in this table represent approximately 0.03% of the total shares of Common Stock outstanding on February 6, 2023. PSUs are not eligible for dividend equivalent rights. Each of these PSU target awards was granted under the Omnibus Plan. The fair value for PSUs is determined using a Monte Carlo simulation model.

(4)	The exercise price of option awards is based on the fair market value of our Common Stock at the time of grant, which is the closing price for a share of our Common Stock on the date of grant.
(5)

These grants were made pursuant to the STIP for the 2022 plan year and are payable in cash. The STIP is the Company’s annual pay-for-performance bonus plan that is based on a formula that combines Company and individual performance. For a detailed discussion of the STIP, including the targets and plan mechanics, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 39. Threshold payouts assume the minimum individual and business performance factors of 0.0. Target payouts assume individual and business performance factors of 1.0. Maximum payouts assume the maximum individual and business performance factors of 1.4. Awards under the STIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.

(6)

MSUs are granted at target on the grant date. Actual shares are earned and vest on the first, second and third anniversary of the grant date based on stock price appreciation or depreciation. For every 1% increase or decrease in stock price, MSUs earned on the performance measurement date will increase or decrease by 1%. Maximum opportunity is 200% of the target award for 100% stock price appreciation. Minimum opportunity is 60% of the target award at 40% stock price depreciation.

(7)

POs are granted at target on the grant date. Actual options are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative TSR percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

(8)

These PSU grants are for the 2022-2024 LRIP. Awards under the 2022-2024 LRIP cycle are denominated in PSUs and are granted at target on the grant date. For a discussion of the LRIP, including the targets and plan mechanics, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 39. Actual shares are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative TSR percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

66	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

	Option Awards									Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested) (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Gregory Q. Brown	5/13/2013	39,350	(2)	0				56.17	5/13/2023	3/13/2020				27,932	(3)	7,198,356
	3/10/2014	326,933	(4)	0				66.43	3/10/2024	3/13/2020				50,220	(5)	12,942,196
	3/9/2015	199,123	(6)	0				66.57	3/9/2025	3/8/2021				35,490	(7)	9,146,128
	3/10/2016	307,765	(8)	0				71.22	3/10/2026	3/8/2021				68,587	(9)	17,675,556
	3/9/2017	378,435	(10)	0				81.37	3/9/2027	3/10/2022				42,292	(11)	10,899,071
	3/8/2018	182,210	(12)	0				108.47	3/8/2028	3/10/2022				58,057	(13)	14,961,870
	3/22/2019	140,460	(14)	0				138.64	3/22/2029
	3/13/2020	0				150,987	(15)	154.95	3/13/2030
	3/8/2021	0				203,435	(16)	179.21	3/8/2031
	3/10/2022	0				152,320	(17)	222.30	3/10/2032
TOTAL		1,574,276		0		506,742					0		0	282,578		72,823,177
Jason J. Winkler	2/1/2016	3,969	(18)	0				66.85	2/1/2026	3/13/2020	430	(18)	110,815
	3/9/2017	7,374	(18)	0				81.37	3/9/2027	7/1/2020	612	(18)	157,719
	3/8/2018	4,848	(18)	0				108.47	3/8/2028	3/8/2021				7,698	(9)	1,983,852
	10/1/2018	3,767	(18)	0				128.19	10/1/2028	3/8/2021				14,880	(9)	3,834,725
	3/7/2019	3,281	(18)	0				139.49	3/7/2029	3/10/2022				9,420	(11)	2,427,628
	3/13/2020	3,152	(18)	1,575				154.95	3/13/2030	3/10/2022				12,932	(13)	3,332,706
	7/1/2020	5,035	(18)	2,517				135.97	7/1/2030
	3/8/2021	0				44,135	(16)	179.21	3/8/2031
	3/10/2022	0				33,930	(17)	222.30	3/10/2032
TOTAL		31,426		4,092		78,065					1,042		268,534	44,930		11,578,911
John P. Molloy	3/9/2017	45,217	(10)	0				81.37	3/9/2027	3/13/2020				6,338	(3)	1,633,366
	3/8/2018	31,602	(12)	0				108.47	3/8/2028	3/13/2020				5,697	(5)	1,468,174
	3/22/2019	31,599	(14)	0				138.64	3/22/2029	3/8/2021				8,180	(7)	2,108,068
	3/13/2020	0				34,265	(15)	154.95	3/13/2030	3/8/2021				15,810	(9)	4,074,395
	3/8/2021	0				46,892	(16)	179.21	3/8/2031	6/1/2021	649	(18)	167,254
	6/1/2021	1,695		3,390	(16)			205.14	6/1/2031	3/10/2022				9,966	(11)	2,568,338
	3/10/2022	0				35,897	(17)	222.30	3/10/2032	3/10/2022				13,682	(13)	3,525,988
TOTAL		110,113		3,390		117,054					649		167,254	59,673		15,378,329
Mark S. Hacker	3/22/2019	22,751	(14)	0				138.64	3/22/2029	3/13/2020				4,160	(3)	1,072,074
	3/13/2020	0				22,487	(15)	154.95	3/13/2030	3/13/2020				3,737	(5)	963,062
	3/8/2021	0				31,032	(16)	179.21	3/8/2031	3/8/2021				5,412	(7)	1,394,727
	3/10/2022	0				24,095	(17)	222.30	3/10/2032	3/8/2021				10,462	(9)	2,696,162
										3/10/2022				6,690	(11)	1,724,080
										3/10/2022				9,182	(13)	2,366,293
TOTAL		22,751		0		77,614					0		0	39,643		10,216,398
Mahesh Saptharishi	2/1/2019	27,757	(19)	9,252				118.37	2/1/2029	2/1/2019	2,112	(19)	544,284
	3/1/2019	6,388	(18)	0				143.61	3/1/2029	3/13/2020	403	(18)	103,857
	3/13/2020	2,954	(18)	1,477				154.95	3/13/2030	3/8/2021	1,102	(18)	283,996
	3/8/2021	799	(18)	1,596				179.21	3/8/2031	3/8/2021				2,990	(9)	770,553
	5/3/2021	1,529	(18)	3,057				188.76	5/3/2031	5/3/2021	706	(18)	181,943
	6/1/2021	2,119	(18)	4,237				205.14	6/1/2031	6/1/2021	812	(18)	209,261
	3/10/2022	0				29,505	(17)	222.30	3/10/2032	11/18/2021				1,570	(9)	404,605
										3/10/2022				8,192	(11)	2,111,160
										3/10/2022				11,245	(13)	2,897,949
TOTAL		41,546		19,619		29,505					5,135		1,323,341	23,9997		6,184,267

(1)	Market values in columns (h) and (j) are based on the closing price of our Common Stock on December 30, 2022 of $257.71 per share.
(2)

The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of December 31, 2013; therefore, the first, second and third installments vested on the first, second and third anniversaries of the grant date.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	67

(3)

These MSUs vest in one-third increments on each of the first, second and third anniversary of the March 13, 2020 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. On March 13, 2021, the first anniversary of the grant date, our stock had appreciated by 3%; therefore, one-third of the award was earned at 103% of target. On March 13, 2022, the second anniversary of the grant date, our stock had appreciated by 25%; therefore, one-third of the award was earned at 125% of target. Table reflects maximum with respect to the unvested one-third of the award.

(4)

The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on March 10, 2014, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of August 26, 2016; therefore, the first and second installments vested on August 26, 2016 and the third installment vested on March 10, 2017.

(5)

These PSUs vest in one installment based on the Company’s TSR performance from January 1, 2020 until December 31, 2022 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated based on a payout factor, with a maximum opportunity of 250%. The PSUs earned during the period, if any, will settle on March 13, 2023. Any PSUs earned will convert into shares of common stock on a 1-for-1 basis on the settlement date. Table reflects maximum.

(6)

These POs vested in one installment on the third anniversary of the March 9, 2015 grant date based on a payout factor that corresponded with our relative TSR percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 9, 2018, these POs vested at 150% of target.

(7)

These MSUs vest in one-third increments on each of the first, second and third anniversary of the March 8, 2021 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. On March 8, 2022, the first anniversary of the grant date, our stock had appreciated by 22%; therefore, one-third of the award was earned at 122% of target. Table reflects maximum with respect to the unvested two-thirds of the award.

(8)

These POs vested in one installment on the third anniversary of the March 10, 2016 grant date based on a payout factor that corresponded with our relative TSR percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 10, 2019, these POs vested at 250% of target.

(9)

These PSUs vest in one installment based on the Company’s TSR performance from January 1, 2021 until December 31, 2023 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated in accordance with the payout factor, with a maximum opportunity of 250%. The PSUs earned during the period, if any, will settle on March 8, 2024. Any PSUs earned will convert into shares of common stock on a 1-for-1 basis on the settlement date. Table reflects maximum.

(10)

These POs vested in one installment on the third anniversary of the March 9, 2017 grant date based on a payout factor that corresponded with our relative TSR percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 9, 2020, these POs vested at 250% of target.

(11)

These MSUs vest in one-third increments on each of the first, second and third anniversary of the March 10, 2022 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. Table reflects maximum.

(12)

These POs vested in one installment on the third anniversary of the March 8, 2018 grant date based on a payout factor that corresponded with our relative TSR percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 8, 2021, these POs vested at 200% of target.

(13)

These PSUs vest in one installment based on the Company’s total shareholder return performance from January 1, 2022 until December 31, 2024 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated based on a payout factor, with a maximum opportunity of 250%. The PSUs earned during the period, if any, will settle on March 10, 2025. Any PSUs earned will convert into shares of common stock on a 1-for-1 basis on the settlement date. Table reflects maximum.

(14)

These POs vested in one installment on the third anniversary of the March 22, 2019 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 22, 2022, these POs vested at 175% of target.

(15)

These POs vest in one installment on the third anniversary of the March 13, 2020 grant date based on a payout factor that corresponds with our relative TSR percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(16)

These POs vest in one installment on the third anniversary of the March 8, 2021 grant date based on a payout factor that corresponds with our relative TSR percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(17)

These POs vest in one installment on the third anniversary of the March 10, 2022 grant date based on a payout factor that corresponds with our relative TSR percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(18)	The grant vests or vested in three equal annual installments commencing on the first anniversary of the grant date.
(19)	The grant vests in four equal annual installments commencing on the first anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED IN 2022

	Option Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Gregory Q. Brown	1,392,773	251,089,052	74,255	16,363,255
Jason J. Winkler	6,755	1,237,201	5,128	1,109,847
John P. Molloy	0	0	13,539	2,996,107
Mahesh Saptharishi	0	0	5,177	1,158,973
Mark S. Hacker	0	0	9,117	2,019,331

(1)

The “Value Realized on Exercise” is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options and multiplying such number by the number of options exercised. The market price of the underlying securities is based on the price of a share of our Common Stock as reported on the NYSE.

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market closing price as reported on the NYSE of the underlying shares on the vesting date. When an award vests on a non-trading day, the most recent previous market closing price as reported on the NYSE is used for the purpose of this calculation.

68	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION IN 2022

The Motorola Solutions Management Deferred Compensation Plan, as amended and restated effective as of June 1, 2013 (the “Deferred Compensation Plan”) allows eligible participants, including the NEOs, to defer portions of their base salary and cash incentive compensation otherwise payable in 2022. Motorola Solutions provides 100% matching contributions on up to 4% of eligible compensation deferred above IRS qualified plan limits ($305,000 in 2022), not to exceed $50,000 in the case of the NEOs. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred thereunder; however, refer to the paragraph below and the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2022 Summary Compensation Table on page 63 of this Proxy Statement for further information regarding above-market earnings on nonqualified deferred compensation in 2022. Each of the NEOs, except Dr. Saptharishi, participated in the Deferred Compensation Plan in 2022.

Name(1) (a)	Executive Contributions in Last FY ($)(2) (b)	Registrant Contributions in Last FY ($)(3) (c)	Aggregate Earnings in Last FY ($)(4) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Gregory Q. Brown	954,808	48,825	-168,560	0	1,512,994

Jason J. Winkler	841,098	31,116	-320,899	-102,410	2,032,225

John P. Molloy	0	22,122	-204,505	0	1,337,203

Mark S. Hacker	0	39,041	-30,223	0	397,172

(1)	Dr. Saptharishi did not participate in the Deferred Compensation Plan in 2022.
(2)

The amounts shown in this column reflect executive contributions that were deferred from the applicable NEOs’ base salaries (with respect to Messrs. Brown and Winkler), or the applicable NEO’s 2021 STIP and 2019-2021 LRIP cash payment (with respect to Mr. Winkler), under the Deferred Compensation Plan, which amounts are also reported as part of “Salary” (for base salary) in the 2022 Summary Compensation Table and “Non-Equity Incentive Plan Compensation” (for the 2021 STIP and 2019-2021 LRIP cash payment), respectively, in the 2021 Summary Compensation Table.

(3)

The amounts shown in this column reflect company contributions under the Deferred Compensation Plan after applicable taxes have been withheld on such amounts. These amounts are also reported as part of “All Other Compensation” in the 2022 Summary Compensation Table on a pre-tax basis.

(4)	For above-market earnings on nonqualified deferred compensation, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2022 Summary Compensation Table.

The amounts reported in the “Aggregate Earnings in Last FY” column in the table above represent all earnings on nonqualified deferred compensation in 2022. The portion of earnings reported as “above-market earnings” in the 2022 Summary Compensation Table in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represents the amount in excess of 5.10% (120% of the applicable federal rate threshold established for 2022 pursuant to SEC rules).

The Deferred Compensation Plan uses the following funds as the index for calculating investment returns on a participant’s deferrals. The investment fund choices mirror the fund choices available in the Motorola Solutions 401(k) Plan. The participant’s deferrals into the Deferred Compensation Plan are deemed to be invested in one or more of these funds, as per the participant’s election. The participant does not actually own any shares of the investment funds he selects.

Fund Offering	Investment Classification	1-Year Annualized Average Rate of Return on December 31, 2022

* Short-Term Investment Fund	Money Market	1.62%

* Short-Term Bond Fund	Short-Term Bond	-3.74%

* Intermediate-Term Bond Fund	Intermediate-Term Bond	-12.91%

* Large Company Equity Fund	Large Cap Blend	-18.11%

* Mid-Sized Company Equity Fund	Mid Cap Blend	-13.03%

* Small Company Equity Fund	Small Cap Blend	-20.33%

* International Equity Fund	International Large Blend	-16.07%

Changes to distribution elections must be filed at least 12 months in advance of a previously elected payment start date. Any change will require that the payment start date be at least five years later than the previously elected payment start date. Hardship withdrawals are available, but no other nonscheduled withdrawals are available. Termination payments cannot be earlier than six months after separation from service, except in the event of death or, under certain circumstances, a change in control of the Company.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	69

RETIREMENT PLANS

We offered the Motorola Solutions Pension Plan, a defined benefit pension plan, to eligible employees (including NEOs) hired before January 1, 2005. The Motorola Solutions Pension Plan was a qualified plan with two different benefit formulas. Effective January 1, 2005, newly hired employees were no longer eligible to participate in the Motorola Solutions Pension Plan. Effective March 1, 2009, all future benefit accruals and compensation increases automatically ceased for all individuals who were participants as of February 28, 2009. In connection with the December 3, 2014 termination of the Motorola Solutions Pension Plan, a new pension plan was adopted with the same terms and conditions as the Motorola Solutions Pension Plan, and the benefits for eligible employees did not change. All references herein to the Pension Plan shall be deemed to refer to the new pension plan.

The Company also offers a defined contribution 401(k) plan, which permits employee deferrals and provides for an employer matching contribution.

Pension Plan

The Pension Plan contains two benefit formulas, referred to as the Traditional Plan and the Portable Plan. The Traditional Plan formula provides an annual pension annuity benefit based on the participant’s average earnings and benefit service, offset by an estimated age 65 Social Security benefit. The Traditional Plan formula is calculated either based on “final average earnings” and estimated Social Security benefit as of December 31, 2007, or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit. The Portable Plan formula provides a lump-sum pension benefit based on the participant’s average earnings, and a “benefit percentage” determined by the participant’s vesting and benefit service. The Portable Plan also calculates a benefit based on “final average earnings” as of December 31, 2007 or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit.

A participant’s “final average earnings” are his/her average earnings for the five years of his/her highest pay during the last ten calendar years (including years he/she did not work a complete year) of the participant’s employment with the Company. A participant’s “modified average earnings” are: (1) the sum of (a) his/her average earnings for the five (or fewer if hired after 2002) years of his/her highest pay during the ten calendar years before January 1, 2008, plus (b) his/her earnings during all years after 2007 in which he/she participated in the Pension Plan, divided by (2) the sum of (a) the number of years of the participant’s benefit service under the Pension Plan prior to January 1, 2008, up to a maximum of five years (or fewer, if less than five); plus (b) the participant’s total years of participation in the Pension Plan for all years after 2007. Eligible earnings include regular earnings, commissions, overtime, lump sum merit pay, and incentive pay with respect to the period January 1, 2000 to February 3, 2002. After February 3, 2002, incentive pay was excluded from the definition of eligible compensation.

401(k) Plan

The Motorola Solutions 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax and /or Roth after-tax contributions, up to the first 4% of eligible compensation. Employees are permitted to contribute up to 75% of eligible compensation on a pre-tax and/or Roth after-tax basis and up to 10% of eligible compensation as after-tax contributions, subject to IRS limits. The 401(k) Plan also offers a discretionary matching contribution, which shall be determined annually by a group comprised of certain Company officers and/or their designees.

PENSION BENEFITS IN 2022

Assumptions described in Note 8, “Retirement Benefits,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are also used below and incorporated by reference.

Name(1) (a)	Plan Name (b)	Number of Years Credited Service (#)(2) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Gregory Q. Brown	Pension Plan (Portable Pension Plan)	6 Years 2 Months	146,831	0

Jason J. Winkler	Pension Plan (Portable Pension Plan)	7 Years 7 Months	99,066	0

John P. Molloy	Pension Plan (Portable Pension Plan)	14 Years 8 Months	232,768	0

Mark S. Hacker	Pension Plan (Portable Pension Plan)	8 Years 1 Month	141,966	0

(1)	Dr. Saptharishi joined the Company in 2018 and is therefore not eligible for the Pension Plan.
(2)

When Motorola Solutions acquires a company, it does not credit or negotiate crediting years of service for the purpose of benefit accruals or augmentation. In certain circumstances, prior service may count toward eligibility and vesting service.

70	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

EMPLOYMENT CONTRACTS

Certain elements of compensation set forth in the 2022 Summary Compensation Table and Grants of Plan-Based Awards in 2022 Table reflect the terms of our employment agreement with Gregory Q. Brown, as further described below.

Employment Agreement with Gregory Q. Brown

During 2022, Gregory Q. Brown was employed as the Company’s Chief Executive Officer pursuant to an employment agreement originally entered into on August 27, 2008 and subsequently amended on each of December 15, 2008, May 28, 2010 and March 10, 2014 (as amended, the “employment agreement”). The employment agreement memorializes Mr. Brown’s base salary of not less than $1,200,000, an annual bonus target of not less than 150% of base salary, and a long-range incentive award target of not less than 250% of base salary. The employment agreement has an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. The Compensation and Leadership Committee determines Mr. Brown’s compensation on an annual basis, which cannot be lower than the amounts described above.

In the event of Mr. Brown’s termination of employment by the Company “without cause” or by Mr. Brown for “good reason,” Mr. Brown will be entitled to, among other items and in general: (1) accrued and unpaid obligations (including base salary, vacation pay, undistributed bonuses and reimbursement of certain business expenses); (2) a lump sum severance payment equal to two times (prior to a change in control) or three times (on or within 24 months of a change in control) the sum of his base salary and target annual bonus; (3) a pro rata annual bonus based on actual performance during the year in which termination occurs; (4) two years (prior to a change in control) or three years (on or within 24 months of a change in control) of medical benefits continuation; and (5) two years’ continued vesting of all outstanding equity awards (prior to a change in control) or accelerated vesting of all outstanding equity awards (on or within 24 months of a change in control). In the event the Company terminates Mr. Brown’s employment for “cause” or Mr. Brown terminates employment without “good reason,” he is entitled only to accrued and unpaid base salary and vacation pay and reimbursement of certain business expenses. In the event of a termination of employment due to death or disability, Mr. Brown is entitled to, among other items, accrued and unpaid obligations (including base salary, vacation pay, undistributed bonuses and reimbursement of certain business expenses) and vesting of all then unvested equity awards that are outstanding at the date of termination.

“Good reason” for Mr. Brown to terminate his employment and receive the above generally includes: (1) a material reduction in salary, bonus targets, or aggregate level of employee benefits; (2) a diminution in title or material diminution in position, authority, duties or responsibilities, subject to certain exceptions; (3) a failure to continue on the Board or material negative change in reporting structure; (4) a relocation of employment beyond 50 miles of Schaumburg, Illinois; (5) the failure of the successor to what is now Motorola Solutions to assume the employment agreement; or (6) any other material breach by the Company of the employment agreement.

During his employment term, Mr. Brown is eligible to participate in the health and welfare plan, perquisites, fringe benefits and other arrangements generally available to other senior executives. Mr. Brown is required to use the Company’s aircraft, if any, or Company arranged charter aircraft, for business and personal travel pursuant to the Company’s security policy. Mr. Brown is not covered by the Company’s change in control severance plans. Mr. Brown is also not entitled to a gross up for excise taxes on excess parachute payments.

Mr. Brown’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two-year period following termination of employment.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	71

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Arrangements

The Company’s 2011 Senior Officer Change in Control Severance Plan, amended and restated in 2014 (the “CIC Severance Plan”), is applicable to the NEOs, other than Mr. Brown, as well as all officers who are at or above the level of Senior Vice President (“Senior Officers”).

CIC Provision	CIC Severance Plan

Eligibility	All existing or newly elected or promoted executives with the following titles: • Executive Vice President • Senior Vice President

CIC Cash Severance Multiple	Two times sum of current base salary and current target annual bonus

Medical Benefit Continuation	Two years

Excise Tax Gross-Up	None. In the event change in control benefits are subject to the excise tax under Section 4999 of the Code, either the participant will pay the excise taxes or the benefits will be cut back to an amount that eliminates imposition of the excise taxes, whichever option is more favorable to the participant on an after-tax basis.

Advance Notification to Participant of Plan Amendment	One year

In particular, under the CIC Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant terminates employment with the Company within two years subsequent to a Change in Control of the Company for “Good Reason;” or if the participant’s employment with the Company is involuntarily terminated within two years subsequent to a Change in Control of the Company for any reason other than termination for “Cause,” “Disability,” death or retirement under a mandatory retirement policy; or in the event of an anticipatory termination in connection with a Change in Control of the Company;

•

qualifying participants are entitled to receive a lump sum in cash (with limited exceptions) equal to their unpaid salary for accrued vacation days, accrued salary through the termination date as well as earned and unpaid annual incentive or sales incentive bonuses for the preceding year;

•

qualifying participants are also entitled to receive a lump sum in cash equal to two times the participant’s base salary in effect on the termination date plus two times the participant’s target annual bonus or sales incentive bonus for the year in which termination occurs;

•	qualifying participants will also receive a pro rata target annual or sales incentive bonus for the performance period (year, quarter or month) in which the termination occurs;

•	payments may be made at different times or in different formats depending on the application of Section 409A of the Code;

•

qualifying participants will also receive continued medical, dental and life insurance benefits for up to two years at the active employee premium rate, and two years of age and service credit for retiree medical eligibility; and

•

in the event a qualifying participant is subject to the excise tax under Section 4999 of the Code, either (a) the participant will pay all applicable Section 4999 excise taxes with respect to severance benefits (if such taxes apply) or (b) the severance benefits will be cut back to an amount that will not be subject to Section 4999 excise taxes, whichever option is more favorable to the participant on an after-tax basis.

If a Change in Control occurs during the term, the CIC Severance Plan continues for at least an additional two years from the Change in Control. The CIC Severance Plan may not be amended or terminated in a manner adverse to participants except upon one year’s advance written notice.

In addition to plans covering all of the Company’s Senior Officers, there are change in control protections for the general employee population under the Motorola Solutions, Inc. Involuntary Severance Plan.

Also, except as otherwise determined by the Compensation and Leadership Committee at the time of the grant of an award, under the Omnibus Plan, upon a Change in Control of the Company and a qualifying termination (known as a “double trigger”), all equity-based awards granted to employees, including our NEOs, become fully vested and exercisable; all performance goals are deemed achieved at target levels and all other terms and conditions are deemed met; all performance stock would be delivered as promptly as practicable; all performance units, restricted

72	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

stock units and other units would be paid out as promptly as practicable; all annual short-term incentive awards would be paid out at target levels and all other terms and conditions deemed met; and all other stock or cash awards would be delivered and paid. The value of this potential acceleration of awards is the same as the value disclosed for the stock options and RSUs under the “Involuntary Termination-Change in Control” column of the Termination and Change in Control Table for 2022. A qualifying termination includes an NEO who is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months following the Change in Control. This treatment also applies for any awards that are assumed or replaced by the successor corporation (or parent thereof) if these awards preserve the value of existing awards at the time of the Change in Control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. With respect to any awards that are not assumed or replaced, such awards shall immediately vest.

Executive Severance Plan

The Company has maintained an executive severance plan for all U.S.-based elected officers and Appointed Vice Presidents since October 1, 2008. On January 24, 2011, the Compensation and Leadership Committee approved and adopted the Company’s 2011 Executive Severance Plan, amended and restated in 2014 (the “Executive Severance Plan”). The Executive Severance Plan is applicable to the NEOs, other than Mr. Brown, and is the Company’s severance plan for officers of the Company at or above the level of Appointed Vice President (“Vice Presidents”), with additional eligibility for certain participants as set forth therein.

Executive Severance Provision	Executive Severance Plan

Eligibility

Existing or newly elected or promoted executives in the United States with the following titles:

•   Executive Vice President

•   Senior Vice President

•   Corporate Vice President

•   Appointed Vice President

Qualifying Event	Executive must have a qualifying termination and such termination of employment constitutes a separation from service within the meaning of Section 409A of the Code, and must execute a general release of claims in favor of the Company

Severance Amount	• Appointed Vice President – 9 months of base salary • Corporate Vice President and above – 12 months of base salary

Definition of Severance Bonus	Pro rata STIP or Annual Incentive Plan, as applicable, award based on actual business results for the year in which separation occurred and with an individual performance factor of 1.0, if applicable

Medical Benefit Continuation	• Appointed Vice President – 9 months of medical plan coverage • Corporate Vice President and above – 12 months of medical plan coverage

Career Outplacement Services	Up to 12 months outplacement services or a cash payment in lieu of such services

Financial Planning	Appointed Vice President and above – through the later of 12 months following separation or April 30 of calendar year following year of separation

Advance Notification to Participant of Plan Amendment	One year

In particular, under the Executive Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant’s employment is terminated by the Company other than: (a) for total and permanent disability; (b) for “Cause;” (c) due to death; (d) if the participant accepts employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company (or is offered employment under such circumstances with certain compensation and benefits that are comparable to those provided by the Company when new employment would become effective); (e) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary; or (f) if the participant terminates voluntarily for any reason;

•

qualifying participants who execute a prescribed release of claims in favor of the Company, are not in breach of any covenants or other agreements with the Company and comply with non-disparagement, confidentiality and other applicable covenants, are entitled to receive, in addition to accrued salary through the separation date, 12 months (or nine months in the case of Appointed Vice Presidents) of base salary continuation and a pro rata annual bonus or pro rata sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs;

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	73

•

qualifying participants would receive (a) 12 months (nine months in the case of Appointed Vice Presidents) of continued medical plan coverage at the active employee premium rate, (b) up to 12 months of career outplacement services, or cash in-lieu thereof not to exceed the cost of such outplacement services, and (c) a minimum of 12 months of financial planning services;

•

any severance pay and benefits paid under the Executive Severance Plan are to be offset against any severance pay and benefits payable under the applicable change in control plan and/or other individual severance arrangements;

•

if a qualified participant receives a pro rata annual bonus or pro rata sales incentive under the Executive Severance Plan, the participant is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period; and

•

the Compensation and Leadership Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of a qualifying participant’s severance pay and benefits, including any bonus or incentive.

If a Change in Control occurs, the Executive Severance Plan continues for at least an additional two years after the Change in Control. The Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent.

Termination and Change in Control Tables for 2022

The tables below outline the potential payments to our NEOs upon the occurrence of certain termination triggering events. Standard definitions for the various types of terminations follow the tables, although exact definitions may vary by agreement and by person.

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2022. For each NEO, the columns included reflect the triggering events that were theoretically possible on December 31, 2022.

Gregory Q. Brown

Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$7,765,274	$0	$0	$0	$7,765,274	$11,647,911

Accrued but Unused Vacation Pay	38,942	38,942	38,942	38,942	38,942	38,942

Short-Term Incentive(3)	2,481,984	2,481,984	2,481,984	0	2,481,984	2,532,637

Long-Term Incentives

• Stock Options (Unvested and Accelerated or Continued Vesting)(4)	12,594,049	11,183,878	14,751,510	0	12,594,049	14,751,510

• Restricted, Performance and Market Stock Units (Unvested and Accelerated or Continued Vesting)(4)	18,875,711	15,839,372	26,676,851	0	18,875,711	26,676,851

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	27,435	0	0	0	27,435	41,152

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

TOTAL	$41,783,395	$29,560,676	$43,965,787	$38,942	$41,799,895	$55,705,503

74	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

Jason J. Winkler

Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$775,000	$3,139,705

Accrued but Unused Vacation Pay	22,356	22,356	22,356	22,356	0	22,356

Short-Term Incentive(3)	0	0	730,054	0	730,054	744,953

Long-Term Incentives

• Stock Options (Unvested and Accelerated)(4)	0	0	2,334,690	0	248,943	2,334,690

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	5,341,297	0	1,427,456	5,341,297

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	648	1,296

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$22,356	$38,856	$8,444,97	$22,356	$3,216,601	$11,600,797

John P. Molloy

Executive Vice President and Chief Operating Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$885,000	$3,585,341

Accrued but Unused Vacation Pay	25,529	25,529	25,529	25,529	0	25,529

Short-Term Incentive(3)	0	1,166,037	832,883	0	832,883	849,881

Long-Term Incentives

• Stock Options (Unvested and Accelerated)(4)	0	0	3,567,518	0	1,452,955	3,567,518

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	6,362,344	0	2,146,467	6,362,344

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	17,608	35,216

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$25,529	$1,208,066	$10,804,774	$25,529	$5,369,413	$14,442,329

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	75

Mahesh Saptharishi

Executive Vice President and Chief Technology Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$775,000	$3,139,705

Accrued but Unused Vacation Pay	14,904	14,904	14,904	14,904	0	14,904

Short-Term Incentive(3)	0	0	700,480	0	700,480	714,776

Long-Term Incentives

• Stock Options (Unvested and Accelerated)(4)	0	0	2,417,664	0	1,351,976	2,417,664

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	4,008,164	0	1,226,442	4,008,164

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	12,997	25,995

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$14,904	$31,404	$7,157,712	$14,904	$4,101,395	$10,337,708

Mark S. Hacker

Executive Vice President, General Counsel and Chief Administrative Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$765,000	$3,099,193

Accrued but Unused Vacation Pay	22,067	22,067	22,067	22,067	0	22,067

Short-Term Incentive(3)	0	0	722,051	0	722,051	736,787

Long-Term Incentives

• Stock Options (Unvested and Accelerated)(4)	0	0	2,240,028	0	924,326	2,240,028

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	4,120,525	0	1,394,211	4,120,525

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	17,512	35,024

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$22,067	$38,567	$7,121,171	$22,067	$3,857,600	$10,270,124

(1)

For purposes of this analysis, we assumed the NEOs’ compensation is as follows: Mr. Brown’s base salary is equal to $1,350,000 and his short-term incentive target opportunity under the STIP is equal to 188% of base salary. Mr. Winkler’s base salary is equal to $775,000, his short-term incentive target opportunity under the STIP is equal to 103% of actual earnings. Mr. Molloy’s base salary is equal to $885,000, his short- term incentive target opportunity under the STIP is equal to 103% of actual earnings. Dr. Saptharishi’s base salary is equal to $775,000, his short-term incentive target opportunity under the STIP is equal to 103% of actual earnings. Mr. Hacker’s base salary is equal to $765,000, his short-term incentive target opportunity under the STIP is equal to 103% of actual earnings.

(2)

Under Involuntary Termination-Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Mr. Brown, severance is calculated as two times base salary plus two times target STIP award, as further discussed in “Employment Agreement with Gregory Q. Brown” on page 71 of this Proxy Statement. Under Involuntary Termination-Change in Control, severance is calculated as two times base salary plus two times target bonus in the year of termination pursuant to the CIC Severance Plan, and pursuant to Mr. Brown’s employment agreement is calculated as three times base salary plus three times target bonus in the year of termination. Actual severance payments may vary. See “Executive Severance Plan” on page 73 of this Proxy Statement for further details.

(3)

Assumes the effective date of termination is December 31, 2022 and that the payment is calculated pursuant to the terms and conditions of the applicable arrangement or plan. If the NEO does not meet the rule of retirement under the STIP on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement.

(4)

Assumes the effective date of termination is December 31, 2022 and the price per share of Common Stock on the date of termination is $257.71 per share, the closing price of the Common Stock on December 31, 2022. If the NEO does not meet the rule of retirement, if applicable, under the equity plans on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement. For Involuntary Termination-Not For Cause, the vesting for unvested equity is pro rata accelerated for full months of service from the grant date, or beginning of the performance period, to the termination date. For Mr. Brown, under Voluntary Termination-Good Reason and Involuntary Termination-Not For Cause, equity continues to vest for a period of two years following termination. The value of dividend equivalent shares on Mr. Brown’s restricted shares is not included.

76	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

(5)

Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.

(6)

See “Nonqualified Deferred Compensation in 2022” on page 69 of this Proxy Statement for a discussion of nonqualified deferred compensation. There would be no further enhancement or acceleration upon a termination or change in control.

(7)

Health and Welfare Benefits Continuation is calculated as 12 months (except with respect to Mr. Brown, which is calculated as 24 months per his employment agreement) as provided in the Executive Severance Plan under Involuntary Termination-Not for Cause and as 24 months (except with respect to Mr. Brown, which is calculated as 36 months per his employment agreement) under Involuntary Termination-Change in Control. Mr. Brown’s employment agreement also provides for 24 months benefits continuation under Voluntary Termination-Good Reason.

(8)

Mr. Brown’s employment agreement and our CIC Severance Plan use a “double trigger.” In other words, in order for severance benefits to be “triggered,” (1) a change in control must occur, and (2) an executive must be involuntarily terminated for a reason other than “Cause” or must leave for “Good Reason” within 24 months following the change in control. Mr. Brown’s employment agreement has unique definitions of “Cause” and “Good Reason.” The total amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

Definitions:

“Voluntary Termination” means a termination initiated by the officer.

“Voluntary Termination-Good Reason” occurs when, other than in connection with a Change in Control, employment is terminated by an officer for Good Reason.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced from such total annual compensation as in effect during the 90-day period immediately preceding a Change in Control, (4) the Company requires regular performance of duties beyond a 50-mile radius from the officer’s current location, (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan. In the case of Mr. Brown, “Good Reason” also means (1) a failure to continue on the Board of Directors or a negative change in reporting structure, (2) Mr. Brown is not the sole Chief Executive Officer of Motorola Solutions on and after September 1, 2011, or (3) the failure of the successor to what is now Motorola Solutions to assume his employment agreement.

“Voluntary Termination–Retirement” means, for purposes of the awards under the Omnibus Plan prior to March 9, 2015 and the awards under the LRIP prior to February 11, 2015, retirement after reaching age 55 with at least 20 years of service, or age 60 with at least 10 years of service, or age 65; for purposes of awards under the Omnibus Plan on or after March 9, 2015 and awards under the LRIP, retirement after reaching age 55 with at least 10 years of service, or age 60 with at least 5 years of service, or age 65; for purposes of the STIP, the definition of “retirement” that appears in the primary retirement plan covering the individual; and for purposes of the Pension Plan, retirement after reaching age 55 with 3 years of service.

“Total and Permanent Disability” means termination of employment following entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

“Involuntary Termination–For Cause” means termination of employment following any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

“Involuntary Termination–Not for Cause” means termination of employment for reasons other than “For Cause,” Change in Control as defined below, death, Retirement or Total and Permanent Disability as defined above.

“Involuntary Termination for Change in Control” occurs when, at any time (1) following a Change in Control and, assuming equity awards are not suitably replaced by a successor, prior to the second anniversary of a Change in Control or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	77

“Change in Control” (as used in the prior definition of “Involuntary Termination for a Change in Control”) shall be deemed to have occurred if (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company, and no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holder of Common Stock, directly or indirectly, have at least 65% ownership interest, (3) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (4) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

78	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

CEO PAY RATIO

Our CEO Pay Ratio for 2022, calculated in accordance with the requirements set forth in Item 402(u) of Regulation S-K, is approximately 196:1.

•

Non-material changes in our global workforce prompted the use of the same median employee as in 2021, as permitted under SEC rules. Since the date used to select the median employee, there have been no changes to our employee population or compensation arrangements that we believe would significantly impact the pay ratio disclosure. In making this determination, we considered the exclusion of 571 employees who joined the Company in 2022 in connection with various acquisitions.

•

Mr. Brown’s total annual compensation, as disclosed in the 2022 Summary Compensation Table (“SCT”), was $21,016,481, which is an approximately 5% increase from 2021 primarily due to the Board’s decision to increase Mr. Brown’s 2022 LTI opportunity by 5% from $14.8 million in 2021 to $15.5 million in 2022.

•	The median of the annual total compensation of all our employees (other than Mr. Brown) was $107,215 in 2022.

We selected October 1, 2021 as the date to identify and select our median employee. As of that date, we had 18,900 global employees, excluding the CEO, in 57 countries. Of our 18,900 employees, 8,809 were located in the U.S. and 10,091 were located outside of the U.S. as of such date. Our median employee was identified using the Company’s global full-time, part-time, temporary and seasonal employees employed on October 1, 2021. As part of our methodology, and as permitted under the pay ratio rule, we excluded all employees in the following 18 countries (940 total employees in non-U.S. jurisdictions excluded, which is just below 5.0% of our total workforce as of October 1, 2021 when we identified our median employee):

Countries Excluded	Number Employees

Algeria	14

Argentina	46

Brazil	139

Chile	281

Colombia	68

Ecuador	9

Egypt	13

Greece	4

Indonesia	13

Libya	9

Mexico	144

Pakistan	1

Peru	20

Philippines	5

Romania	13

Russian Federation	29

Ukraine	6

Vietnam	126

Total Employees Excluded:	940

Annual base salary (converted to USD) and wages plus overtime were used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2021.

After identifying the median employee in 2021, as described above, the same median employee’s 2022 total annual compensation was calculated in the same manner as for the NEOs in the 2022 SCT and the CEO’s total annual compensation is the same as in the SCT.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	79

PAY VS. PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation and the Company’s financial performance.
The following required table discloses information on “compensation actually paid” (“CAP”), as defined by Item 402(v) of Regulation
S-K,
to our principal executive officer (“PEO“) and (on average) to our other NEOs
(“Non-PEO
NEOs”) during the specified years with TSR and net income financial measures, as well as a Company-selected measure of one-year
relative TSR. The Company selected this measure as the most important in linking CAP to our NEOs for 2022 to Company performance, as relative TSR was the financial measure used for the majority of our 2020-2022 performance awards (totaling two-thirds
of target long-term incentive awards granted to our executives for that performance cycle), as described in more detail on page 49.

					Value of Initial Fixed $100 Investment Based On:

Year (a)	Summary Compensation Table Total for PEO ($) (b) (1)	Compensation Actually Paid to PEO ($) (c) (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (d) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e) (3)(4)	Total Shareholder Return ($) (f) (5)	Peer Group Total Shareholder Return ($) (g) (5)(6)	Net Income ($ millions) (h) (7)	One-Year Relative Total Shareholder Return Percentile Rank (%) (i) (8)

2022	$21,016,481	$19,817,153	$5,745,113	$6,254,463	$167.25	$122.01	$1,363	65.4%

2021	$19,980,639	$86,440,713	$4,923,478	$13,731,315	$173.87	$152.27	$1,245	89.8%

2020	$23,100,854	$24,335,560	$4,089,772	$4,567,727	$107.39	$100.63	$949	48.9%

(1)	Gregory Q. Brown served as our PEO for the full year for each of 2022, 2021, and 2020. The amounts in columns (b) and (c) include Mr. Brown’s compensation for 2020-2022.
(2)
The dollar amounts shown in column (c) reflect “compensation actually paid” to Mr. Brown, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to Mr. Brown during the applicable years. The amounts deducted and added to the PEO’s Summary Compensation Table total in order to determine the PEO’s CAP are as follows:

PEO – Reconciliation of SCT Total to CAP Total (column (c))	2020	2021	2022
SCT Total	23,100,854	19,980,639	21,016,481
Less SCT Change in Present Value of Pension Plan (a)	(21,004)	(1,273)	0
Less SCT Stock Awards (b)	(9,399,711)	(10,501,466)	(10,956,744)
Less SCT Option Awards (b)	(4,699,939)	(4,916,617)	(5,162,429)
Plus Pension Programs Service Cost (c)	0	0	0
Plus Pension Programs Prior Service Cost (c)	0	0	0
Plus Value of New Stock and Option Awards Granted in Current Year and Unvested as of Year End (d)	13,785,275	37,662,758	24,606,376
Plus Change in Value of Stock and Option Awards Granted in Prior Years and Unvested as of Year End (d)	(598,442)	41,901,428	1,629,246
Plus New Stock and Option Award Grants Value as of Vesting Date (d)	0	0	0
Plus Change in Value of Stock and Option Awards Granted in Prior Years as of Vesting Date (d)	2,168,527	2,315,244	(11,315,777)
Less Prior Year Value of Stock and Option Awards Forfeited or Cancelled (d)	0	0	0
Compensation Actually Paid	24,335,560	86,440,713	19,817,153

(a)	Represents the aggregate change in actuarial present value of the PEO’s benefits under all pension plans for each year, as previously reported in the applicable SCT.
(b)	Represents the aggregate grant date fair value of equity-based awards granted each year as computed in accordance with ASC Topic 718, as previously reported in the applicable SCT.
(c)
There was no service cost or prior service cost for our defined benefit pension plans because our executives who participate in those plans ceased accruing service credit under those plans when they were frozen in early 2009.

(d)	Reflects the fair value or change in fair value of equity-based awards, calculated in accordance with Regulation S-K Item 402(v)(2)(iii)(C).

80	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

(3)
For 2020, our
Non-PEO
NEOs included Messrs. Winkler, Molloy, and Hacker, and former executives Kelly Mark and Gino Bonanotte. For 2021, our
Non-PEO
NEOs included Messrs. Winkler, Molloy, Hacker, and Mark and Dr. Saptharishi. For 2022, our
Non-PEO
NEOs included Messrs. Winkler, Molloy, and Hacker and Dr. Saptharishi.

(4)
The dollar amounts shown in column (e) reflect average CAP to our
Non-PEO
NEOs, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to our
Non-PEO
NEOs during the applicable years. The amounts deducted and added to the
Non-PEO
NEOs’ SCT total in order to determine the
Non-PEO
NEOs’ CAP are as follows:

Non-PEO NEOs (Average) – Reconciliation of SCT Total to CAP Total (column (e))	2020 Average	2021 Average	2022 Average
SCT Total	4,089,772	4,923,478	5,745,113
Less SCT Change in Present Value of Pension Plan (a)	(57,797)	0	0
Less SCT Stock Awards (b)	(1,129,136)	(1,873,248)	(2,219,488)
Less SCT Option Awards (b)	(689,411)	(907,398)	(1,045,801)
Plus Pension Programs Service Cost (c)	0	0	0
Plus Pension Programs Prior Service Cost (c)	0	0	0
Plus Value of New Stock and Option Awards Granted in Current Year and Unvested as of Year End (d)	2,172,356	6,577,679	4,984,568
Plus Change in Value of Stock and Option Awards Granted in Prior Years and Unvested as of Year End (d)	(55,582)	4,736,906	186,564
Plus New Stock and Option Award Grants Value as of Vesting Date (d)	0	0	0
Plus Change in Value of Stock and Option Awards Granted in Prior Years as of Vesting Date (d)	237,525	273,898	(1,396,493)
Less Prior Year Value of Stock and Option Awards Forfeited or Cancelled (d)	0	0	0
Compensation Actually Paid	4,567,727	13,731,315	6,254,463

(a)	Represents the aggregate change in actuarial present value of the Non-PEO NEOs’ benefits under all pension plans for each year, as previously reported in the applicable SCT.
(b)	Represents the aggregate grant date fair value of equity-based awards granted each year as computed in accordance with ASC Topic 718, as previously reported in the applicable SCT.
(c)
There was no service cost or prior service cost for our defined benefit pension plans because our executives who participate in those plans ceased accruing service credit under those plans when they were frozen in early 2009.

(d)	Reflects the fair value or change in fair value of equity-based awards, calculated in accordance with Regulation S-K Item 402(v)(2)(iii)(C).

(5)
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2019. For 2022, reflects the cumulative total shareholder return from December 31, 2019-December 31, 2022. For 2021, reflects the cumulative total shareholder return from December 31, 2019-December 31, 2021. For 2020, reflects the cumulative total shareholder return from December 31, 2019-December 31, 2020.

(6)
Reflects the market cap weighted total shareholder return of the S&P Communications Equipment Index. As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P Communications Equipment Index, which is the industry peer group used for purposes of Item 201(e) of Regulation
S-K.
For a description of the separate peer group used by the Compensation and Leadership Committee, for purposes of determining compensation paid to our executive officers, refer to the section of this Proxy Statement on page 57 titled “Comparative Market Data – 2022 Peer Group.”

(7)	Reflects after-tax net income attributable to shareholders prepared in accordance with GAAP for each of the years shown. We do not use net income in our compensation programs.
(8)
Reflects the Company’s percentile rank based on
one-year
TSR relative to the S&P 500, which, for 2022, represents, in the Company’s assessment, the most important financial performance measure used to link NEO compensation actually paid to company performance for the most recently completed fiscal year. We have included one-year
relative TSR in the table in accordance with applicable SEC guidance. However, percentile rank based on three-year TSR relative to the S&P 500 is the measure actually used in the Company’s compensation programs. The Company’s three-year percentile rank was 78 th
for 2022, 79
th
for 2021 and 88
th
for 2020. This three-year measure represented 52% of 2022 target total compensation for Mr. Brown and an average of 42% of 2022 target total compensation for other NEOs. For additional detail regarding the calculation of this three-year measure, refer to the section of this Proxy Statement on page 56 titled “2022 Annual Compensation Elements – Long-Term Incentives – LTI Components.”

Relationship Between Pay and Performance
The following narrative and graphical comparisons provide descriptions of the relationship between certain figures included in the Pay vs. Performance table for each of 2022, 2021, and 2020, including: (a) a comparison of each financial performance measure (TSR, net income and the Company-selected measure) and the compensation actually paid to the PEO and to the other
Non-PEO
NEOs; and (b) the relationship between the Company’s TSR and the peer group TSR.
Compensation Actually Paid versus Company Performance
. The relationship between compensation actually paid and the Company’s financial performance over the three-year period shown in the table above is described in the following bullet points.
PEO

•
From 2021 to 2022, compensation actually paid to the CEO decreased by $66.6 million or 77%. Over this same period, the Company’s TSR decreased by 4%, net income increased by 9.5%, and one-year relative TSR percentile rank decreased by 27% (from 89.8 th
percentile rank to 65.4
th
percentile rank).

•
From 2020 to 2021, compensation actually paid to the CEO increased by $62.1 million or 255%. Over this same period, the Company’s TSR increased by 62%, net income increased by 31%, and one-year relative TSR percentile rank increased by 84% (from 48.9 th
percentile rank to 89.8
th
percentile rank).

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	81

Non-PEO
NEOs

•
From 2021 to 2022, compensation actually paid to the Non-PEO NEOs decreased by $7.5 million or 54%. Over this same period, the Company’s TSR decreased by 4%, net income increased by 9.5%, and one-year relative TSR percentile rank decreased by 27% (from 89.8 th
percentile rank to 65.4
th
percentile rank).

•
From 2020 to 2021, compensation actually paid to the Non-PEO NEOs increased by $9.2 million or 201%. Over this same period, the Company’s TSR increased by 62%, net income increased by 31%, and one-year relative TSR percentile rank increased by 84% (from 48.9 th
percentile rank to 89.8
th
percentile rank).

Company TSR versus S&P Communications Equipment TSR.
The
rel
ationship between the Company’s TSR and the TSR of the S&P Communications Equipment Index is shown below:

The following table lists the three financial performance measures we believe represent the most important financial performance measures we use to link executive compensation actually paid to our NEOs for 2022 to Company performance:

2022 Most Important Performance Measures

• Relative TSR Percentile Rank

• Stock Price

• Non-GAAP Operating Earnings
For more information about how we use these financial performance measures in our compensation programs, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 39.

82	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Motorola Solutions shareholders	4,247,011 (2)(3)	$117.50	13,243,620 (4)
Equity compensation plans not approved by Motorola Solutions shareholders	–	–	–

(1)	The weighted-average exercise price does not include outstanding RSUs or DSUs.
(2)	Includes shares subject to outstanding options granted under the Omnibus Plan.
(3)
Includes an aggregate of 1,476,060 RSUs or DSUs that have been granted or accrued pursuant to dividend equivalent rights under the Omnibus Plan. Each RSU or DSU is intended to be the economic equivalent of one share of Common Stock. It does not include 6,878 RSUs which provide by their terms for cash settlement.

(4)
Of these shares: (i) 4,956,511 shares remain available for future issuance under the Motorola Solutions Employee Stock Purchase Plan of 1999, as amended; and (ii) an aggregate of 8,287,109 shares remain available for future issuance under the Omnibus Plan. In addition to stock options, other equity benefits which may be granted under the Omnibus Plan are SARs, restricted stock, RSUs, DSUs, performance shares and other stock awards. In addition, at the discretion of the Compensation and Leadership Committee, shares of Common Stock may be issued under the Omnibus Plan in payment of awards under the Company’s long-range incentive plans.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	83

PROPOSAL NO. 4 — ADVISORY APPROVAL OF THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

In addition to the “say-on-pay” proposal (Proposal No. 3), the Company is asking shareholders to cast an advisory vote on the frequency with which the Company should provide shareholders with an opportunity to approve, on an advisory basis, its executive compensation (a “say-on-frequency” vote). Pursuant to Section 14A of the Exchange Act, the Company is asking shareholders whether future say-on-pay votes should be held every one, two or three years. The non-binding vote is held at least every six years, and we held our last say-on-frequency vote at the 2017 Annual Meeting of Shareholders. Since our last say-on-frequency vote in 2017, we have held annual say-on-pay votes. It is expected that the next say-on-frequency vote will occur at our 2029 Annual Meeting of Shareholders.

After careful consideration of this proposal, our Board recommends that shareholders vote for holding a say-on-pay vote each year for a number of reasons. This frequency is consistent with the practice we adopted in 2008, 2011 and 2017. Our Board believes that holding an annual advisory vote on the Company’s executive compensation has worked well. Holding an annual advisory vote on the Company’s executive compensation will continue to allow us to obtain information on shareholders’ views of the compensation of our NEOs on a more consistent basis and will provide our Board and Compensation and Leadership Committee with frequent input from shareholders on our compensation programs.

Shareholders are not voting to approve or disapprove the Board’s recommendation. Rather, shareholders will be able to specify one of four choices with respect to this proposal: 1 year, 2 years, 3 years or abstain. The option that receives the highest number of votes will be considered by the Board as shareholders’ recommendation as to the frequency of the advisory vote on the Company’s executive compensation, even if that alternative does not receive a majority vote.

The say-on-frequency vote is an advisory vote, and therefore it will not bind the Company or the Board. However, our Board and the Compensation and Leadership Committee will consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes. Notwithstanding our Board’s recommendation and the outcome of the shareholder vote, our Board may in the future decide to hold say-on-pay votes at a different frequency and may vary its policy based on various factors, including discussions with shareholders and adoption of material changes to compensation programs.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF “1 YEAR” WITH RESPECT TO THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION EACH YEAR. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED “1 YEAR.”

84	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

AUDIT COMMITTEE MATTERS

THE FOLLOWING “REPORT OF AUDIT COMMITTEE” SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter that is available at www.motorolasolutions.com/investors/corporate-governance.html. The responsibilities of the Audit Committee include assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Audit Committee also appoints and retains the independent registered public accounting firm. On March 9, 2023, our Board determined that each current member of the Audit Committee was independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola Solutions, Inc. Director Independence Guidelines. Our Board also determined that (1) each member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “Who We Are—Board” on page 13 of this Proxy Statement, and (2) each member of the Audit Committee is “financially literate.”

The Audit Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2022, the Audit Committee met 9 times. The Audit Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain of these meetings, the Audit Committee meets privately with the independent registered public accounting firm, the chief financial officer, the director of internal audit, the chief ethics officer, the chief legal counsel and, from time to time, other members of management. Outside of formal meetings, Audit Committee members had telephone calls to discuss important matters with management and the independent registered public accounting firm. The Audit Committee also engages the independent registered public accounting firm to perform a review of the interim financial statements in accordance with Statement on Auditing Standards (“SAS”) No. 100 and discusses the results of each review with the independent registered public accounting firm.

Throughout the year, the Audit Committee monitors matters related to the independence of PwC, the Company’s independent registered public accounting firm since its appointment for the fiscal year ended December 31, 2019. As part of its monitoring activities, the Audit Committee reviews the relationships between PwC and the Company. After reviewing the relationships and discussing them with management, the Audit Committee discussed PwC’s overall relationship with the Company, as well as PwC’s objectivity and independence. Based on its review, the Audit Committee is satisfied with PwC’s independence.

PwC also has provided the Audit Committee with the written disclosures and the letter, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed and confirmed PwC’s independence from the Company and management with PwC. The Audit Committee also discussed with management, the internal auditors and PwC, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both PwC and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with PwC all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. With and without management present, the Audit Committee discussed and reviewed the results of PwC’s examination of the consolidated financial statements. The Audit Committee also discussed the results of the internal audit examinations. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022 with management and PwC. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and PwC has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and PwC, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2022 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal controls over financial reporting as of December 31, 2022. Management is responsible for maintaining adequate internal controls over financial reporting and for its assessment of the effectiveness of internal controls over financial reporting. The Company’s independent registered public accounting firm has the responsibility for auditing the effectiveness of internal controls over financial reporting and expressing an opinion thereon based on its

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	85

audit. Based on the above-mentioned review and discussions with management and PwC, the Audit Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2022 and the report of PwC be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. As specified in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2022, the Audit Committee has relied on: (1) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (2) the reports of PwC with respect to such consolidated financial statements.

Respectfully submitted,

Judy C. Lewent, Chair

Dr. Ayanna M. Howard

Clayton M. Jones

86	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee appoints and engages the independent registered public accounting firm annually. PwC served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2022 and December 31, 2021 and is serving in such capacity for the current fiscal year.

Audit Fees and All Other Fees

The aggregate fees billed by PwC for professional services to the Company were $8.1 million in 2022 and $8.7 million in 2021. The fees in connection with the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements are listed below under “Audit Fees.” The fees for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, are listed below under “Audit-Related Fees.” Audit-Related Fees also include due diligence procedures performed in connection with merger and acquisition activities. The fees billed by PwC for tax services, which primarily related to multi-national tax compliance services, are listed below under “Tax Fees.”

The following table further summarizes fees billed to the Company by PwC during 2022 and 2021.

(In millions)	2022	2021

Audit Fees	$7.1	$6.5

Audit-Related Fees	$0.3	$0.6

Tax Fees	$0.7	$1.6

All Other Fees	$0.0	$0.0

Total	$8.1	$8.7

AUDIT COMMITTEE PRE-APPROVAL POLICIES

In addition to retaining PwC to audit the Company’s consolidated financial statements and internal controls over financial reporting for 2022 and 2021, PwC and other accounting firms were retained to provide auditing and advisory services in 2022. The Audit Committee has historically engaged PwC to provide divestiture and acquisition-related due diligence and audit services, audit-related assurance services, and certain tax services. The Audit Committee has further determined that the Company will obtain non-audit services from PwC only when the services offered by the firm are competitive with other service providers and do not impair the independence of PwC.

The Audit Committee Auditor Fee Policy requires the pre-approval of all professional services provided to the Company by PwC. Below is a summary of the policy and the Company’s procedures.

The Audit Committee pre-approves the annual audit plan and the annual audit fee. The Audit Committee Auditor Policy includes an approved list of services that PwC can provide, including audit-related services, tax services, and other services. The Audit Committee pre-approves the annual non-audit related services and budget. The Audit Committee allows the Company’s Chief Accounting Officer to authorize payment for any audit and non-audit service in the approved budget. The Audit Committee also provides the Company’s Chief Accounting Officer with the authority to pre-approve fees less than $100,000, limited to a cumulative cap of $200,000, between Audit Committee meetings, for allowable audit and audit-related services, and to pre-approve fees less than $20,000, limited to a cumulative cap of $50,000, between Audit Committee meetings, for allowable tax services and fees. The Audit Committee Chair has the authority to pre-approve fees on the list of approved services, outside of the Chief Accounting Officer’s allowable authorization, in advance of the Audit Committee meeting. The Chief Accounting Officer is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee reviews, and if necessary, formally approves updated audit, audit-related, tax and other services and fees.

In 2022, management did not approve any services that were not on the list of services pre-approved by the Audit Committee.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	87

OUR SHAREHOLDERS

SECURITY OWNERSHIP INFORMATION

Management and Directors

The following table sets forth information as of the close of business on March 14, 2023 regarding the beneficial ownership of shares of Common Stock by: (i) each director and nominee for director of the Company, (ii) each NEO, and (iii) all directors and current executive officers of the Company as a group. Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of, as well as any shares that such person has the right to acquire within 60 days, including through the exercise of options or other rights. Under these rules, the same shares may be beneficially owned by more than one person if there is shared power to vote and/or shared power to direct the disposition of the shares. Except as otherwise indicated in the footnotes below, to our knowledge, the persons named possessed sole voting and investment power over such shares, and such shares are not subject to any pledge. Unless otherwise noted, the address of each beneficial owner listed below is c/o Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

Name	Shares of Common Stock Beneficially Owned(3)(4)	Percent of Common Stock Outstanding
Gregory Q. Brown(1)	2,069,740	1.24%

Jason J. Winkler	40,884	*

John P. Molloy	168,079	*

Mark S. Hacker(2)	27,931	*

Mahesh Saptharishi	65,114	*

Kenneth D. Denman	3,374	*

Egon P. Durban	0	*

Dr. Ayanna M. Howard	0	*

Clayton M. Jones	0	*

Judy C. Lewent	32,929	*

Gregory K. Mondre	70	*

Joseph M. Tucci	1,440	*

All directors, director nominees and current executive officers as a group (15 persons)	2,515,893	1.50%

*	Less than 1% of the Company’s outstanding Common Stock
(1)

Mr. Brown has shared voting and investment power over 209,279 shares included under “Shares of Common Stock Beneficially Owned”. He disclaims beneficial ownership over 128,279 shares held in trusts of which his wife is trustee, 78,780 shares held in a trust of which his son is trustee and 2,220 shares held by his wife.

(2)

Mr.Hacker, the Company’s former Executive Vice President, General Counsel and Chief Administrative Officer, retired from his position effective February 1, 2023, and will retire from the Company effective December 31, 2023. Security ownership is as of February 1, 2023.

(3)

For our NEOs and other executive officers, represents (i) shares subject to stock options that are or become exercisable within 60 days of March 14, 2023, (ii) shares underlying restricted stock units (“RSUs”) that are scheduled to vest within 60 days of March 14, 2023, (iii) stock units that are deemed to be beneficially owned as of March 14, 2023, and (iv) shares of Common Stock held, each as follows:

Name	Stock Options	RSUs	Stock Units	Common Stock	Total
Gregory Q. Brown	1,613,684	0	37,125	418,931	2,069,740
Jason J. Winkler	33,001	0	0	7,883	40,884
John P. Molloy	134,098	0	0	33,981	168,079
Mark S. Hacker	22,751	0	0	5,180	27,931
Mahesh Saptharishi	54,602	353	0	10,512	65,114
All executive officers as a group, other than the NEOs listed above (4 individuals)	106,247	120	0	28,016	134,263

88	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

(4)

For our non-employee directors, does not include DSUs. The table below shows DSUs (including additional DSUs credited as a result of dividend equivalents earned with respect to the DSUs) held separately, and in total with beneficially owned stock, as of March 14, 2023 by each non-employee director as follows:

Name	Deferred Stock Units	Shares of Common Stock Beneficially Owned	Total
Kenneth D. Denman	4,938	3,374	8,312
Egon P. Durban	19,758	0	19,758
Dr. Ayanna M. Howard	1,186	0	1,186
Clayton M. Jones	14,225	0	14,225
Judy C. Lewent	5,565	32,929	38,494
Gregory K. Mondre	20,093	70	20,163
Joseph M. Tucci	9,331	1,440	10,771

Principal Shareholders

The following table sets forth information as of March 14, 2023 with respect to any person who is known to be the beneficial owner of more than 5% of Common Stock.

Name and Address	Number of Shares of Motorola Solutions, Inc. and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	15,537,336 shares of Common Stock	(2)	9.27%
Capital World Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	13,901,205 shares of Common Stock	(3)	8.29%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,108,198 shares of Common Stock	(4)	12.00%

(1)

The percentage calculations set forth above are based on 167,512,513 shares of Common Stock outstanding as of March 14, 2023 rather than the percentages set forth on various shareholders’ Schedule 13G filings.

(2)

Solely based on information in a Schedule 13G filed with the SEC on January 24, 2023 by BlackRock, Inc. The Schedule 13G indicates that as of December 31, 2022, BlackRock, Inc., as the parent holding company, was the beneficial owner with sole voting power as to 14,257,500 shares, sole dispositive power as to 15,537,336 shares and no shared voting or dispositive power over any shares.

(3)

Solely based on information in a Schedule 13G/A Amendment No. 1 filed with the SEC on February 13, 2023 by Capital World Investors. The Schedule 13G/A indicates that as of December 30, 2022, Capital World Investors was the beneficial owner with sole voting power as to 13,874,375 shares, sole dispositive power as to 13,901,205 shares and no shared voting or dispositive power over any shares.

(4)

Solely based on information in a Schedule 13G/A Amendment No. 8 filed with the SEC on February 9, 2023 by The Vanguard Group. The Schedule 13G/A indicates that as of December 30, 2022, The Vanguard Group was the beneficial owner with shared voting power as to 232,765 shares, sole dispositive power as to 19,424,869 shares, shared dispositive power as to 683,329 shares and no sole voting power over any shares.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	89

USER’S GUIDE

All shareholders may view and print this Proxy Statement and the 2022 Annual Report at the Company’s website at www.motorolasolutions.com/annualreports. The information contained on Motorola Solutions’ website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the SEC.

VIRTUAL ANNUAL MEETING PHILOSOPHY

This year our Annual Meeting will be a completely virtual meeting conducted via live audio webcast; there will be no physical meeting location. We have held our annual meeting of shareholders as a virtual meeting since the 2020 annual meeting of shareholders. Our Board has chosen to continue holding this year’s Annual Meeting virtually because it believes that the virtual format provides the opportunity for participation by a broad group of shareholders, while reducing the costs and environmental impacts associated with planning, holding and arranging logistics for an in-person meeting. This balance allows the Annual Meeting to remain focused on matters directly relevant to the interests of shareholders in an efficient way. In future years, the Company will continue to evaluate holding virtual versus in-person annual meetings of shareholders.

Our Board intends that the virtual meeting format provides shareholders a level of transparency comparable to traditional in-person meetings and takes the following steps to ensure such an experience:

•	Providing shareholders with the ability to submit appropriate questions real-time via the meeting website;

•	Answering as many questions submitted in accordance with the Rules of Conduct as possible in the time allotted for the meeting without discrimination;

•	Posting a webcast replay of the full Annual Meeting on our Investor Relations website for at least one year after the meeting; and

•	Offering separate engagement opportunities with shareholders as described in the “Shareholder Engagement” section on page 24 of this Proxy Statement.

INSTRUCTIONS FOR VIRTUAL ANNUAL MEETING

To participate in the virtual meeting if you are a shareholder of record, visit www.virtualshareholdermeeting.com/MSI2023 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card (if you receive a printed copy of the proxy materials), as well as your full name and email address. If your shares are held in “street name,” you will need to contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the online meeting. You may begin to log into the meeting platform beginning at 9:15 a.m. Central Time on May 16, 2023. The meeting will begin promptly at 9:30 a.m. Central Time on May 16, 2023.

The virtual meeting platform is fully supported across browsers (Google Chrome, Safari, MS Edge, Mozilla Firefox) and desktop, laptop, tablet and mobile devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/MSI2023 and follow the instructions under “Ask a Question.” In order to submit a question during the meeting, you will be required to provide your 16-digit control number, name, and email address. More detailed guidelines for submitting questions during the meeting will also be available at www.virtualshareholdermeeting.com/MSI2023.

Our question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on our investor relations website prior to the date of the Annual Meeting, and will include certain procedural requirements, such as limiting repetitive or follow-up questions and limiting the number of questions asked by each individual shareholder, so that more shareholders will have an opportunity to ask questions. Questions pertinent to meeting matters will be answered during the question and answer session, subject to time constraints described in the Rules of Conduct. Questions not pertinent to meeting matters, such as those regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, will not be answered during the Annual Meeting.

If you encounter any technical difficulties accessing the virtual meeting during the check-in process at the meeting time, please dial the phone numbers displayed on the virtual meeting website on the meeting date. Technical support will be available starting at 9:15 a.m. Central Time on May 16, 2023 and will remain available through the end of the meeting.

Although the ability to vote and ask questions at the Annual Meeting will be available only to shareholders at the time of the meeting, guests will be able to view the Annual Meeting live by visiting www.virtualshareholdermeeting.com/MSI2023 and entering the designated guest portal. Additionally, following completion of the Annual Meeting, a webcast replay of the full Annual Meeting will be posted on our Investor Relations website at www.motorolasolutions.com/investors.html and remain there for at least one year.

90	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

VOTING MATTERS

Shareholders of Record and “Street Name” Holders

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s transfer agent, you are considered the shareholder of record, or a registered holder, with respect to those shares. If your shares are held in a brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares.

Shareholders Entitled to Vote at the Annual Meeting & Voting at the Annual Meeting as a Beneficial Owner

Only shareholders of record at the close of business on March 17, 2023 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. At the Annual Meeting, each share of Common Stock owned as of the close of business on the record date is entitled to one vote. On the record date, there were 167,467,027 shares outstanding of Common Stock. The Common Stock is the only class of voting securities of the Company.

If you are a beneficial owner of shares held in “street name” by a bank, broker, or other nominee, your bank, broker or nominee is considered the shareholder of record of those shares. As described above, beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a shareholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your bank’s, broker’s or other nominee’s procedures for obtaining a legal proxy.

In order to vote shares at the Annual Meeting, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/MSI2023. If your shares are held directly in your own name, you will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If your shares are held in “street name,” you will need to contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the online meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

A list of shareholders entitled to vote at the meeting will be available for examination no later than the tenth day before the virtual Annual Meeting at our principal place of business (during usual business hours) by contacting www.motorolasolutions.com/investors.html. The registrar and transfer agent is EQ Shareowner Services. The Company’s stock symbol is MSI.

Voting Without Attending the Annual Meeting

There are three convenient methods for registered shareholders to direct their vote by proxy without attending the Annual Meeting. Even if you plan to attend and participate in the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting. Such shareholders can:

•

Vote by Internet. The website address for internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the internet. You can use the internet to transmit your voting instructions until 11:59 P.M. Eastern Time on Monday, May 15, 2023. Internet voting is available 24 hours a day. If you vote via the internet, you do NOT need to vote by telephone or return a proxy card.

•

Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your proxy card, if you received a printed copy of the proxy card, or by reviewing the Notice, which explains how to access your proxy card that contains such telephone number. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone until 11:59 P.M. Eastern Time on Monday, May 15, 2023. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the internet or return a proxy card.

•

Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating, signing, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If your shares are held in “street name,” meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

Your Proxy at the Annual Meeting

If you are a shareholder of record and do not vote at the Annual Meeting, but have voted your shares by internet, telephone, or mail, you have authorized certain members of Motorola Solutions’ senior management designated by our Board and named in your proxy to represent you and to vote your shares as instructed. All shares that have been properly voted–whether by internet, telephone or mail–and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions with respect to one or more items, the shares represented by that proxy will be voted as recommended by our Board with respect to those items as described below. For

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	91

information regarding how shares held in “street name” will be voted if you do not provide voting instructions to your broker, bank or other nominee, see “Holding Shares in ‘Street Name’ in the Name of a Bank, Broker or Other Nominee.”

Proposal		The Board Recommended Vote
Proposal 1 –	Election of Eight Director Nominees Named in this Proxy Statement for a One-Year Term	FOR
Proposal 2 –	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2023	FOR
Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	FOR
Proposal 4 –	Advisory Approval of the Frequency of the Advisory Vote to Approve the Company’s Executive Compensation	1 YEAR

Holding Shares in “Street Name” in the Name of a Bank, Broker or Other Nominee

If you are the beneficial owner of shares held in “street name” by a broker, bank, or other nominee, such nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by internet or telephone. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to “routine” items, but will not be permitted to vote the shares with respect to “non-routine” items (resulting in a “broker non-vote”). The ratification of the appointment of PricewaterhouseCoopers LLP is the only “routine” item. The election of directors, the advisory approval of the Company’s executive compensation and the advisory approval of the frequency of the advisory vote to approve the Company’s executive compensation are “non-routine” items.

Changing Your Vote

Registered shareholders can revoke their proxy and change their vote at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by internet, telephone or mail in accordance with the instructions in the Notice or the proxy card;

•	Delivering timely written notice of revocation to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661, at any time before the close of voting at the Annual Meeting; or

•	Attending the Annual Meeting and electronically voting.

If your shares are held in “street name,” you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

Votes Required to Conduct Business at the Annual Meeting and Approve Proposals

In order for business to be conducted at the virtual Annual Meeting, a quorum must be present, which, under our Bylaws, is a majority of the shares entitled to vote represented in person or by proxy. Abstentions and broker non-votes are included in determining whether a quorum is present. Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote for Proposal 1. Abstentions will have the same effect as a vote “Against” Proposals 2, 3 and 4, although broker non-votes will have no effect on the outcome of Proposals 3 and 4.

Proposal		Affirmative Vote Required	Broker Discretionary Voting Allowed

Proposal 1 –	Election of Eight Director Nominees Named in this Proxy Statement for a One-Year Term	Majority of the shares cast, which means more “For” votes than “Against” votes cast at the Annual Meeting or by proxy (for non-contested election); abstentions will have no effect	No

Proposal 2 –	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2023	Majority of shares represented at the meeting and entitled to vote; abstentions will count as votes “Against”	Yes

Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	Majority of shares represented at the meeting and entitled to vote; abstentions will count as votes “Against”	No

Proposal 4 –	Advisory Approval of the Frequency of the Advisory Vote to Approve the Company’s Executive Compensation

Majority of shares represented at the meeting and entitled to vote (the Board expects to be guided by the voting option that receives the greatest number of votes, even if that alternative does not receive a majority vote; abstentions will count as votes “Against” each alternative)

No

With respect to Proposals 1, 2 and 3 you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to Proposal 4, you may vote for a frequency of future advisory “say-on-pay” votes of every “1 year,” “2 years,” or “3 years,” or you may “abstain” from voting on this proposal.

92	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

With respect to Proposal 1, our Bylaws state that if a nominee for director who was in office prior to the Annual Meeting is not elected in an uncontested election, the director must tender his or her resignation from the Board. Thereafter, the Governance and Nominating Committee (or such other committee designated by the Board) will make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action. The Board will act on the recommendation of the Governance and Nominating Committee and publicly disclose its decision and its rationale within 90 days from the date the election results are certified.

Notice of Internet Availability

The SEC has adopted rules for the electronic distribution of proxy materials. We have elected to provide our shareholders access to our proxy materials and 2022 Annual Report on the internet instead of sending a full set of printed proxy materials to all of our shareholders. This enables us to reduce costs and lessen the environmental impact of our Annual Meeting by distributing a Notice. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the Notice. The Notice instructs you on how to access and review all of the information contained in the 2023 Proxy Statement and 2022 Annual Report. The Notice also instructs you on how you may submit your proxy over the internet or by telephone.

The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2022 Annual Report, is being mailed to shareholders on or about March 30, 2023.

Other Matters at the Annual Meeting

If any other matters are properly presented at the Annual Meeting for consideration, and if you have voted your shares by internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those other matters for you. As of the date we filed this Proxy Statement, our Board did not know of any other matter to be raised at the Annual Meeting.

Voting Results

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	93

IMPORTANT DATES FOR THE 2024 ANNUAL MEETING

Recommending a Director Candidate to the Governance and Nominating Committee

The Governance and Nominating Committee will consider a candidate for director proposed by a shareholder as described below and in the section titled “Director Nominating Process” on page 18 of this Proxy Statement. A candidate must be highly qualified and be both willing and expressly interested in serving on our Board. A shareholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications in writing to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. Our Secretary will forward all recommendations received to the Chair of our Governance and Nominating Committee for discussion and consideration.

Shareholders may also directly nominate candidates to serve on our Board through our advance notice and proxy access provisions in our Bylaws, as described below. Candidates recommended by shareholders that comply with the procedures set forth in our Bylaws will receive the same consideration that candidates recommended by the Governance and Nominating Committee and management receive.

Shareholder Proposals for Inclusion in the Proxy Statement for the 2024 Annual Meeting of Shareholders

If a shareholder wishes to have a proposal formally considered at our 2024 Annual Meeting of Shareholders and have it included in our proxy materials for that meeting, the proposal must be received by the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 no later than December 1, 2023 (or, if the date of the 2024 Annual Meeting of Shareholders is moved by more than 30 days from the anniversary of the Annual Meeting (i.e., an anniversary date of May 16, 2024), the deadline will be a reasonable time before we begin to print and send our proxy materials, which date we will announce separately), and must comply with the requirements of Rule 14a-8 under the Exchange Act. We are not obligated to include any shareholder proposal in our proxy materials for the 2024 Annual Meeting of Shareholders if the proposal is received after that time.

Director Nominations for Inclusion in the Proxy Statement for the 2024 Annual Meeting of Shareholders

Our Bylaws allow an eligible shareholder, or a group of up to 20 eligible shareholders, owning at least three percent of our outstanding shares of Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on our Board that the common shareholders are entitled to elect, provided that the shareholder nominee, nominating shareholder and nomination process meet certain requirements outlined in Article III, Section 17 of our Bylaws, including that timely notice of such director nomination is provided. To be timely for the 2024 Annual Meeting of Shareholders, such written notice should be addressed and delivered to the Secretary, Motorola Solutions, Inc. at 500 West Monroe Street, Chicago, IL 60661. The notice of nomination must be received by our Secretary at the address above no earlier than the date that is 120 days prior to the date of the 2024 Annual Meeting of Shareholders and no later than January 30, 2024. If, however, the date of the 2024 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the anniversary of the Annual Meeting (i.e., an anniversary date of May 16, 2024), other than as a result of adjournment, then we must receive such notice no earlier than the 120th day prior to the date of the 2024 Annual Meeting of Shareholders and no later than 5:00 pm Central Time on the later of the 60th day prior to the 2024 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Shareholders is first made.

As an illustrative example only of the notice deadlines described in the immediately preceding paragraph, if the 2024 Annual Meeting of Shareholders is held on May 16, 2024, then the deadlines would be as follows:

Hypothetical Meeting Date for 2024 Annual Meeting of Shareholders	Notice of Nomination Must be Received No Earlier Than:	Notice of Nomination Must be Received No Later Than:
May 16, 2024	January 17, 2024	January 30, 2024

As a second illustrative example only of the notice deadlines described above, if the 2024 Annual Meeting of Shareholders is held on June 18, 2024, then the deadlines would be as follows:

Hypothetical Meeting Date for 2024 Annual Meeting of Shareholders	Notice of Nomination Must be Received No Earlier Than:	Notice of Nomination Must be Received No Later than 5 PM Central Time on:
June 18, 2024	February 19, 2024	The later of April 19, 2024 or the 10th day after which public announcement of the date of the 2024 Annual Meeting of Shareholders is first made

94	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

Director Nominations or Shareholder Proposals for Presentation at the 2024 Annual Meeting of Shareholders

A shareholder wishing to submit a director nomination that is not intended for inclusion in our proxy materials for the 2024 Annual Meeting of Shareholders, or wishing to present a proposal at the 2024 Annual Meeting of Shareholders but not have it included in our proxy materials for the meeting, may do so in accordance with the advance notice procedures described in Article III, Section 13 of our Bylaws. Under the advance notice procedures in our Bylaws, such shareholder is required to give written notice addressed and delivered to the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. The notice of nomination or proposal must be received by our Secretary at the address above no earlier than the date that is 120 days prior to the date of the 2024 Annual Meeting of Shareholders and no later than January 30, 2024. If, however, the date of the 2024 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the anniversary of the Annual Meeting (i.e., an anniversary date of May 16, 2024), other than as a result of adjournment, then we must receive such notice no earlier than the 120th day prior to the date of the 2024 Annual Meeting of Shareholders and no later than 5:00 pm Central Time on the later of the 60th day prior to the 2024 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Shareholders is first made. Refer to “Director Nominations for Inclusion in the Proxy Statement for the 2024 Annual Meeting of Shareholders” above for two illustrative examples of the notice deadlines described herein.

The notice of nomination is required to contain certain information about both the director nominee and the nominating shareholder as set forth in Article III, Section 13 of our Bylaws, and the notice of proposal is required to include the specified information concerning the shareholder and the proposal as set forth in our Bylaws. A nomination or proposal that does not comply with the requirements set forth in our Bylaws will not be considered.

Director Nominations for the 2024 Annual Meeting of Shareholders Pursuant to the SEC’s New Universal Proxy Rules

Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a 9 under the Exchange Act must provide written notice that sets forth the information required by our Bylaws and Rule 14a 9, which notice must be delivered to the Secretary of the Company within the applicable timeframes set forth in the advance notice procedures of our Bylaws described above.

Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement	95

OTHER MATTERS

Our Board knows of no other business to be transacted at the Annual Meeting, but if any other matters do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements generally include words such as “believes,” “expects,” “intends,” “aims,” “estimates,” “goal,” “target,” “may” and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those indicated or anticipated. Such forward-looking statements include, but are not limited to, any statements regarding: plans, strategies and objectives of management for future operations; expectations or beliefs regarding the Company; expectations regarding the completion of certain strategic transactions by other companies; sustainability goals and the Company’s expectations regarding publications of the corporate responsibility report and other ESG-related assessments; and considerations for holding the Annual Meeting in a virtual format. Risks, uncertainties and other factors are described in our Annual Report on Form 10-K for the year ended December 31, 2022 and elsewhere in other documents we may file or furnish with the SEC. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Except to the extent required by law, we do not undertake, and we expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this Proxy Statement.

Forward-looking and other statements in this Proxy Statement may also address our corporate responsibility progress, plans, and goals (including environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained Alliance Advisors, LLC to aid in soliciting proxies for a fee estimated not to exceed $25,000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

“Householding” of Proxy Materials

We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those shareholders that received a paper copy of proxy materials in the mail, one copy of our 2022 Annual Report and this Proxy Statement, to multiple shareholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure potentially provides extra convenience for shareholders and allows us to save money by reducing the number of documents we must print and mail, and helps us to reduce our environmental impact. If you are a shareholder that participates in householding and would like to revoke your householding consent, or if you are a shareholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling 1-800-579-1639 or emailing: sendmaterial@proxyvote.com, or write us at Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. If you revoke your householding consent, you will be removed from the householding program and separate copies of the relevant proxy materials will promptly be delivered to you.

A number of brokerage firms have also instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

96	Motorola Solutions Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

MOTOROLA SOLUTIONS, INC. 500 WEST MONROE STREET CHICAGO, IL 60661	Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, May 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSI2023

You may participate in the meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the Meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Monday, May 15, 2023. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Notice, Annual Report and Proxy Statement at www.ProxyVote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97786-P87707                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOTOROLA SOLUTIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL NOMINEES LISTED BELOW:
1.	Election of Eight Director Nominees for a One-Year Term		For	Against	Abstain
	1a. Gregory Q. Brown		☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:			For	Against	Abstain

	1b. Kenneth D. Denman		☐	☐	☐	2. Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2023.			☐	☐	☐
	1c. Egon P. Durban		☐	☐	☐	3. Advisory Approval of the Company’s Executive Compensation.			☐	☐	☐

	1d. Ayanna M. Howard		☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 1 YEAR ON THE FOLLOWING PROPOSAL:		1 Year	2 Years	3 Years	Abstain
	1e. Clayton M. Jones		☐	☐	☐	4. Advisory Approval of the Frequency of the Advisory Vote to Approve the Company’s Executive Compensation.		☐	☐	☐	☐
	1f. Judy C. Lewent		☐	☐	☐

	1g. Gregory K. Mondre		☐	☐	☐

	1h. Joseph M. Tucci		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.ProxyVote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D97787-P87707

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Virtual Annual Meeting of Shareholders, to be held on Tuesday, May 16, 2023 at 9:30 a.m. Central Time

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Gregory Q. Brown, Jason J. Winkler, James A. Niewiara, Kristin L. Kruska, and Katherine A. Maher, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola Solutions, Inc. which the shareholder(s) would be entitled to vote, at the Virtual Annual Meeting of Shareholders of Motorola Solutions, Inc. to be held on Tuesday, May 16, 2023 at 9:30 a.m. Central Time virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/MSI2023, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE

INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER PROPOSAL 1,

FOR PROPOSAL 2, FOR PROPOSAL 3, AND 1 YEAR ON PROPOSAL 4.

IMPORTANT - Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

Continued and to be signed on the reverse side.